As filed with the Securities and Exchange Commission on July 3, 2024

Registration No. 333-280340

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aureus Greenway Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	7997	99-0418678
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2995 Remington Boulevard

Kissimmee, Florida 34744

Tel: (407) 344 4004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC

701 S. Carson Street, Ste. 200

Carson City, NV 89701

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Fl. New York, NY 10017 Tel: 212-588-0022	Benjamin Tan, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Fl. New York, NY 10036 Telephone: (212) 930 9700

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We and the Selling Stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 3, 2024

AUREUS GREENWAY HOLDINGS INC.

3,000,000 Shares of Common stock being offered by the Company

750,000 Shares of Common Stock being offered by the Selling Stockholders

This is an initial public offering of Aureus Greenway Holdings Inc, a Nevada corporation (the “Company”) on a firm commitment basis of 3,000,000 shares of our common stock, par value $0.001 per share and an additional 750,000 shares of our common stock, par value $0.001 per share held by certain Selling Stockholders . We will not receive any proceeds from the sale of common stock by the Selling Stockholders. We expect the initial public offering price to be in the range of $4.00 to $6.00 per share.

The shares of common stock offered in this prospectus are shares of Aureus Greenway Holdings Inc., a Nevada holding company, which has no material operations of its own and conducts substantially all of its operations through its operating entities in the United States. For a description of our corporate structure, see “Corporate History and Structure” beginning on page 64. Our corporate structure involves unique risks to investors. See “Risk Factors – Risks Related to Our Corporate Structure”.

 Prior to this offering, there has been no public market for our common stock. We have reserved the symbol “AGH” for purposes of listing our common stock on the Nasdaq Capital Market (“Nasdaq”) and have applied to list our common stock on the Nasdaq. At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditional upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

As of the date of this prospectus, the Company is authorized to issue 500,000,000 shares of capital stock, consisting of 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001. 20,000,000 shares of our preferred stock are designated into shares of series A preferred stock (the “Series A Preferred Stock”). Each share of our common stock is entitled to one vote, and each share of Series A Preferred Stock is entitled to twenty (20) votes on any matter on which action of the stockholders of the corporation is sought, respectively. Shares of our Series A Preferred Stock vote together with shares of our common stock. Shares of our common stock and Series A Preferred Stock are not convertible into each other. Holders of Series A Preferred Stock are not entitled to receive dividends.

Additionally, we are, and following the completion of this offering, will continue to be a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). This “controlled company” status is due to the fact that Ace Champion Investments Limited, Trendy View Assets Management, and Chrome Fields Asset Management LLC, each of which are controlled in part by Mr. S. Cheung our designated executive director, Mr. Y. C. Cheung and Ms. C. Lee, and Mr. C. P. Cheung our executive director, respectively beneficially own Series A Preferred Stock and common stock of the Company and will each be able to exercise 49.2%, 9.6%, and 39.4% of our voting power and will be able to determine all matters requiring approval by our stockholders, immediately after the consummation of this offering, assuming the sale of 3,000,000 and 750,000 shares of common stock by us and the Selling Stockholders respectively, and no exercise of the underwriter’s over-allotment option under this offering. For further information, see “Principal and Selling Stockholders.” We do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. However, our decision not to rely on the “controlled company” exemption could change. See “Risk Factors” and “Management — Controlled Company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying our common stock.

	Per Share	Total
Initial public offering price (1)	$4.00	$15,000,000	(4)
Underwriting discount (7.0%) (2)	$0.28	$1,050,000
Proceeds to us, before expenses (3)	$3.72	$11,160,000
Proceeds to the Selling Stockholders, before expenses (3)	$3.72	$2,790,000

(1)	Assuming the public offering price is $4.00, which is the bottom of the estimated initial public offering price range set forth on the cover page of this prospectus. The table above assumes the underwriter does not exercise its over-allotment option. For more information, see the section entitled “Underwriting—Over-allotment Option” in this prospectus.

(2)	We have agreed to pay the underwriter a fee equal to 7.0% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriter. For a description of the other compensation to be received by the underwriter, see “Underwriting” See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.

(3)	The total estimated fees and expenses related to this offering are set forth in the section entitled “Underwriting–- Discounts and Expenses”.

(4)	Includes $12,000,000 gross proceeds from the sale of 3,000,000 shares of common stock offered by our Company and $3,000,000 gross proceeds from the sale of 750,000 shares of our common stock offered by the Selling Stockholders.

The underwriter is selling the shares of common stock in this offering on a firm-commitment basis. We have granted a 45-day option to the underwriter to purchase up to additional 450,000 shares to cover over-allotments. This prospectus also relates to the sale of an aggregate of 750,000 shares of our common stock by the Selling Stockholders named in this prospectus.

If we complete this offering, net proceeds will be delivered to us and the Selling Stockholders on the closing date. The underwriter expects to deliver the shares of our common stock against payment as set forth under the section entitled “Underwriting” on or about [●], 2024.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

REVERE SECURITIES, LLC

Prospectus dated [●], 2024

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We are responsible for the information contained in this prospectus We, the Selling Stockholder, and the underwriter have not authorized anyone to provide you any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses that may be prepared by us or on our behalf or to which we have referred you to. Neither we, nor the Selling Stockholder, take any responsibility for and cannot provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We and the Selling Stockholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any of our shares of common stock. It may be the case that our business, financial condition, results of operations, and prospects may have changed since that date.

For Investors Outside the United States: The underwriter is offering to sell, and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. Neither we, the Selling Stockholder nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Until and including [●], 2024 (25 days after the date of this prospectus), all dealers that buy, sell or trade our shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS

Basis of Presentation

In connection with the consummation of this offering, we have effected certain reorganizational transactions, which we refer to collectively as the “Reorganization Transactions.” Unless otherwise stated or the context otherwise requires, all information in this prospectus reflects the consummation of the Reorganization Transactions and the consummation of this offering. See “Corporate History and Structure” in this prospectus for a description of the Reorganization Transactions and a diagram depicting our organizational structure after giving effect to the Reorganization Transactions and the consummation of this offering.

As a result of the Reorganization Transactions, we are a holding company that owns 100% of the equity interest in Pine Ridge. Pine Ridge holds the entire issued common stock of Chrome I and Chrome II which in turn holds the entire issued common stock of FSC I and FSC II respectively. Pine Ridge is considered the predecessor of Aureus Greenway Holdings Inc. for accounting purposes, and its historical consolidated financial statements are our historical consolidated financial statements.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus that may be filed with the U.S. Securities and Exchange Commission (the “SEC”). We and the underwriter have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources we believe to be reliable, although we do not guarantee the accuracy or completeness of such information. We believe these industry publications and third-party research, surveys and studies are reliable, however you are cautioned not to give undue weight to the information contained or cited therein.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option.

Numerical figures included in this prospectus may have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

This prospectus may contain additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

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CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

“Association” refers to the Kissimmee Bay Community Association, Inc. a not-for-profit corporation homeowners association;

“Aureus Greenway” “our business”, “our Company”, “Company”, “we”, “us”, “our” and “Group” refers to Aureus Greenway Holdings Inc., a corporation incorporated under the laws of the State of Nevada and, unless the context requires otherwise, its subsidiaries;

“BVI” refers to the British Virgin Islands;

“CCR” refers to the master declaration of covenants, conditions, restrictions, easements, and reservations of the Kissimmee Bay Community Association;

“Chrome I” refers to Chrome Fields I, a corporation formed in the State of Delaware and an indirect wholly-owned subsidiary of the Company;

“Chrome II” refers to Chrome Fields II, a corporation formed in the State of Delaware and an indirect wholly-owned subsidiary of the Company;

“FSC I” refers to FSC Clearwater LLC, a limited liability company formed in the State of Florida and an indirect wholly-owned subsidiary of the Company;

“FSC II” refers to FSC Clearwater II LLC, a limited liability company formed in the State of Florida and an indirect wholly-owned subsidiary of the Company;

“Kissimmee Bay” refers to Kissimmee Bay Country Club in Florida and which is owned by FSC I;

“Mr. C. P. Cheung” refers to Mr. ChiPing Cheung, our executive director, Chief Executive Officer and stockholder indirectly holding 31.4% of our listed common stock and 40% of our class A preferred stock after this offering and the brother of Mr. S. Cheung and the son of Mr. Y. C. Cheung and Ms. C. Lee;

“Mr. S. Cheung” refers to Mr. Stephen Ching Ping Cheung, our designated executive director, Executive Chairman and stockholder indirectly holding 38.1% of our issued common stock and 50% of our class A preferred stock after this offering and the brother of Mr. C. P. Cheung and the son of Mr. Y. C. Cheung and Ms. C. Lee;

“Mr. Y. C. Cheung” refers to Mr. Yick Chung Cheung, a stockholder indirectly holding 3.5% of our issued common stock and 10% of our class A preferred stock after this offering, the father of Mr. C. P. Cheung and Mr. S. Cheung;

“Ms. C. Lee” refers to Ms. Chan Lee, a stockholder indirectly holding 9.6% of our issued common stock and 10% of our class A preferred stock after this offering, the mother of Mr. C. P. Cheung and Mr. S. Cheung;

“Pine Ridge” refers to Pine Ridge Group Limited, a company formed in the BVI on May 3, 2013, a direct wholly-owned subsidiary of the Company;

“Remington” refers to Remington Golf Club in Florida and which is owned by FSC II;

“Selling Stockholders” refers to Trendy View Assets Management, a company formed under the laws of the BVI which owns 10% of our outstanding common stock prior to this offering and Ace Champion Investments Limited, a company formed under the laws of the BVI which owns 50% of our outstanding common stock prior to this offering; and

“U.S. dollars,” “$,” and “dollars” refers to the legal currency of the United States.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our common stock, discussed under “Risk Factors,” before deciding whether to buy our common stock.

Business Overview

We own and operate two public golf country clubs in Florida that each features a golf-club, consisting of over 289 acres of multi-service recreational property. Our golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfer. We believe our golf country clubs are a serene combination of approachable golf and nature that are designed to appeal to local residents and tourists alike. The property underlying both of our golf country clubs and the owner of that property are part of and subject to the Association, a not-for-profit corporation homeowners association. Leveraging our two golf country clubs, we plan to (i) continue to develop customer loyalty and capture a greater share of the golf-players who live in,. or visit the greater Orlando region and (ii) increase our revenue from the operation of our golf country clubs. We believe the quality of our golf-courses and the amenities we offer will continue to enhance our ability to attract and retain golf-players across a number of demographic groups and skill levels

Each of our golf country clubs is organized into four principal business sectors: (i) golf recreation, retail golf products, and equipment and facilities rental, (ii) membership dues, (iii) food and beverage services. and (iv) ancillary services and amenities. Each of the golf-courses featured at our golf country clubs present a different set of physical and strategic challenges depending on the layout and where we place the position of a ball-hole and flagstick on a green from time to time during the golf-season. We believe this variation helps to create an enjoyable experience for our customers, no matter how many times they have visited our golf-courses before.

We acquired both of our golf country clubs in 2014, and since then, our management team has grown alongside the business. Similarly, our revenue has increased steadily during the last five years due to efforts from our greens superintendent as well as the executive management team. We believe recent capital improvements at both golf country clubs will help the facilities and our golf-courses progressively grow in stature and reputation in order to keep up to date with future infrastructure needs that can meet future demand and structural wherewithal. As a result of these upgrades and our management’s plans for growth, we believe they have gained valuable experience and are well-equipped to take on additional assets and continue to enhance the performance of both golf country clubs since our initial acquisition in 2014.

Our Business Model

We are the manager and operator of golf country clubs just south of Orlando, Florida. We believe that our golf country clubs are designed to appeal to a wide-ranging population that attracts customers across a number of local and tourism-driven demographic groups. We believe the combination of our geographic location and approachable golf-courses allow us to capture a greater share of a broad base of customers’ discretionary leisure spending. We believe our golf country clubs are designed to provide customers with lush and serene backdrops where they can enjoy leisure and social activities.

Both of our golf-courses are conveniently located just south of Orlando, Florida and both Remington and Kissimmee Bay are an approximate 23-minute drive to popular attractions such as Walt Disney World Resort. Similarly, both our golf-courses are easily accessible via major highways and in close proximity to Orlando International Airport. According to Frost & Sullivan Limited, who we commissioned in December 2023 to produce the “The Golf Country Clubs Market Research Report” that covers and analyzes the golf club industry for a period of 2018-2022 (the “Frost & Sullivan Report”), Orlando, Florida is one of the most visited cities in the world for leisure travelers with domestic and international visitors combined rising from 111.8 million in 2018 to 137.4 million in 2022.

Our Operational and Competitive Strengths

Accessible and Convenient Locations. Kissimmee Bay and Remington are located near Orlando, which we believe is one of Florida’s major cities known for its tourist attractions and populations, commerce, and densely populated residential areas. Because our golf country clubs are close to Orlando and major theme parks nearby, we believe both golf country clubs are in a better position to attract both local residents and tourists visiting the city than other golf country clubs located far beyond city-centers.

Aesthetically Appealing Grounds. We believe both of our golf country clubs boast natural beauty due to their intentional design near and around bodies of waters and inclusion of mature trees. We believe that these aesthetic design considerations contribute to the allure of both of our golf-courses due to their scenic backdrops. Ultimately, we believe that if customers enjoy their surroundings while playing a round of golf, it will enhance their golfing experience and encourage future visits. In fact, Remington was built in the mid-1990s and designed by the Clifton, Ezell & Clifton Golf Design Group. We have uniquely designed both golf-courses with their own features such as abundant water, generous landing areas and scenic landscaping. For instance, Remmington uses a layout cut from an oak forest which makes its 6,830-yard, par-71 length not as long as some of the newer golf-courses.

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Ownership and Control of Golf- and Country-Clubs. As the fee simple real estate owner of our golf country clubs, we believe that we have an advantage over other competing golf country clubs that do not own the land they operate on. Because we own the land we operate on outright, we retain the ability to maximize the value of our golf country clubs and business. Because we own the real estate underlying our golf country clubs, over the years we have been able to implement capital plans that inure to our benefit and generate positive returns on our investments without sacrificing equity in the underlying property.

Membership and in Public Golf-course Revenue Streams. As of March 31, 2024 we have a combined 100 members at both Kissimmee Bay and Remington. For the fiscal year ended December 31, 2022 and 2023, membership dues totaled $230,874 and $168,723, representing 7.67% and 4.75% of our total revenues, respectively. Unlike traditional membership clubs, our members pay an annual golf membership fee and enjoy unlimited golf. A significant portion of our members are residents of the Kissimmee Bay community, which is comprised of 297 households, with approximately 20% of those residents being club members. Because many of our club members live so close to our facilities, we believe our golf country clubs are an integral part of many of our members’ lives which has resulted in a high membership retention rate. Aside from individual member play, we organize a member-only league at Kissimmee Bay, which hosts several matches throughout each week.

Hosting large golf leagues, outings and tournaments. We host weekly golf leagues at both of our golf country clubs, and annually accommodate dozens of small privately sponsored or hosted outings and large private tournaments, especially during our off-season. We charge each golfer participating in each of the leagues, outings, and tournaments that we host which plays a significant role in generating year-round revenue for our golf country clubs. Pricing for sponsoring outings, and tournaments is variable, with rates subject to the golf season each outing, or tournament is hosted in. To that end, we charge higher prices during peak seasons, and lower prices during low season. However, we often provide tournament discounts to our regular league participants who play at our golf country clubs year-round or return for tournaments on an annual basis, fostering long-term relationships with our clients. To maintain the quality of our services and avoid unnecessary interruption of free play, we typically avoid scheduling tournaments during peak season unless the tournament our outing host or sponsor is willing to pay a more premium price.

Committed Management Team and Specialized Consultancy Services. Our management team, led by Mr. S. Cheung our designated Executive Chairman, Mr. C. P. Cheung our Chief Executive Officer, and Mr. Austin St. John our director of golf, brings a wealth of management experience. We believe this experience has been demonstrated through our management’s commitment to excellence and its vital role in driving the Company’s growth since acquiring our golf country clubs in 2014. To bolster the management of our golf country clubs we have engaged SSS Down to Earth, LLC (“DTE”) an independently contracted country club consultancy and golf maintenance company.

Our Growth Strategies

We plan to continue to promote, market, manage and operate our golf country clubs with the intent to (i) attract and retain customers across a number of demographic groups to further develop customer loyalty and capture a greater share of customers in the greater Orlando Florida region and (ii) increase revenue from managing and operating our golf country clubs.

Club Renovation

Over fiscal years 2014 through 2022, we invested certain of our total revenues in our golf country clubs to maintain existing facilities and upgrade, replace, and build new facilities and amenities that focus on enhancing our customer experience. Through capital investment we have sought to renovate our facilities to provide customers with a modern golf-club experience to enhance our facilities. We believe that enhancing our facilities will promote higher usage, and customer engagement to ultimately result in additional ancillary spend, such as food and beverage purchases, and improved customer and brand loyalty.

Long-term Growth of Residential Community

Residential communities surround both of our golf country clubs and we believe they often refer one another via word of mouth after a positive experience at our golf country clubs. Based on our experience, word-of-mouth advertising has the lowest customer acquisition cost and is most effective way of attracting new customers. Anecdotally, we have noticed many of our customers have social media platforms to share information of their experiences at our golf country clubs. If our customers positively report our golf-course conditions and their experience on their social media platforms, we believe this segment of organic social media content is very powerful in terms of our marketing purposes. This strategic position provides us with a local customer base, allowing nearby residents to become regular patrons and contribute to our golf country clubs consistent revenue.

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Acquisitions

We believe the growth of residential population provides us a significant growth opportunity in pursuing acquisitions to expand our portfolio of clubs and variety of amenities. We believe our management team is capable of running multiple golf country clubs because they have grown alongside our company since 2014. We believe that the unique benefits we have to offer, such as a policy which does not assess members for capital improvements as well as our ability to consummate acquisitions and improve operations, provide us a unique competitive advantage in pursuing potential transactions. We believe there are many attractive acquisition opportunities available, and we continually evaluate and selectively pursue these opportunities to expand our business.

Organizational Structure

We were incorporated under the laws of the State of Nevada as a corporation on December 22, 2023, in contemplation of our initial public offering. For more details on our corporate history, please refer to “Business — Corporate History and Structure.”

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 3,000,000 and 750,000 shares of common stock by us and the Selling Stockholders respectively, assuming no exercise of the underwriter’s over-allotment option. All percentages reflect the voting ownership interests instead of the equity interests held by each of our stockholders given that each holder of common stock is entitled to one vote per one share of common stock and each holder of Series A Preferred Stock is entitled to twenty (20) votes per one share of Series A Preferred Stock.

(1)	Mr. C. P. Cheung has sole voting and dispositive power over the shares held by Chrome Fields Asset Management LLC.
(2)	Mr. S. Cheung has sole voting and dipositive power over the shares held by Ace Champion Investments Limited.
(3)	Mr. Y. C. Cheung and Ms. C. Lee have joint voting and dipositive power over the shares held by Trendy View Assets Management.

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Corporate Information

Our principal executive office is located at 2995 Remington Boulevard, Kissimmee, Florida 34744. Our telephone number is (407) 344 4004 and our website address is www.aureusgreenway.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

Reverse Stock Split

On June 11, 2024, our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock implemented a reverse stock split in a ratio of 1.25-for-1 (the “Reverse Stock Split”) upon approval of which we filed articles of amendment to the articles of incorporation of the Company (the “Articles of Incorporation”), in order to implement the Reverse Stock Split.

Unless otherwise indicated, all information in this prospectus reflects a 1.25-for-1 reverse split of our issued and outstanding shares of common stock, effected on June 12, 2024.

After completion of the Reverse Stock Split, all references to our common stock, share data, per share data and related information has been adjusted for the Reverse Stock Split ratio of 1-for-1.25 as if it had occurred at the beginning of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split. The prospective Reverse Split will decrease each one and one quarter (1.25) share of common stock of our outstanding common stock into one (1) share of common stock, without any change in the par value per share. Upon completion of the Reverse Stock Split, no fractional shares were issued, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share.

Summary of Risk Factors

Investing in our common stock involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our common stock. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	Aureus Greenway Holdings Inc. is a holding company and may rely on dividends paid by its subsidiaries for its cash needs. Any limitation on the ability of its subsidiaries to make dividend payments to the Company, or any tax implications of making dividend payments to the Company, could limit the Company’s ability to pay its expenses or pay dividends to holders of its common stock (see page 10 of this prospectus);

Risks Related to Our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

●	Severe weather patterns may adversely affect the ability for our customers play at our golf courses, create damage to our course greens and properties and may adversely affect the value of our golf courses or negatively impact our business and results of operations (see page 10 of this prospectus);

●	Economic downturns could negatively affect our business, financial condition and results of operations (see page 10 of this prospectus);

●	We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives (see page 11 of this prospectus);

●	Increasing property taxes, Association fees, and insurance costs may negatively affect results of operations (see page 11 of this prospectus);

●	Our property is subject to a CCR that may unreasonably restrict our ability to operate on and use our property (see page 12 of this prospectus);

●	We may not be able to attract and retain customers that consistently utilize our golf country clubs and pay green fees, which could harm our business, financial condition and results of operations (see page 12 of this prospectus);

●	Our property is part of the Association, and we are subject to the rules and regulations the Association, which are subject to change and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with the Association, which would be costly (see page 12 of this prospectus);

●	Changes in consumer spending patterns, particularly discretionary expenditures for leisure, recreation and travel, are susceptible to factors beyond our control that may reduce demand for our products and services (see page 12 of this prospectus);

●	We have significant operations concentrated in a specific geographic state and any disruptions or highly successful competitor in this limited region could harm our results of operations (see pages 12-13 of this prospectus);

●	Our business operation is subject to seasonality (see page 13 of this prospectus);

●	Our golf course maintenance is highly dependent on a third-party golf-club consultant which subjects us to risks, including disruptions in our business and increased costs (see page 13 of this prospectus);

●	Our golf courses and facilities are subject to future renovation projects which may result in in an extended period of continued partial or full business disruption and timing, budgeting and other risks could delay our efforts to renovate our properties all of which could reduce our profits or impair our ability to compete effectively (see page 13-14 of this prospectus);

●	Negative publicity could reduce sales at some or all of our golf country clubs and adverse litigation against us could materially affect our financial condition and results of operations (see page 14 of this prospectus);

●	We rely on a small number of suppliers, supplier concentration may expose us to significant financial credit or performance risk (see page 14 of this prospectus);

●	Increases in our cost of equipment rentals, consultant services, insurance premiums, Association fees, food vendors and taxes could reduce our operating margins and harm our business, financial condition and results of operations (see page 14 of this prospectus);

●	Timing, budgeting and other risks could delay our efforts to develop, redevelop or renovate the properties that we own, or make these activities more expensive, which could reduce our profits or impair our ability to compete effectively (see page 15 of this prospectus);

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●	Our success is dependent on the continued service of our senior management and key employees (see page 15 of this prospectus);

●	Competition in the industry may have a material adverse effect on our business and results of operations (see page 15 of this prospectus);

●	Certain market opportunity data and forecasts in the Frost & Sullivan Report, contained in this prospectus were obtained from third-party sources and were not independently verified by us. We believe the estimates of market opportunity data and forecasts of market growth included in this prospectus are reliable, but may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, if at all. (see page 15 of this prospectus);

●	Navigating workforce challenges is an inherent aspect of our operations, exposing us to potential risks associated with the historical rise in labor costs (see page 15 of this prospectus);

●	We may seek to expand through acquisitions of, or investments in, other businesses and properties each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations and harm our results of operations (see page 16 of this prospectus);

●	Accidents or injuries at our golf country clubs or in connection with our operations may subject us to liability, negatively affect our reputation and attendance at our golf country clubs, which could harm our business, financial condition and results of operations (see page 16 of this prospectus);

●	We may need to defend ourselves against patent or trademark infringement, or other intellectual property claims, which may be time-consuming and cause us to incur substantial costs (see page 17 of this prospectus);

●	Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, misappropriation of assets and damage to our business relationships, all of which could negatively impact our business and results of operations (see page 17 of this prospectus);

●	Our insurance coverage may be inadequate for the claims asserted or in relation to the risks associated with our business operations (see page 17 of this prospectus);

●	Our properties are subject to environmental regulation (see page 17 of this prospectus);

●	Our current debt obligations may limit our ability to secure additional capital, hinder adaptability to economic and industry changes, which may impede meeting such debt obligations (see page 18 of this prospectus);

●	We may experience material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions. As a result, our financial reports may not be in compliance with U.S. GAAP. Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors (see page 18 of this prospectus);

●	We will incur substantial costs as a result of being a public company and become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with preparation of reports. These additional costs could reduce or eliminate our ability to operate profitability (see pages 19-20 of this prospectus);

●	We are controlled by Ace Champion Investments Limited, Trendy View Assets Management, and Chrome Fields Asset Management LLC, whose interests may be different than the interests of other investors (see page 20 of this prospectus);

Risks Related to this Offering and Our Common Stock

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering, including, but not limited to, the following:

●	We cannot predict the impact our multi-class structure may have on the stock price of our common stock (see page 20 of this prospectus);

●	Holders of our Series A Preferred Stock will continue to have significant influence over us after this offering, including control over decisions that require the approval of stockholders of our common stock (see pages 20-21 of this prospectus);

●	There has been no public market for our common stock prior to this offering, and you may be unable to resell our common stock at or above the price you pay for them, or at all (see page 21 of this prospectus);

●	The market price of our common stock may be volatile, may not be indicative of prices that will prevail in the trading market, or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price (see page 21 of this prospectus);

●	The price of the shares of our common stock could be subject to rapid and substantial volatility (see page 22 of this prospectus);

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution (see page 22 of this prospectus);

●	We may be unable to maintain the listing of our shares on the Nasdaq Capital Market (see page 22 of this prospectus);

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●	Substantial future sales of our common stock or the anticipation of future sales of our shares of common stock in the public market could cause the price of our shares of common stock to decline (see page 22 of this prospectus);

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline (see page 23 of this prospectus);

●	Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares (see page 23 of this prospectus);

●	We do not intend to pay dividends for the foreseeable future (see page 23 of this prospectus);

●	We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors (see page 23 of this prospectus);

●	As a “controlled company” under the Nasdaq Listing Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders (see page 24 of this prospectus); and

●	Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock (see page 24 of this prospectus).

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. A smaller reporting company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	the reduced disclosure obligation regarding executive compensation under Item 402 of Regulation S-K; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

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Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives, and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Controlled Company

Upon completion of this offering, will continue to be a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). This “controlled company” status is due to the fact that Ace Champion Investments Limited, Trendy View Assets Management, and Chrome Fields Asset Management LLC, each of which are controlled in part by each of Mr. S. Cheung, Mr. Y. C. Cheung and Ms. C. Lee, and Mr. C. P. Cheung, respectively will each be able to exercise 49.2%, 39.4%, and 9.6% of our voting power and will be able to determine all matters requiring approval by our stockholders, immediately after the consummation of this offering, assuming the sale of 3,000,000 and 750,000 shares of common stock by us and the Selling Stockholders respectively, and no exercise of the underwriter’s over-allotment option under this offering. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq Marketplace Rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of our board of directors must be independent directors;

●	the requirement that our director nominees must be selected or recommended to the board for determination, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors;

●	the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	the requirement that compensation of the chief executive officer must be determined, or recommended to the board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its board of directors and that compensation for all other officers must be determined, or recommended to the board for determination, either by such Compensation Committee or a majority of the independent directors on the company’s board of directors.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq Marketplace Rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Marketplace Rules.

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THE OFFERING

Shares of common stock offered:	3,000,000 shares of common stock offered by us and 750,000 shares of common stock offered by the Selling Stockholders.
Assumed Public Offering Price:	We currently estimate that the initial public offering price will be in the range of $4.00 to $6.00 per share.
Capital stock outstanding prior to completion of this offering:	10,880,000 shares of common stock. 10,000,000 shares of Series A Preferred Stock
Capital stock outstanding immediately after this offering:

13,880,000 shares of common stock, assuming no exercise of the underwriter’s over-allotment option.

14,330,000 shares of common stock, assuming full exercise of the underwriter’s over-allotment option.

10,000,000 shares of Series A Preferred Stock

Listing:

We have applied to have our common stock listed on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Proposed Nasdaq Capital Market symbol:	“AGH”
Transfer Agent:	VStock Transfer LLC
Underwriter:	Revere Securities, LLC
Over-allotment Option:

We have granted to the underwriter an over-allotment option, exercisable within 45 days from the effective date of the registration statement of which this prospectus forms a part, to purchase up to an aggregate of 450,000 additional shares of our common stock. See “Underwriting” on pages 79 to 84 for more information.

Use of proceeds:

We plan to use the net proceeds we receive from this offering (assuming no exercise of the underwriter’s over-allotment option) (i) approximately $1.4 million, or 15% of the net proceeds we receive from this offering, for renovation and upgrading of our golf courses, clubhouse and facilities; (ii) approximately $0.2 million, or 2.5% of the net proceeds we receive from this offering, for repayment of two loans due to South State Bank and two promissory notes due to the Kissimmee Bay Community Association, Inc.; (iii) approximately $1.0 million, or 11% of the net proceeds we receive from this offering, for marketing, promotion and brand building activities; (iv) approximately $1.3 million in an aggregate, or 13.5% of the net proceeds for repayment of balances with shareholders including (1) two loans made by each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung to us in connection with the acquisition of Kissimmee Bay and Remington (the “2014 Loans”) (As of March 31, 2024, we had an outstanding balance under the 2014 Loans with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung for amounts of $387,369, $309,996, and $77,474, respectively.); and (2) a loan made by each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung to us in connection with the repayment of a Paycheck Protection Program (the “PPP Loan”) due to the United States Small Business Administration (the “2024 Loan”) (As of the date of this prospectus, the outstanding amount due to Mr. S. Cheung, Mr. C. P. Cheung, and Mr. Y. C. Cheung under the 2024 Loans is an aggregate amount of approximately $500,000, which is interest-free and due to each of the three parties in proportions of 50%, 40% and 10%.) and (v) the balance, or approximately 58% to fund working capital and for other general corporate purposes. We will not receive any proceeds from the sale of common stock by the Selling Stockholders. See “Use of Proceeds” on page 26 for more information.

Lock-up Agreement:	We, each of our directors and executive officers and 5% or greater stockholders, except for the Selling Stockholders with respect to their shares of our common stock sold in this offering, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any other securities convertible into or exercisable or exchangeable for shares of our common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our common stock. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements”.

Dividend policy:	We do not intend to pay any dividends on our common stock for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividend Policy” on page 27 for more information.

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our common stock.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our financial data. We derived the summary financial statement data set forth below for the years ended December 31, 2023 and 2022 from our audited financial statements, and for the three months ended March 31, 2024 and 2023 from our unaudited condensed consolidated financial statements. Our financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for our financial statements, the notes to those statements and the other financial information contained in this prospectus.

Statement of Income Data:

	For the years ended December 31,
	2023	2022

Revenue	$3,554,712	$3,008,654
Total Operating Costs	3,301,554	2,540,408
Income from Operations	253,158	468,246
Total Other Expense	(2,295)	(27,296)
Income before income tax	250,863	440,950
Income tax (benefits) expenses	(135,265)	117,757
Net Income	386,128	323,193
Basic and Diluted Earnings per Share of Common Stock	$0.04	$0.03
Basic and Diluted Weighted Average No. of Shares of Common Stock Outstanding	10,880,000	10,880,000

	For the three months ended March 31,
	2024	2023

Revenue	$1,553,635	$1,818,841
Total Operating Costs	1,073,525	876,679
Income from Operations	480,110	942,162
Total Other Income	9,256	672
Income before income tax	489,366	942,834
Income tax expense (benefits)	159,982	(23,953)
Net Income	329,384	966,787
Basic and Diluted Earnings per Share of Common Stock	$0.03	$0.09
Basic and Diluted Weighted Average No. of Shares of Common Stock Outstanding	10,880,000	10,880,000

Balance Sheet Data:

	As of March 31,	As of December 31,
	2024	2023	2022

Cash and cash equivalents	$882,328	$646,294	$693,151
Total current assets	1,484,790	991,386	781,732
Total Assets	$5,087,232	$4,749,169	$4,514,993
Total current liabilities (excluding bank and other borrowings)	2,594,752	2,664,011	2,676,291
Bank and other borrowings	747,509	785,315	661,715
Total liabilities	3,511,212	3,502,533	3,654,485
Total stockholders’ equity	1,576,020	1,246,636	860,508
Total Liabilities and stockholders’ equity	$5,087,232	$4,749,169	$4,514,993
Working capital deficit	$(1,248,379)	$(1,672,625)	$(1,894,559)

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our common stock if you can bear the risk of loss of your entire investment.

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Risks Related to Our Corporate Structure

Aureus Greenway Holdings Inc. is a holding company and may rely on dividends paid by its subsidiaries for its cash needs. Any limitation on the ability of its subsidiaries to make dividend payments to the Company, or any tax implications of making dividend payments to the Company, could limit the Company’s ability to pay its expenses or pay dividends to holders of its common stock.

Because Aureus Greenway Holdings Inc. is a holding company, we conduct substantially all of our business through our subsidiaries in the United States, and Aureus Greenway Holdings Inc. may rely on dividends to be paid by its subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay its operating expenses. If any of the subsidiaries incurs debt on its behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to the Company.

There are no restrictions in our Articles of Incorporation or bylaws of the Company (the “Bylaws”) that prevent the Company from declaring dividends. The Nevada Revised Statutes, however, prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividend:

●	the Company would not be able to pay its debts as they become due in the usual course of business; or

●	the total assets of the Company would be less than the sum of the total liabilities of the Company plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

Risks Related to Our Business

Severe weather patterns may adversely affect the ability for our customers to play at our golf courses, create damage to our course greens and properties and may adversely affect the value of our golf courses or negatively impact our business and results of operations.

As the game of golf is an outdoor activity, our business is susceptible to extreme weather conditions such as heavy rains, extreme or prolonged heat waves and high winds, all of which could reduce the playability of our golf courses and thereby reduce our revenues causing material adverse impact on our business and results of operations.

We regularly keep our golf courses irrigated and groomed in order to ensure a quality course for our customers to enjoy. Our ability to irrigate and groom our golf courses could be adversely impacted by a drought or other causes of water shortage. On the other hand, too much water or a flooding of the courses or the failure to properly aerate could result in soggy turf leading to inability to play, groom, maintain or run maintenance machinery or golf carts over the courses. A severe drought of extensive duration or extensive flooding due to non-seasonal and severe weather patterns could adversely affect our business and results of operations.

Our golf clubs are based in Florida which can experience periods of unusually or extremely weather conditions due to a variety of global climate phenomenon, such as the El Niño. If these phenomena and their impacts on weather patterns persist for extended periods of time causing the inability to play at our golf courses, our business and results of operations could be materially and adversely affected.

Economic downturns could negatively affect our business, financial condition and results of operations.

A majority of our revenue is derived from discretionary or leisure spending by our customers and such spending can be particularly affected by changes in general economic conditions. An economic downturn or recession may lead to unemployment, decreased business and consumer confidence, reduced corporate spending etc. which in turn may adversely affect the spending culture of our customers and patrons and may result in a material adverse affect on our business, financial condition and results of operations. With the current high interest rates and a perceived economic bubble in the United States, this may lead to a loss of consumer confidence which translates into fewer customers playing golf and reduction in functions and activities held at our golf country clubs. As a result, we may be unable to increase green fees, membership dues or the price of our products and services, and our business, financial condition and results of operations may be materially adversely affected.

In an unfavorable economic situation, we may also find it difficult to access funding through the financial markets or face increased funding costs, which could make it more difficult or more expensive for us to obtain additional funding and therefore have a negative affect on our results of operations.

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We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives.

We have a limited operating history. As a result, an investment in our common stock entails more risk than an investment in the common stock of a company with a substantial operating history. If we are unable to operate our business successfully, you could lose all or a portion of your investment in our common stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to effectively manage any renovation, maintenance, marketing and other operating costs for our golf country clubs;

●	economic conditions in our markets, including changes in employment and household earnings and expenses, as well as the condition of the financial and golf country club industry and the economy, in general;

●	our ability to maintain high customer loyalty;

●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our strategy;

●	our ability to compete with other regional golf country clubs;

●	costs that are beyond our control, litigation with customers, the Association, legal compliance, real estate taxes, Association assessments and insurance;

●	judicial and regulatory developments affecting the golf clubs industry that may affect or delay our ability to operate in the normal course of business;

●	reversal of population growth, employment or homeownership trends in central Florida or similar regional markets; and

●	interest rate levels and volatility, such as the accessibility of short-term and long-term financing on desirable terms.

In addition, we face significant competition in acquiring attractive golf country clubs on advantageous terms, and the value of the golf country clubs that we acquire may decline substantially after we purchase them.

Increasing property taxes, Association fees, and insurance costs may negatively affect results of operations.

Property taxes and the costs of insuring our property are components of our expenses. Our property is subject to real property taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If real property taxes increase, expenses will increase. In addition, our property is subject to Association rules and regulations under the CCR. Powers under the CCR include the annual levy of regular property assessments, capital property expenditure assessments, and special property assessments for common expenses incurred by the Association in performance of its duties and obligations. The Association has the power to increase annual charges and make assessments for capital improvements, the establishment of reasonable reserves for the maintenance and replacement of and repairs to common property, and the Association’s surface water management system.

Similarly, property taxes, and insurance premiums are subject to significant increases, which may be outside of our control. If we fail to pay any such taxes, or annual assessments the applicable taxing authority or Association may place a lien on our property which could make it more difficult or more expensive for us to make improvements to our property, and therefore could harm our business and results of operations.

In particular, under a Florida statutory scheme implemented by certain Florida jurisdictions, a violation of the relevant building codes, zoning codes or other similar regulations applicable to a property may result in a lien on that property and all other properties owned by the same violator and located in the same county as the property with the code violation, even though the other properties might not be in violation of any code. Until a municipal inspector verifies that the violation has been remedied and any applicable fines have been paid, additional fines accrue on the amount of the lien and lien may not be released, in each case even at those properties that are not in violation. As a practical matter, it might be possible to obtain a release of these liens without remedying the property in violation through other methods, such as payment of an amount to the relevant county, although no assurance can be given that this will necessarily be an available option or how long such a process would take.

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Our property is subject to a CCR that may unreasonably restrict our ability to operate on and use our property.

Our property is subject to a CCR that restrict certain uses of operation of such property, enforces certain conditions and restrictions on our property owner and property on which the Company operates. The CCR further subjects our property to easements, and regulates the design- and requirements-of any physical improvements or alterations on our property. Moreover, the operation and ownership of the contiguous properties within the subdivision the Association is situated in may impact the use of our property. Non-compliance with the CCR may result in or constitute default under our lease agreement with the Association and adversely affect our operating costs.

We may not be able to attract and retain customers that consistently utilize our golf country clubs and pay green fees, which could harm our business, financial condition and results of operations.

The engagement by customers of our golf-club facilities that the Florida golfing market determines to be desirable and willing to repeatedly utilize is critically important to our success. Our success will depend on our ability to attract and retain customers at our golf country clubs and maintain or increase usage of our golf courses and club facilities. Changes in consumer tastes and preferences, particularly those affecting the popularity of golf, and other social and demographic trends could adversely affect our business.

Our property is part of the Association, and we are subject to the rules and regulations the Association, which are subject to change and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with the Association, which would be costly.

Our property is part of the Association, which is a private non-for-profit entity that regulates the activities of owners and occupants of, and levy assessments on, properties in the subdivision our property is a part of. The Association in which we own our property may have enacted or may, from time to time enact onerous or arbitrary rules that restrict our ability to use, design, renovate, or operate our property in accordance with our business strategy or require us to restore or maintain such properties at standards or costs that are in excess of our planned budgets. Additionally, the governing bodies of the Association in which we own property may not make important disclosures about our property or may block our access to Association records, initiate litigation, restrict our ability to freely use portions of our properties, impose assessments or arbitrarily change the Association rules. We may be unaware of or unable to review or comply with Association rules after their change, and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss or prevent us from renting such property to a third party or otherwise reduce our cash flow from such property, which would have an adverse effect on our business and results of operations.

Changes in consumer spending patterns, particularly discretionary expenditures for leisure, recreation and travel, are susceptible to factors beyond our control that may reduce demand for our products and services.

Consumer spending patterns, particularly discretionary expenditures for leisure, recreation and travel, are particularly susceptible to factors beyond our control that may reduce demand for our products and services, including demand for golf, vacation and business travel and food and beverage sales. These factors include:

●	low consumer confidence;
●	changes in the desirability of particular locations, residential neighborhoods, office space or travel patterns of customers;
●	deferrals or renegotiations of group business (e.g., tournaments and golf outings);
●	natural disaster, such as earthquakes, tornadoes, hurricanes, wildfires and floods;
●	outbreaks of pandemic or contagious diseases, such as COVID-19;
●	war, terrorist or threats and heightened travel security measures instituted in response to these events; and
●	the financial condition of the airline, automotive and other transportation-related industries and its impact on travel.

These factors and other global, national and regional conditions can adversely affect, and from time to time have adversely affected, individual properties, particular regions or our business as a whole. Any one or more of these factors could limit or reduce demand or the rates our golf country clubs are able to charge for green fees or services, which could harm our business and results of operations.

We have significant operations concentrated in a specific geographic state and any disruptions or highly successful competitor in this limited region could harm our results of operations.

We currently operate our golf country clubs solely in the state of Florida. If there is any prolonged disruption in the operations of our golf country clubs in this state, whether due to internal or external factors, club locations may become unsuitable and we may be forced to close clubs. Similarly, our concentration in the Florida market increases our exposure to adverse developments related to competition, as well as economic and demographic changes in these areas in response to heightened competition.

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Our approach to identifying clubs in suitable locations typically favors locations where our facilities are or can become a part of the community. As a result, our golf country clubs are typically located near residential centers that we believe are consistent with our visitors’ lifestyle choices. Sales at these locations are derived, in part, from proximity to key local landmarks, business centers, facilities and residential areas. We may be forced to close clubs or club locations may become unsuitable due to, and such clubs’ results of operations may be harmed by, among other things:

●	economic downturns in a particular area;
●	competition from nearby recreational or entertainment venues;
●	changing demographics in a particular market or area;
●	changing lifestyle choices of consumers in a particular market;
●	weather conditions, technical difficulties, power failures or destruction or damage to the region as a result of a natural disaster, or fire; and
●	the closing or declining popularity of other businesses and entertainment venues located near our golf country clubs.

Our business operation is subject to seasonality.

Given that golf is an outdoor sport, our financial results fluctuate as a result of seasonal factors. Usage of our golf country clubs and golf facilities decline during the second and third quarters, because of hotter and humid temperatures that cause less tourist and customers to seek outdoor recreational activities. As a result of these factors, we usually generate a disproportionate share of our revenues and cash flows during a calendar year. This seasonality means our business and results of operations are disproportionately vulnerable to the occurrence of other risks during the periods of increased customer usage due to the larger percentage of revenues we generate during such times.

Our golf course maintenance is highly dependent on a third-party golf-club consultant which subjects us to risks, including disruptions in our business and increased costs.

We have engaged DTE, an independently contracted golf consultancy and maintenance company to manage both of our golf country clubs. Our engagement with DTE includes core consultancy services for DTE to advise on, manage, and maintain our golf-club facilities which include, but are not limited to capital, staffing, accounting, marketing, landscaping, regulatory, and other operations at our golf country clubs on a weekly basis. In the future, we may outsource other functions to achieve cost savings and efficiencies. If the service providers to which we outsource these functions do not perform effectively, we may not be able to achieve the expected cost savings and may have to incur additional costs in connection with such failure to perform. Depending on the skillset involved, such failures may also lead to business disruption, management errors, inefficiencies of our golf facilities, the loss of sales and customers, the loss of or damage to intellectual property through security breach, and the loss of sensitive data through security breach or otherwise. Any such damage or interruption could have a material adverse effect on our business, cause us to face significant fines, customer notice obligations or costly litigation, harm our reputation with our customers or prevent us from paying our collective suppliers or employees or receiving payments on a timely basis. Moreover, the failure to renew our contract with DTE or find an alternative golf-club consultant on a timely basis could have an adverse effect on our business and results of operations.

Our golf courses and facilities are subject to future renovation projects which may result in in an extended period of continued partial or full business disruption and timing, budgeting and other risks could delay our efforts to renovate our properties all of which could reduce our profits or impair our ability to compete effectively.

We may regularly expend capital to construct, maintain and renovate our properties in order to remain competitive, pursue our business strategies, maintain and build the value and brand standards of our properties and comply with applicable laws and regulations. The ultimate impact of renovations of our facilities or gold courses in the future on our operations is unknown and will depend on future developments, including the duration which may result in an extended period of continued business disruption. Disruptions during renovation periods may include reduced customer traffic, damage to our reputation and reduced operations, any of which could have a material adverse effect on our business, financial condition and results of operations.

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In addition, periodic upgrades to our facilities, greens, furniture, fixtures and equipment necessary to operate our business are subject to a number of risks, including:

●	construction delays or cost overruns (including labor and materials) that may increase project costs;

●	obtaining occupancy and other required permits or authorizations;

●	force majeure events, including hurricanes or floods;

●	design defects that could increase costs; and

●	environmental concerns which may create delays or increase costs.

These projects create an ongoing need for cash, which if not generated by operations or otherwise obtained is subject to the availability of credit in the capital markets. Our ability to spend cash necessary to maintain the quality of our properties is significantly impacted by the cost and availability of capital, over which we have little control. The timing of capital improvements can affect our golf-country club performance, including green fees, retention and usage, particularly if we need to close portions of golf courses or a significant number of other facilities, such as meeting spaces or dining areas. Moreover, the investments that we make may fail to improve the performance of the properties in the manner that we expect. If we are not able to begin operating properties as scheduled, or if investments harm or fail to improve our performance, our ability to compete effectively would be diminished and our business and results of operations could be adversely affected.

Negative publicity could reduce sales at some or all of our golf country clubs and adverse litigation against us could materially affect our financial condition and results of operations.

We may, from time to time, be faced with negative publicity relating to our golf country clubs, food quality, the safety, sanitation and welfare of our club facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing and other policies, practices and procedures, employee relationships and welfare or other matters at one or more of our golf country clubs. Negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one of our golf-club may extend far beyond the sole golf-club involved, especially due to the proximity of our golf country clubs to one another.

During the normal course of our business, we may be involved in various legal proceedings. If any of these proceedings were to be determined adversely against us or a settlement involving a payment of a material sum of money, this could have a material adverse impact on our financial condition and results of operations. Similarly, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

We rely on a small number of suppliers, supplier concentration may expose us to significant financial credit or performance risk.

Our golf country clubs rely on the supply of services, equipment, or products which we may contract to purchase from a small number of third-party suppliers. As we continue to grow our business, we may need to establish a more diverse supplier network, while attempting to continue to leverage our purchasing power to obtain favorable pricing and delivery terms. The failure to diversify our supplier network could have an adverse effect on our results of operations, financial condition and cash flows.

Furthermore, despite our efforts to maintain good relationships with our existing suppliers, we could lose one or more of our existing suppliers at any time. The loss of one or more key suppliers could increase our reliance on higher cost or lower quality supplies, which could negatively affect our profitability. Any interruptions to, or decline in, the amount or quality of our supplies could materially disrupt our golf country clubs and adversely affect our business, financial condition and financial prospects.

Increases in our cost of equipment rentals, consultant services, insurance premiums, Association fees, food vendors and taxes could reduce our operating margins and harm our business, financial condition and results of operations.

Increases in operating costs due to inflation, property taxes, or Association fees and other factors may not be directly offset by increased revenue. Our most significant operating costs, other than labor, and our engagement with DTE are our cost of equipment leases, insurance premiums, food vendors, Association fees, and property taxes. Many, and in some cases all, of the factors affecting these costs are beyond our control. If certain of these significant operating costs of increase significantly and we are not able to pass along those increased costs to our customers in the form of higher prices or otherwise, our operating margins would suffer, which would have an adverse effect on our business, financial condition and results of operations.

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Timing, budgeting and other risks could delay our efforts to develop, redevelop or renovate the properties that we own, or make these activities more expensive, which could reduce our profits or impair our ability to compete effectively.

We must regularly expend capital to construct, maintain and renovate our properties in order to remain competitive, pursue our business strategies, maintain and build the value and brand standards of our properties and comply with applicable laws and regulations. Our ability to spend the money necessary to maintain the quality of our properties is significantly impacted by the cost and availability of materials and capital, over which we have little control over. In addition, we must periodically upgrade or replace the furniture, fixtures and equipment necessary to operate our business. These capital intensive efforts are subject to a number of risks, including:

●	construction delays or cost overruns (including labor and materials) that may increase project costs;
●	obtaining zoning, occupancy and other required permits or authorizations;
●	governmental restrictions on the size or kind of development;
●	force majeure events, including earthquakes, tornadoes, hurricanes or floods;
●	design defects that could increase costs; and
●	environmental concerns which may create delays or increase costs.

If we are not able to keep up with the capital demands of our golf courses as scheduled, or if such capital investments harm or fail to improve our performance, our ability to compete effectively would be diminished and our business and results of operations could be adversely affected.

Our success is dependent on the continued service of our senior management and key employees.

The loss of the services of any of our senior management could affect our operation and ability to achieve our business goals. We also may be unable to retain existing management and key employees, including club managers and maintenance staff, which could result in harm to our relationships with our members and customers and unanticipated recruitment and training costs. In addition, we have not obtained key man life insurance policies for any of our senior management team. As a result, it may be difficult to cover the financial loss if we were to lose the services of any members of our senior management team. The loss of members of our senior management team or key employees could have an adverse affect on our business and results of operations.

Competition in the industry may have a material adverse effect on our business and results of operations.

Our industry is competitive and compete primarily on the basis of reputation, quality and comprehensives of facilities, location and price. As a result, competition for market share in the industry in which we compete is significant. In order to succeed, we must increase our market share from local and regional competitors and sustain our customer base in the face of increasing recreational alternatives available to our prospective customers and current members.

Our golf and club facilities compete on a local and regional level with other golf country clubs, and at a regional level with restaurants and social clubs for leisure activities. The level of competition in the golf and country club business varies from region to region and is subject to change as existing facilities are renovated or new facilities are developed. According to the Frost & Sullivan Report, in 2022 there were more than 1,200 golf courses within the State of Florida most if not all of which have similar service offerings to those of ours. If we cannot differentiate ourselves from our competitor and provide more superior or better quality courses and facilities as compared to them, our financial performance could be materially affected. An increase in the number or quality of similar clubs and other facilities in a particular region could significantly increase competition, which could have a negative impact on our business and results of operations.

Certain market opportunity data and forecasts in the Frost & Sullivan Report, contained in this prospectus were obtained from third-party sources and were not independently verified by us. We believe the estimates of market opportunity data and forecasts of market growth included in this prospectus are reliable, but may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, if at all.

The Frost & Sullivan Report contained in this prospectus reflects certain data and information covering and analyzing the golf club industry for a period of 2018-2022 that were obtained from various industry and private entity publications and reports. There is no guarantee that any particular number or percentage of market participants covered by the market opportunity estimates will generate any particular level of revenue for us. While we have not independently verified the data and information contained therein and such data and information may have been collected using third-party methodologies, we believe that the data and information, including projections based on a number of assumptions, from these third-party publications and reports used in the Frost & Sullivan Report is reliable. The expansion of the golf country club market is subject to a number of factors, including the cost and perceived value associated with our services and golf country club offerings and those of our competitors. Even if the markets in which we compete meet the size estimates and growth forecast in Frost & Sullivan Report, our business could fail to grow at the rate we anticipate, if at all, which could adversely affect our business, financial condition, results of operations and prospects. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in the Frost & Sullivan Report should not be taken as indicative of our future growth. For more information regarding the estimates of market opportunity and forecasts of market growth included in this prospectus, see the section titled “Business— Golf Industry Overview.”

Navigating workforce challenges is an inherent aspect of our operations, exposing us to potential risks associated with the historical rise in labor costs.

We face workforce challenges which may arise from heightened competition for skilled employees, increased turnover rates, mandatory wage hikes, health benefit coverage, or potential legal issues.

Potential labor shortages or increased labor costs could emerge due to intensified competition for talent, elevated turnover rates, or regulatory changes such as increases in minimum wages or other employee benefit expenses. The ongoing evaluation of the impact of regulatory reforms on benefit costs, like healthcare, is a part of our proactive approach. A surge in labor-related expenses might result in an overall increase in operating costs, potentially affecting our business, financial well-being, and operational outcomes.

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We may seek to expand through acquisitions of, or investments in, other businesses and properties each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations and harm our results of operations.

Our business strategy may, from time to time, include acquiring or investing in additional golf country clubs, technologies or businesses. We cannot assure you that we will successfully identify suitable acquisition candidates, integrate or manage disparate technologies, lines of business, personnel and corporate cultures, realize our business strategy or the expected return on our investment. Any such acquisition or investment could materially and adversely affect our results of operations. Acquisitions and other strategic investments involve significant risks and uncertainties, including:

●	the potential failure to achieve the expected benefits of the combination or acquisition;

●	unanticipated costs and liabilities;

●	difficulties in integrating branding, services and products, businesses, operations and technology infrastructure in an efficient and effective manner;

●	difficulties in maintaining customer relations;

●	the potential loss of key employees of the acquired businesses;

●	the diversion of the attention of our senior management from the operation of our daily business;

●	the potential adverse effect on our cash position to the extent that we use cash for the purchase price;

●	the potential significant increase of our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition;

●	the potential issuance of securities that would dilute our stockholders’ percentage ownership;

●	the potential to incur large and immediate write-offs and restructuring and other related expenses; and

●	the inability to maintain uniform standards, controls, policies and procedures.

Any acquisition or investment could expose us to unknown liabilities. Moreover, we cannot assure you that we will realize the anticipated benefits of any acquisition or investment. In addition, our inability to successfully operate and integrate newly acquired businesses appropriately, effectively, and in a timely manner could impair our ability to take advantage of future growth opportunities and other advances in technology, as well as on our revenues, gross margins and expenses. We continually evaluate opportunities to expand our business through strategic and complementary acquisitions. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than we do.

We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such acquisitions, investments or alliances. In addition, we cannot assure you that we will be able to obtain financing for acquisitions or investments on attractive terms or at all.

Accidents or injuries at our golf country clubs or in connection with our operations may subject us to liability, negatively affect our reputation and attendance at our golf country clubs, which could harm our business, financial condition and results of operations.

There are inherent risks of accidents or injuries at our properties or in connection with our operations including injuries from slips, trips and falls. If accidents or injuries occur at our properties, we may be held liable for costs related to the injuries. Although we maintain liability insurance, which we believe is commercially reasonable, there can be no assurance that our liability insurance will be adequate to cover all circumstances or the entire amount of liability. Our business, financial condition and results of operations could be materially and adversely affected to the extent claims and associated costs resulting from accidents or injuries exceed our insurance recoveries. Even if our insurance coverage were sufficient, any claims made by us could increase the premium payable in the future.

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We may need to defend ourselves against patent or trademark infringement, or other intellectual property claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain trademarks or other proprietary rights that would prevent or limit our ability to market our golf country clubs, which could make it more difficult for us to operate our business. We may receive inquiries from trademark owners inquiring whether we infringe on their proprietary rights. Companies owning intellectual property related to golf-services in Florida, or elsewhere may allege infringement of such rights. In response to a determination that we have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease marketing, sales, or use of materials that incorporate the asserted trademarks or intellectual property;
●	pay substantial damages;
●	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all;
●	or redesign one or more aspects or systems of our marketing plans.

A successful claim of infringement against us could materially adversely affect our business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, misappropriation of assets and damage to our business relationships, all of which could negatively impact our business and results of operations.

Cyber incidents may result in disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs and litigation and damage to us. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. Any processes, procedures and internal controls that we implement, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that our financial results, operations, business relationships, confidential information or price of the common stock will not be negatively impacted by such an incident.

Insider or employee cyber and security threats are increasingly a concern for all companies, including ours. Moreover, social engineering and phishing are a particular concern for companies with employees including ours.

As a smaller company, we use third-party vendors to assist us with our network and information technology requirements. While we carefully select these third-party vendors, we cannot control their actions. Any problems caused by these third parties, including those resulting from breakdowns or other disruptions in communication services provided by a vendor, cyber-attacks and security breaches at a point-of-sale system or via our wireless internet network, could adversely affect our business and results of operations.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

Our insurance coverage may be inadequate for the claims asserted or in relation to the risks associated with our business operations.

We maintain insurance coverage for our major assets and operations, including insurance covering for fire, flood, natural disasters etc. However, we do not have or are unable to obtain insurance in respect of losses arising from certain operating risks, such as acts of terrorism. Our insurance policies may be insufficient to cover all of our losses in all events. The occurrence of certain incidents, including fraud, confiscation by investigating authorities or misconduct committed by our employees or third parties, severe weather conditions, war, flooding and power outages may not be covered adequately, if at all, by our insurance policies. If our losses exceed the insurance coverage or are not covered by our insurance policies, we may be liable to bear such losses. Our insurance premiums may also increase substantially due to claims made. In such circumstances, our business, financial condition, results of operations and prospects may be materially and adversely affected. Similarly, if we incur any loss not covered by such insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Our properties are subject to environmental regulation.

Our properties and operations are subject to compliance with a number of environmental laws. As a result, we may be required to incur costs to comply with the requirements of these laws, such as those relating to water resources, environmental discharges; the handling and disposal of solid and hazardous waste; and the cleanup of properties affected by discharge of regulated materials. Certain of the foregoing environmental laws may impose clean up responsibility and liability on us without regard to whether we were aware of the discharge or waste or knew of or caused the presence of the environmental hazard at issue. We may use certain substances and generate certain wastes that may be deemed hazardous or toxic pursuant to such laws, and in the future we may incur costs related to cleaning up contamination resulting from historic uses of our golf country clubs when they were owned by others and for our treatment, storage or disposal of any waste from such use. The costs of investigation, remediation, or removal of regulated materials may be substantial, and the presence of any such substances, or the failure to remediate any golf property properly, may impair our ability to use that golf property. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements. Failure to comply with these environmental laws could result in temporary or permanent cessation of the use of our golf country clubs and/or facilities.

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Our current debt obligations may limit our ability to secure additional capital, hinder adaptability to economic and industry changes, which may impede meeting such debt obligations.

The extent of our debt obligations may pose challenges including our capacity to secure additional capital for operational needs, ability to quickly adapt to economic, industry, or business changes, and impede our ability to meet debt obligations.

Our debt obligations may hold material implications for our investors, encompassing the following considerations:

●	Limitation of our financing options: Existing debt obligations may constrain our ability to secure additional debt or equity financing for various purposes, such as working capital, capital expenditures, debt servicing, acquisitions, or general corporate needs.

●	Allocation of Cash Flows: Certain of our operational cash flows is committed to servicing principal and interest on our debt obligations, thereby limiting funds available for operations, strategic initiatives, capital expenditures, acquisitions, and additional business opportunities.

●	Challenges in Debt Servicing: The debt service requirements associated with our debt obligations could potentially complicate our ability to meet other of our financial obligations.

●	Vulnerability to Economic Conditions: We could be more susceptible to downturns in general economic conditions or within our specific business sector than our competitors without similar debt obligations which could hinder crucial capital spending essential for our growth.

Our growth strategy contemplated by our business plan may not be achievable or successful

We may not be able to implement the growth strategy contemplated in our business plan. Our growth strategy is dependent on a number of factors, including continued market acceptance of our golf country clubs and stable revenue. We can provide no assurance that customers will continue to utilize the facilities of our properties or that those customers will utilize the facilities of our golf country clubs at the prices and on the terms assumed in our business plan.

Among other things, implementation of our growth strategy would be adversely affected if:

●	we are unable to continue to attract sufficient customers to utilize the facilities of our golf country clubs, considering the price and other terms required for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;
●	we fail to generate revenue sufficient to fund our operations;
●	we are forced to significantly adapt our business plan to meet changes in our markets; and
●	for any reason, we are unable to attract, hire, retain and motivate qualified personnel.

We can provide no assurance that we will be able to manage our growth effectively or successfully. Our failure to meet the encountered challenges could cause us to lose money and investments in us could be lost.

We may experience material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions. As a result, our financial reports may not be in compliance with U.S. GAAP. Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of each of our fiscal years. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

Because we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act of 2012. During that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

We will incur substantial costs as a result of being a public company and become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with preparation of reports. These additional costs could reduce or eliminate our ability to operate profitability.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. These additional costs could negatively affect our financial results. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. Similarly, following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. In order for us to be compliant with our reporting requirements of the Exchange Act, we will require future revenues to pay the cost of the required filings, which could comprise a substantial portion of our available cash resources.

There can be no assurances that we will be able to acquire capital from any other source to pay for these expenses other than through shares of our common stock sold under this offering. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares of common stock you may purchase, if at all. These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.

Compliance with these laws, rules, and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. These laws, regulations, and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are controlled by Ace Champion Investments Limited, Trendy View Assets Management, and Chrome Fields Asset Management LLC, whose interests may be different than the interests of other investors.

Immediately following this offering, Ace Champion Investments Limited, Trendy View Assets Management, and Chrome Fields Asset Management LLC, which are controlled by each of Mr. S. Cheung, Mr. Y. C. Cheung and Ms. C. Lee, and Mr. C. P. Cheung, respectively. The foregoing three entities will collectively beneficially own approximately 98.3% of the voting rights of our common stock, or approximately 98.0% if the underwriter exercises in full its option to purchase additional shares. As a result, they will have the ability to elect all of the members of our board of Directors and thereby may be able to indirectly control our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence or modification of debt by us, amendments to our amended and restated articles of incorporation and amended and restated bylaws and the entering into of extraordinary transactions, and their interests may not in all cases be aligned with your interests. In addition, Ace Champion Investments Limited, Trendy View Assets Management, and Chrome Fields Asset Management LLC may collectively have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you. In addition to Mr. C. P. Cheung’s stock ownership through Chrome Fields Asset Management LLC, and Mr. S. Cheung’s stock ownership through Ace Champion Investments Limited, each has been appointed as our executive director and Chief Executive Officer, and as our executive director and Executive Chairman of the board, respectively. Mr. Y. C. Cheung and Ms. C. Lee, as the joint shareholders of Trendy View Assets Management, hold no roles in the Company. Thus, in addition to Mr. C. P. Cheung’s and Mr. S. Cheung’s shareholding of the Company, each is key to our operations and will have significant influence regarding our key decisions. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our other stockholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other stockholders.

Risks Related to this Offering and Our Common Stock

We cannot predict the impact our multi-class structure may have on the stock price of our common stock.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our common stock or in adverse publicity or other adverse consequences. For example, certain index providers have policies that restrict or prohibit the inclusion of companies with multiple-class share structures in certain of their indices, including the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices. However, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure will make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies may depress the valuations of publicly traded companies that are excluded from the indices compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our common stock less attractive to other investors. As a result, the market price of shares of our common stock could be adversely affected.

Holders of our Series A Preferred Stock will continue to have significant influence over us after this offering, including control over decisions that require the approval of stockholders of our common stock.

Upon consummation of this offering, the holders of our Series A Preferred Stock will control, in the aggregate, approximately 98.3% of the voting power represented by all our outstanding shares of capital stock. As a result, the holders of our Series A Preferred Stock will continue to exercise significant influence over all matters on which holders of common stock are entitled to vote, including the election and removal of directors, amendments to our amended and restated articles of incorporation or amended and restated bylaws, and any approval of significant corporate transactions (including a sale of all or substantially all of our assets), and will continue to have significant control over our business, affairs, and policies, including the appointment of our management, through their influence over the board composition. The directors, whom the holders of our Series A Preferred Stock will have the ability to elect through their voting power, will have the authority to incur additional debt, issue or repurchase stock, declare dividends, and make other decisions that could be detrimental to stockholders.

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We expect that certain members of our board will continue to be holders of our Series A Preferred Stock. The holders of our Series A Preferred Stock can take actions that have the effect of delaying or preventing a change of control of us or discouraging others from making tender offers for our shares, which could prevent stockholders from receiving a premium for their shares. These actions may be taken even if other stockholders oppose them. The concentration of voting power with the holders of our Series A Preferred Stock may have an adverse effect on the price of our common stock. The holders of our Series A Preferred Stock may have interests that are different from yours and may vote in a way with which you disagree and that may be adverse to your interests.

As a result, for so long as certain members of our board will continue to be holders of our Series A Preferred Stock own a controlling or significant voting power in our issued and outstanding share capital, they generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of officers;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

There has been no public market for our common stock prior to this offering, and you may be unable to resell our common stock at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our common stock. We have applied for the listing of our common stock on the Nasdaq Capital Market. An active public market for our common stock, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our common stock will be materially and adversely affected.

The market price of our common stock may be volatile, may not be indicative of prices that will prevail in the trading market, or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price will be determined through negotiations between the underwriter and us and may vary from the market price of shares following our initial public offering. If you purchase our shares of common stock in our initial public offering, you may be unable to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, and any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, and changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits filed or threatened against us; and
●	other events or factors, such as those resulting from war or incidents of terrorism, or responses to these events.

In addition, the financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our common stock may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

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The price of the shares of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our shares are low, persons buying or selling in relatively small quantities may easily influence the price of our shares. This low volume of trades could also cause the price of our shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our shares of common stock may also be unable to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our shares of common stock also could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our shares will develop or be sustained. If an active market does not develop, holders of shares of our common stock may be unable to readily sell the shares they hold or may be unable to sell their shares at all.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution

The initial public offering price of our shares is substantially higher than the (pro forma) net tangible book value per share of shares. Consequently, when you purchase shares of our common stock in the offering, upon completion of the offering you will incur immediate dilution of $3.27 per share, assuming an initial public offering price of $4.00. See “Dilution.” In addition, you may experience further dilution to the extent that additional shares of common stock are issued upon exercise of outstanding options we may grant from time to time.

We may be unable to maintain the listing of our shares on the Nasdaq Capital Market.

Even if our common stock is approved for listing on the Nasdaq Capital Market, there can be no assurance that we will be able to maintain the listing standards of that exchange, which includes requirements that we maintain our stockholders’ equity, total value of shares held by unaffiliated stockholders, and market capitalization above certain specified levels. If we fail to conform to the Nasdaq listing requirements on an ongoing basis, our common stock might cease to trade on the Nasdaq Capital Market exchange, and may move to the OTCQB or OTC Pink Markets operated by OTC Markets Group, Inc. These quotation services are generally considered to be markets that are less efficient and that provide less liquidity in the shares than the Nasdaq Capital Market.

Substantial future sales of our common stock or the anticipation of future sales of our shares of common stock in the public market could cause the price of our shares of common stock to decline.

Sales of substantial amounts of our shares of common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of our shares to decline. An aggregate of 10,880,000 shares of common stock are outstanding before the consummation of this offering. An aggregate of 13,880,000 shares of common stock will be outstanding immediately after the consummation of this offering, assuming no exercise of the over-allotment option by the underwriter, and 14,330,000 shares of common stock will be outstanding immediately after the consummation of this offering, assuming the full exercise of the over-allotment option by the underwriter. Sales of these shares into the market could cause the market price of our shares of common stock to decline.

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If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

Any trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares.

We anticipate we will use the net proceeds from this offering to renovate and upgrade our golf courses, clubhouse and facilities; to repay loans; for marketing, promotion and branding; for acquisitions of new properties; and for working capital and general corporate purposes Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our shares.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we have the ability to advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenue exceeds $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, or (ii) our annual revenue is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

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As a “controlled company” under the Nasdaq Listing Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

As of the date of this prospectus, each of Ace Champion Investments Limited, Trendy View Assets Management, and Chrome Fields Asset Management LLC, each which are controlled in part by each of Mr. S. Cheung, Mr. Y. C. Cheung and Ms. C. Lee, and Mr. C. P. Cheung, respectively will beneficially own Series A Preferred Stock and common stock of the Company and will each be able to exercise over a majority of our voting power after the offering. Under the Nasdaq Marketplace Rules 5615(c), a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company”. A “controlled company” may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Marketplace Rules, the requirement that our director nominees must be selected or recommended to the board of directors for determination, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors, the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws, and the requirement that compensation of the chief executive officer must be determined, or recommended to the board of directors for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its board of directors and that compensation for all other officers must be determined, or recommended to the board of directors for determination, either by such Compensation Committee or a majority of the independent directors on the company’s board of directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Marketplace Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Marketplace Rules corporate governance requirements. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

We are a Nevada corporation, and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. An interested stockholder is a person who, together with the affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) ten percent or more of the Company’s capital stock entitled to vote.

In addition, our Articles of Incorporation and Bylaws may discourage, delay, or prevent a change in our management or control over us that stockholders may consider favorable. Our Articles of Incorporation and our Bylaws (i) provide that vacancies on our board, including newly created directorships, may be filled by a majority vote of directors then in office, (ii) authorize the issuance of preferred stock that could be issued by our board to thwart a takeover attempt; and (iii) provide that the board shall have the sole power to amend, modify or repeal the Bylaws.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	market conditions in Florida;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	increases in the inflation rate;

●	fluctuations in our quarterly operating results due to the seasonal nature of our business;

●	changes in, or the failure or inability to comply with, federal, state and local laws, regulations and ordinances, including those dealing with the environment;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competitive conditions in the golf country club industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.00 per share of our common stock, which is the bottom of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $9.4 million if the underwriter does not exercise its over-allotment option, and $11.1 million if the underwriter exercises its over-allotment option in full. We will not receive any proceeds from the sale of common stock by the Selling Stockholders.

We plan to use the net proceeds we receive from this offering (assuming no exercise of the underwriter’s over-allotment option) for the following purposes:

●	approximately $1.4 million, or 15% of the net proceeds we receive from this offering, for renovation and upgrading of our golf courses, clubhouse and facilities;

●	approximately $0.2 million, or 2.5% of the net proceeds we receive from this offering, for repayment of two loans due to South State Bank and two promissory notes due to the Kissimmee Bay Community Association, Inc.;

●	approximately $1.0 million, or 11% of the net proceeds we receive from this offering, for marketing, promotion and brand building activities;

●

approximately $1.3 million in an aggregate, or 13.5% of the net proceeds for repayment of balances with shareholders including:

- two loans made by each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung to us in connection with the acquisition of Kissimmee Bay and Remington (the “2014 Loans”) (As of March 31, 2024, we had an outstanding balance under the 2014 Loans with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung for amounts of $387,369, $309,996, and $77,474, respectively.); and

- a loan made by each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung to us in connection with the repayment of a Paycheck Protection Program (the “PPP Loan”) due to the United States Small Business Administration (the “2024 Loan”) (As of the date of this prospectus, the outstanding amount due to Mr. S. Cheung, Mr. C. P. Cheung, and Mr. Y. C. Cheung under the 2024 Loans is an aggregate amount of approximately $500,000, which is interest-free and due to each of the three parties in proportions of 50%, 40% and 10%.).

●	the balance, or approximately 58% to fund working capital and for other general corporate purposes.

The above-mentioned promissory notes due to the Kissimmee Bay Community Association, Inc. have (i) a maturity date of July 1, 2031 and accrues interest equal to 6.5% per annum until paid on the unpaid principal of the initial principal amount of $87,198.85 which is to be repaid in equal successive monthly installments for a period of 96 months, and (ii) a maturity date of August 1, 2025 and accrues interest equal to 5.5% per annum until paid on the unpaid principal of the initial principal amount of $25,050 which is to be repaid in equal successive monthly installments for a period of 36 months. The proceeds received from each of the promissory notes due to the Kissimmee Bay Community Association, Inc. were used for working capital purposes.

The above-mentioned PPP Loan due to the United States Small Business Administration has a maturity date of May 13, 2050, and accrues interest equal to 3.75% per annum on the principal amount of $500,000. The proceeds received were used for working capital purposes to alleviate economic injury caused by disaster occurring in the month of January, 2020.

Both of the 2014 Loans due to each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung for a principal amount of $1,447,739.16 and $1,307,619.69, are due to each of the three parties in proportions of 50%, 40% and 10% of the outstanding principal. Both of the 2014 Loans are interest free, repayable upon listing of our common stock on Nasdaq, and were used for working capital purposes.

The 2024 Loan due to each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung for a principal amount of $500,000, are due to each of the three parties in proportions of 50%, 40% and 10% of the outstanding principal. The 2024 Loan is interest free, repayable upon listing of our common stock on Nasdaq, and was used to repay the PPP Loan.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering, which could change in the future as our plans and business conditions evolve. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

As of the date of this prospectus, we have not paid any cash dividends on our common stock, and our board of directors intends to continue a policy of retaining earnings, if any, for use in our operations. We are organized under the Nevada Revised Statutes (the “NRS”), which prohibits the payment of a dividend if, after giving it effect, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities. Our board of Directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of stockholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant.

CAPITALIZATION

The following table sets forth our capitalization. Such information is set forth on the following basis:

●	on an actual basis for March 31, 2024; and

●	on a pro forma, as adjusted basis to reflect (i) the issuance and sale of 3,000,000 shares of common stock by us in this offering (excluding any sale of shares pursuant to the underwriter’s over-allotment option) at the assumed initial public offering price of $4.00 per share with gross proceeds of $12,000,000, after deducting the estimated discounts to the underwriter of $840,000, non-accountable expense allowance of $120,000, and the estimated offering expenses borne by us of $1,596,104, resulting in net proceeds of $9,443,896, leading to a $3,000 increase in common stock and $9,440,896 increase in additional paid-in capital; (ii) the receipt of subscription receivables of $18,160 on an as adjusted basis from original shareholders on the time of listing. There will be an aggregate increase in cash and cash equivalents of $9,462,056.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of March 31, 2024
	Actual	Pro Forma As Adjusted

Cash and cash equivalents	882,328	10,856,452

Bank and other borrowings	747,509	747,509

Stockholders’ equity
Preferred stock: 50,000,000 shares authorized; $0.001 par value, 20,000,000 shares of series A preferred stock designated; 10,000,000 shares issued and outstanding as of March 31, 2024 and outstanding per pro forma as adjusted	10,000	10,000
Common stock: 450,000,000 shares authorized; $0.001 par value, 10,880,000 shares issued and outstanding as of March 31, 2024 and 13,880,000 shares issued and outstanding per pro forma as adjusted	10,880	13,880
Additional paid-in capital	2,082,456	11,523,352
Subscription receivables	(18,160)	-
Accumulated deficit	(509,156)	(509,156)
Total Stockholders’ Equity	1,576,020	11,038,076
Total Capitalization	$2,323,529	$11,785,585

A $1.00 increase (decrease) in the assumed initial public offering price of $4 per share would increase (decrease) each of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $2.7 million, assuming the number of the common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us. An increase (decrease) of one million in the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by approximately $3.7 million, assuming no change in the assumed initial public offering price per common stock as set forth on the cover page of this prospectus.

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DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock in this offering and the net tangible book value per share of common stock upon completion of this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the net tangible book value per share attributable to the existing stockholders for our presently outstanding shares of common stock.

Our net tangible book value attributable to stockholders as of March 31, 2024 was $669,745, or $0.06 per share of common stock. Net tangible book value represents the amount of our total consolidated tangible assets (excluding deferred offering costs, operating lease right-of-use assets and deferred tax assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per share common stock (as adjusted for the offering) from the initial public offering price per share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to the issuance of 3,000,000 shares of common stock offered in this offering since March 31, 2024 based on the initial public offering price of $4.00 per share after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us and excluding amounts from the offering due to the Selling Stockholder, our pro forma as adjusted net tangible book value as of March 31, 2024, would have been $10,131,801, or $0.73 per outstanding share of common stock. This represents an immediate increase in net tangible book value of $0.67 per share of common stock to the existing stockholders, and an immediate dilution in net tangible book value of $3.27 per share to investors purchasing the common stock in this offering. The as adjusted information discussed above is illustrative only.

If the underwriter exercises its option to purchase additional shares to cover over-allotments in full, the pro forma as adjusted net tangible book value per share after giving effect to our initial public offering would be approximately $0.86 per share, and the dilution in pro forma net tangible book value per share to investors in our initial public offering would be approximately $3.14 per share.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares of our common stock based on the foregoing firm commitment offering assumptions.

	Offering without Over-allotment Option	Offering with full Exercise of Over-allotment Option

Assumed initial public offering price per share of common stock	$4	$4
Net tangible book value per share of common stock as of March 31, 2024	$0.06	$0.06
Pro forma increase per share of common stock attributable to this offering	$0.67	$0.80
Pro forma as adjusted net tangible book value per share immediately after this offering	$0.73	$0.86
Dilution per share of common stock to new investors in this offering	$3.27	$3.14

The following tables summarize, on an as adjusted basis described under this section above, the differences between existing stockholders and the new investors with respect to the number of shares of our common stock purchased from us, the total consideration paid and the average price per share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Shares purchased		Total consideration		Average price per share
	Number	Percent	Amount	Percent	$
Existing stockholders	10,880,000	78.39%	2,093,336	14.85%	0.19
New investors	3,000,000	21.61%	12,000,000	85.15%	4.00
Total	13,880,000	100.00%	14,093,336	100.00%	1.02

The dilution information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our common stock and other terms of this offering determined at the pricing.

28

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and the related notes to those financial statements included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations related to future events and our future financial performance that involve risks, uncertainties and assumptions, such as statements regarding our intentions, plans, objectives, expectations, forecasts and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Disclosure Regarding Forward-Looking Statements.” All amounts included herein with respect to the fiscal years ended December 31, 2023 and 2022 are derived from our audited consolidated financial statements and for the three months ended March 31, 2024 and 2023 from our unaudited interim financial statements included elsewhere in this prospectus, each of which we prepared in accordance with U.S. Generally Accepted Accounting Principles or U.S. GAAP.

General Overview of Operations

We own and operate two public golf country clubs in Florida that we acquired in 2014. Our golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfers. Our two golf country clubs are situated on over 289 acres of multi-service recreational property.

Each of our golf country clubs is organized into four revenue streams: (i) golf operations, (ii) sales of food and beverage; (iii) sales of merchandise; and (iv) ancillary income.

Management’s Plans

Over the next twelve months, we plan to continue to promote, market, manage and operate our golf country clubs with the intent to (i) attract and retain customers across a number of demographic groups to further develop customer loyalty and capture a greater share of customers in the greater Orlando Florida region and (ii) increase revenue from managing and operating our golf country clubs.

We believe attracting and retaining customers while increasing customer engagement and loyalty by providing what we believe to be a high quality golfing experience will drive our revenue. Drivers of our revenue growth will require further steps to maintain and build on quality experiences at our golf country clubs. To achieve the foregoing, we intend to focus on:

●	Renovating and modernizing our golf country clubs to promote more enjoyable use of our facilities;
●	Retaining new regional customers from the growth of the surrounding greater Orlando Florida region through marketing efforts; and
●	Expanding our portfolio through regional country club acquisitions.

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Key Factors Affecting our Results of Operations

a.	Seasonality and weather

Our businesses are subject to seasonality and typically the first quarter of each year is our busiest season of the year. Then, even during our busy season, our business activities are affected by weather conditions. In 2023, we believe that we experienced very few rainy days during the first quarter making almost every day of the busiest season a suitable day for playing golf.

b.	Cost of maintenance due to inflation

Our maintenance contract with our major vendor, DTE, was only renewed in 2022 and the renewed contractual price did not fully reflect the inflationary environment that subsequently impacted the labor, fertilizer and chemical markets. In order to maintain our golf courses at a quality level that is consistent with our price points, after thorough discussions with the management of DTE, we had agreed to increase our contract price with DTE by a total of $200,000 starting in October 2023. This increase did not fully impact our cost basis in 2023 but will be in 2024. The maintenance cost and contract with DTE may be subject to further increases in 2024 if the inflationary environment continues to impact our maintenance needs.

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States. They include the financial statements of the Company and its subsidiaries. All transactions and balances among these entities have been eliminated upon consolidation.

Critical Accounting Policies, Judgments and Estimates

We have identified certain accounting policies that are significant to the preparation of our Group’s financial information. Some of our accounting policies involve subjective assumptions and estimates, as well as complex judgements relating to accounting items. In each case, the determination of these items requires management judgements based on information and financial data that may change in future periods. When reviewing our financial statements, you should consider: (i) our selection of accounting policies; and (ii) the results to changes in conditions and assumptions. We set forth below those accounting policies that we believe are of critical importance to us or involve the most significant estimates and judgements used in the preparation of our Group’s financial statements.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include allowance for doubtful accounts, allowance for deferred tax assets, the useful lives and impairment assessment of property and equipment and estimated incremental borrowing rate of lease. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Revenue Recognition

All revenue recognized in the consolidated statements of operations is considered to be revenue from contracts with customers in accordance with Accounting Standards Codification (“ASC”) 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

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The Company recognizes revenue when, or as, performance obligations under the terms of a contract are satisfied, which generally occurs when, or as, control of promised goods or services are transferred to customers. Revenue is measured as the amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services (“transaction price”). To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount to which the Company expects to be entitled. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and the determination of whether to include such estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information that is reasonably available. The Company accounts for taxes collected from customers and remitted to governmental authorities on a net basis and excludes these amounts from revenues.

In addition, the Company defers certain costs to fulfill the Company’s contracts with customers to the extent such costs relate directly to the contracts, are expected to generate resources that will be used to satisfy the Company’s performance obligations under the contracts, and are expected to be recovered through revenue generated under the contracts. Contract fulfillment costs are incurred as the Company satisfies the related performance obligations.

Revenue from golf operations

There are two types of service charges maintained by the Company, the players can either (1) subscribe to the golfing services for a period of time of one year at a discount (i.e. annual membership dues); or (2) purchase the services at the counter by one-time payment (i.e. one-time green fees). The golf courses are open to public and hence our customers include both local and overseas citizens. The charges comprise of both the cart fee and fees for playing in the golf course, which is fixed without variable consideration, and the customers either pay via cash or credit card. The entire service fee from customers is non-refundable and required to be paid in advance.

The Company sells annual memberships to local patrons. The performance obligation of the annual membership is for the Company to provide a patron with access to the golf course and cart, subject to availability of a tee time for a patron to play a single round on the 18-hole course; the round of golf is expected to be completed before sunset of the day of the booking of that tee time. The Company recognizes revenue from these annual memberships on a monthly basis over twelve months. The annual memberships are non-refundable. Payments for memberships in the form of cash or credit card are received in advance, and are recorded as contract liabilities-deferred revenue, and recognized to revenue at the end of each month. Management believes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the customers is substantially similar for each month, even though the exact volume of services may vary. The Company concludes that the annual membership dues satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The annual membership dues are fixed and there is no variable consideration, significant financing components or noncash consideration. There is no contract asset related to these annual membership dues. As of December 31, 2023 and 2022, the Company recorded contract liabilities - deferred revenue of $158,429 and $19,456, respectively.

One-time green fees require the Company to provide to a patron access to a designated 18-hole golf course and cart to play a single round of golf subject to non-hazardous weather conditions that is expected to be completed before sunset of the day of booking of that tee time. Management believes access to the golf course and the card constitute a single performance obligation as either service is not available to be purchased separately. Payments for tee times are non-refundable and are received via cash or credit card immediately prior to the initiation of the patron playing the round of 18-hole golf; therefore, and one-time green fees are not refundable. Typically, in the event that weather is not expected to permit the patron to play and complete the single round of golf, the Company will not undertake the transaction and take payment from the patron. The one-time green fees are fixed and there is no variable consideration.

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Sales of merchandise, food and beverage

Golf course patrons regularly buy golf balls, clothing, paraphernalia, and gloves, or will enjoy food and beverage offered at the clubhouses. Patrons make orders at the counter. The price is fixed without variable consideration. The Company recognizes revenue when the merchandise or food and beverage are delivered, net of discounts, if any and control of the product has been passed to the customer. If the clothing or wearables have product defects, they are subject to exchange, but all sales are final and not subject to return. Product delivery is evidenced by a payment receipt record. Payments are settled via cash or credit card. The respective revenue is recognized at a point in time. There are no warranties, sales returns and refunds after the orders are delivered to the customers at the counter.

Ancillary revenue

Ancillary revenue represented the lease of its clubhouse for several hours for events held by associations or individuals such as golf tournaments and lease of golf club to individuals for one day playing golf in the Company’s golf course. The revenue was recognized upon services were rendered (i.e. on daily basis when the venue or golf club was used that day). Deposit was received in advance for booking of clubhouse and recognized as contract liabilities – deferred income upon receipt and recognized as revenue in the statements of income when service was rendered or no show after booking. Deposit received is non-refundable.

Accounts Receivable, net

Accounts receivable mainly represent amounts due from customers paid by credit cards for provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for doubtful accounts/expected credit loss. The credit cards payment is to be settled either within few days after the year end date due to the timing difference for the payment transfer from credit card center to the bank accounts of the Company or within one month after the services were utilized by the customers who have authorized the Company to make the payment through their credit cards. The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts/expected credit loss and records allowance for doubtful accounts/expected credit loss expense when deemed necessary. The Company records an allowance for doubtful accounts/expected credit loss that is based on historical trends, customer knowledge, any known disputes, future expectation, future economic situation consideration and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Our accounts receivable are written off against the allowance after all attempts to collect a receivable have failed. As of December 31, 2023 and 2022, the Company had no allowance for doubtful/expected credit loss due to no experiences on default from customers or failure of transfer from credit card center after payment authorization was made by customers and all outstanding accounts receivable as of December 31, 2023 and 2022 and March 31, 2024 were subsequently settled before the report date.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group as of December 31, 2023 and 2022 and March 31, 2024 are accounted for as operating leases.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances.

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Income Tax

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of December 31, 2023 and 2022 and March 31, 2024, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements, respectively.

The Company recognizes interest and penalties related to uncertain income tax positions in other expenses. No interest and penalties related to uncertain income tax positions were recorded during the years ended December 31, 2023 and 2022 and during the three months ended March 31, 2024 and 2023, respectively.

Recently adopted accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Results of Operations (For the Years Ended December 31, 2023 and 2022)

	For the Years Ended
	December 31,
	2023	2022

Revenue
Golf operations	$2,643,856	$2,310,615
Sales of food and beverage	682,281	517,694
Sales of merchandise	138,450	99,366
Ancillary revenue	90,125	80,979
Total revenue	3,554,712	3,008,654

Operating costs:
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	1,189,889	1,015,852
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	209,226	167,614
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	92,675	56,228
Salaries and benefits	683,941	556,880
Depreciation	174,207	163,371
Other general and administration expenses	951,616	580,463
Total operating costs	3,301,554	2,540,408

Income from operations	253,158	468,246

Other income (expense)
Interest expense	(30,393)	(36,196)
Other income	28,098	8,900
Total other expense	(2,295)	(27,296)

Income before income tax	250,863	440,950

Income tax (benefits) expenses	(135,265)	117,757

Net Income	$386,128	$323,193

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Revenue

Revenues disaggregated by major revenue streams for the years ended December 31, 2023 and 2022 are disclosed in the table below:

	For the Years Ended
	December 31,		Changes
	2023	2022	$	%
Golf operations
– annual membership dues	$168,723	$230,874	$(62,151)	(27)%
– one-time green fees	2,475,133	2,079,741	395,392	19%
Sales of food and beverage	682,281	517,694	164,587	32%
Sales of merchandise	138,450	99,366	39,084	39%
Ancillary revenue	90,125	80,979	9,146	11%
	$3,554,712	$3,008,654	$546,058	18%

Our revenue is comprised of golf operations, sales of food and beverage and sales of merchandise. Overall increase in revenue year over year by $546,058 or 18% was mainly due to the increase in one-time green fees from golf operations, sales of food and beverage and sales of merchandise which was partially offset by decrease in annual membership dues from golf operations.

Revenue from golf operations increased by $333,241 or 14% from $2,310,615 for the year ended December 31, 2022 to $2,643,856 for the year ended December 31, 2023, which was driven by the increase in one-time green fees from golf operations by $395,392 or 19% which partially offset the decrease in annual membership dues from golf operations by $62,151 or 27%.

One-time green fees from golf operations accounted for 70% and 69% of total revenue for the years ended December 31, 2023 and 2022 respectively. Increase in one-time greens fees by 19% resulted from the increase in total number of rounds by 10% from approximately 50,000 rounds during fiscal year ended 2022 to approximately 55,000 rounds during fiscal year ended 2023 as well as the increase in average price per round by 8% from $39 per round December 31, 2022 to $42 per round for the year ended December 31, 2023.

Annual memberships decreased by 27% was mainly due to most of the annual membership dues being received during the third quarter during the year ended December 31, 2023 and the remaining unused monthly services were deferred to the year of 2024.

Increase in revenue from sales of food and beverage by $164,587 or 32% from $517,694 for the year ended December 31, 2022 to $682,281 for the year ended December 31, 2023, which was contributed by the increase in quantities sold by 16% from approximately 100,000 for the year ended December 31, 2022 to approximately 116,000 for the year ended December 31, 2023 and the average unit price remained stable at $6 per unit for the year ended December 31, 2022 and $6 for the year ended December 31, 2023. The increase in quantity sold was in line with increase in golf operations.

Increase in revenue from sales of merchandise by $39,084 or 39% from $99,366 for the year ended December 31, 2022 to $138,450 for the year ended December 31, 2023, which was contributed by the increase in sales of golf balls, men’s and ladies’ wear and gloves by 44% as a result of the increase in sales to customers playing golf during the year ended December 31, 2023.

Ancillary revenue mainly represented the equipment and facilities rental, including the lease of our clubhouse and lease of golf club to our customers. The increase by $9,146 or 11% was mainly due to increase in demand for rental services for activities and events during the year ended December 31, 2023.

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Operating expenses

Operating expenses consisted of the following:

	For the Years Ended
	December 31,
	2023	2022	Changes	%
Golf operating costs(1)	$1,189,889	$1,015,852	$174,037	17%
Cost of food and beverage sales(1)	209,226	167,614	41,612	25%
Cost of merchandise sales(1)	92,675	56,228	36,447	65%
Salaries and benefits	683,941	556,880	127,061	23%
Depreciation	174,207	163,371	10,836	7%
Other general and administrative expenses	951,616	580,463	371,153	64%
	$3,301,554	$2,540,408	$761,146	30%

(1)	Exclusive of depreciation and salaries and benefits shown separately above.

The operating expenses of the Company mainly consists of costs related to golf operations, costs related to sales of food and beverage and merchandise, salaries and benefits, depreciation and other miscellaneous administrative expenses. The overall operating expenses increased by $761,146 or 30% from $2,540,408 for the year ended December 31, 2022 to $3,301,554 for the year ended December 31, 2023 which was primarily due to increases across all operating cost categories during the current year discussed below.

Golf operating expenses consisted of course upkeep expenses including the regular repair and maintenance of the golf courses and landscaping. Increase in golf operating expenses increased by $174,037 or 17% from $1,015,852 for the year ended December 31, 2022 to $1,189,889 for the year ended December 31, 2023 which was attributable to the increase in number of rounds by golf players as discussed in revenue above which was resulted in increase in the frequency of landscaping and repair and maintenance of equipment required by 16%.

The increase in cost of food and beverage by $41,612 or 25% from $167,614 for the year ended December 31, 2022 to $209,226 for the year ended December 31, 2023 was in line with the increase in sales of food and beverage.

Our cost of merchandise sales consisted of mainly the purchase cost of golf balls, men’s and ladies’ wears and gloves. Increase in cost of merchandise sales was mainly due to the combined effect of (i) increase in revenue from sales of merchandise; and (ii) average purchase costs for golf balls, men’s and ladies’ wear and gloves increased by 43%.

Our salaries and benefits mainly consisted of the director’s remuneration, the staff costs and welfare of management, operating team, cashier and administrative personnel. The increase in salaries and benefits by 23% was primarily due to increased mandatory minimum wage and inflation driven cost of living adjustments to key management members and staff by 23% as compared to prior year.

Our depreciation is mainly derived from the recreational building, golf carts, pump stations and other operating equipment. The increase in depreciation was mainly due to the acquisition of a pump station, cooler and freezer and air-conditioning system resulting in an aggregate depreciation of approximately $148,000 during the year ended December 31, 2023.

Other general and administrative expenses mainly consisted of professional fees, repair and maintenance of restaurant machineries and equipment, utilities, liability insurance, personal property tax and real estate tax, credit card charges and other miscellaneous administrative expenses. Increase in other general and administrative expenses by $371,153 or 64% from $580,463 for the year ended December 31, 2022 to $951,616 for the year ended December 31, 2023 was attributable to the increase in insurance expenses by approximately $35,000 resulted in obtaining coverage in the State of Florida; (ii) increase in repair and maintenance of restaurant machineries and equipment by $30,000; and (iii) increase in audit fee of $268,000 for listing purpose.

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Other income (expenses)

Other income (expenses) mainly includes interest expenses regarding the bank other borrowings incurred, bank interest income and additional service charges from customers who paid by credit cards.

Income tax expenses

The Company provides for income tax under ASC 740, “Income Taxes” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the new federal statutory rate of 21% to the income tax amount recorded for the years ended December 31, 2023 and 2022. Income tax (benefits) expenses was $(135,265) and $117,757 for the year ended December 31, 2023 and 2022, respectively, which was mainly derived from the deferred tax assets on net operating losses (“NOLs”).

The Group evaluated the recoverable amounts of deferred tax assets to the extent that future taxable profits will be available against which the NOLs and temporary difference can be utilized.

As of December 31, 2022, the deferred tax assets of $73,573 represented the net operating losses (“NOLs”) of $277,634 recognized for Chrome I due to the opinion of the management that Chrome I has taxable income to be utilized the NOLs in the foreseeable future. During the year ended December 31, 2023, deferred tax assets of $26,604 recognized under Chrome I was further utilized. As of December 31, 2023, deferred tax assets of Chrome I carried forward indefinitely was $46,969.

During the year ended December 31, 2023, the management believed that the NOLs of Chrome II has taxable income to utilize the NOLs in the foreseeable future and recognized the NOLs carryforwards of $1,034,247 as deferred tax assets of $274,075 and among which $84,914 of deferred tax assets were utilized during the current year. As of December 31, 2023, deferred tax assets of Chrome II carried forward indefinitely was $189,161.

As of December 31, 2023, the Company had $891,049 of NOLs which can be carried forward indefinitely.

The NOLs carry forwards are subject to certain limitations due to the change in control of the Company pursuant to Internal Revenue Code Section 382.

Net income

Our income for the years ended December 31, 2023 and 2022, was $386,128 and $323,193, respectively. The increase of net income by $62,935 or 19% was mainly due to the increase in our revenue during the year ended December 31, 2023 and recognition of deferred tax assets on NOLs as discussed above.

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Results of Operations (For the Three Months Ended March 31, 2024 and 2023)

	For the Three Months Ended
	March 31,
	2024	2023

Revenue
Golf operations	$1,220,881	$1,447,602
Sales of food and beverage	245,261	270,880
Sales of merchandise	51,092	59,893
Ancillary revenue	36,401	40,466
Total revenue	1,553,635	1,818,841

Operating costs:
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	391,231	296,967
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	70,808	79,995
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	24,116	34,250
Salaries and benefits	235,848	255,168
Depreciation	50,007	42,004
Other general and administration expenses	301,515	168,295
Total operating costs	1,073,525	876,679

Income from operations	480,110	942,162

Other income (expense)
Interest expense	(10,186)	(7,177)
Other income	19,442	7,849
Total other income, net	9,256	672

Income before income tax	489,366	942,834

Income tax expenses (benefits)	159,982	(23,953)

Net Income	$329,384	$966,787

Revenue

Revenues disaggregated by major revenue streams for the three months ended March 31, 2024 and 2023 are disclosed in the table below:

	For the Three Months Ended
	March 31,		Changes
	2024	2023	$	%
Golf operations
– annual membership dues	$74,223	$79,643	$(5,420)	(7)%
– one-time green fees	1,146,658	1,367,959	(221,301)	(16)%
Sales of food and beverage	245,261	270,880	(25,619)	(9)%
Sales of merchandise	51,092	59,893	(8,801)	(15)%
Ancillary revenue	36,401	40,466	(4,065)	(10)%
	$1,553,635	$1,818,841	$(265,206)	(15)%

Our revenue is mainly comprised of golf operations, sales of food and beverage and sales of merchandise. Overall decrease in revenue period over period by $265,206 or 15% was mainly due to the decrease in one-time green fees from golf operations and the associated sales of food and beverage.

Revenue from golf operations decreased by $226,721 or 16% from $1,447,602 for the three months ended March 31, 2023 to $1,220,881 for the three months ended March 31, 2024, which was driven by the decrease in annual membership dues from golf operations by $5,420 or 7% and the decrease in one-time green fees from golf operations by $221,301 or 16%.

One-time green fees from golf operations accounted for 74% and 75% of total revenue for the three months ended March 31, 2024 and 2023 respectively. Decrease in one-time greens fees by 16% resulted from the decrease in total number of rounds by approximately 26% from approximately 27,000 rounds during the three months ended March 31, 2023 to approximately 20,000 rounds during the three months ended March 31, 2024 as well as the decrease in average price per round by 7% from $42 per round for the three months ended March 31, 2023 to $39 per round for the three months ended March 31, 2024. Decrease in number of rounds was mainly due more rainy dates during the first quarter of 2024 and in turn we had to reduce the prices to attract more golfers on bad weather days.

Annual memberships slightly decreased by $5,420 or 7% was mainly due to the decrease in demand from customers who paid annual membership dues for the three months ended March 31, 2024.

Decrease in revenue from sales of food and beverage by $25,619 or 9% from $270,880 for the three months ended March 31, 2023 to $245,261 for the three months ended March 31, 2024, which was contributed by the decrease in quantities sold by 17% from approximately 48,000 pieces of food and beverage for the three months ended March 31, 2023 to approximately 40,000 pieces of food and beverage for the three months ended March 31, 2024 and the average unit price remained stable at $6 per unit for both periods. The decrease in quantities sold were in line with decrease in golf operations.

Decrease in revenue from sales of merchandise by $8,801 or 15% from $59,893 for the three months ended March 31, 2023 to $51,092 for the three months ended March 31, 2024, which was caused by the decrease in sales of golf balls, men’s wear and headwear by 15% as a result of the decrease in customers playing golf during the three months ended March 31, 2024.

Ancillary revenue mainly represented the equipment and facilities rental, including the lease of our clubhouse and lease of golf club to our customers. The decrease by $4,065 or 10% was mainly due to decrease in demand for rental services for activities and events during the three months ended March 31, 2024.

37

Operating expenses

Operating expenses consisted of the following:

	For the Three Months Ended
	March 31,
	2024	2023	Changes	%
Golf operating costs(1)	$391,231	$296,967	$94,264	32%
Cost of food and beverage sales(1)	70,808	79,995	(9,187)	(11)%
Cost of merchandise sales(1)	24,116	34,250	(10,134)	(30)%
Salaries and benefits	235,848	255,168	(19,320)	(8)%
Depreciation	50,007	42,004	8,003	19%
Other general and administrative expenses	301,515	168,295	133,220	79%
	$1,073,525	$876,679	$196,846	22%

(1)	Exclusive of depreciation and salaries and benefits shown separately above.

The operating expenses of the Company mainly consists of costs related to golf operations, costs related to sales of food and beverage and merchandise, salaries and benefits, depreciation and other miscellaneous administrative expenses. The overall operating expenses increased by $196,846 or 22% from $876,679 for the three months ended March 31, 2023 to $1,073,525 for the three months ended March 31, 2024 which was primarily due to increases in golf operating costs and other general and administrative expenses which were offset by the decrease in cost of merchandise sales and salaries and benefits during the current period discussed below.

Golf operating expenses consisted of course upkeep expenses including the regular repair and maintenance of the golf courses and landscaping. Increase in golf operating expenses increased by $94,264 or 32% from $296,967 for the three months ended March 31, 2023 to $391,231 for the three months ended March 31, 2024 which was attributable to the increase in the contractual landscaping and repair and maintenance with the largest vendor, Down to Earth, after the rainy days which are more frequent during the first quarter of 2024 despite the decrease in revenue.

The decrease in cost of food and beverage sales by $9,187 or 11% from $79,995 for the three months ended March 31, 2023 to $70,808 for the three months ended March 31, 2024 was in line with the decrease in sales of food and beverage.

Our cost of merchandise sales consisted of mainly the purchase cost of golf balls, men’s and ladies’ wears, gloves and headwear. Decrease in cost of merchandise sales was mainly due to the decrease in revenue from golf operations as a result of decrease in customers visiting our pro shops.

Our salaries and benefits mainly consisted of the director’s remuneration, the staff costs and welfare of management, operating team, cashier and administrative personnel. The decrease in salaries and benefits by $19,320 or 8% was primarily due to the decrease in the director’s remuneration by $50,000 to Mr. Cheung ChiPing for his involvement in the daily operations and management of golf operations of the Company for the three months ended March 31, 2024.

Our depreciation is mainly derived from the recreational building, golf carts, pump stations and other operating equipment. The increase in depreciation was mainly due to the replacement of a pump station, and air-conditioning system with acquisition costs of $181,471.

Other general and administrative expenses mainly consisted of professional fees, repair and maintenance of restaurant machineries and equipment, utilities, liability insurance, personal property tax and real estate tax, credit card charges and other miscellaneous administrative expenses. Increase in other general and administrative expenses by $133,220 or 79% from $168,295 for the three months ended March 31, 2023 to $301,515 for the three months ended March 31, 2024 was mainly attributable to the recognition of audit fee of $113,500 for listing purpose during the period.

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Other income (expenses)

Other income (expenses) mainly includes interest expenses regarding the bank other borrowings incurred, bank interest income and additional service charges from customers who paid by credit cards. The increase in other income by $11,593 was mainly due to the increase in service charges from customers due to more usage of credit cards by the customers and the increase in bank interest income.

Income tax expenses

The Company provides for income tax under ASC 740, “Income Taxes” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The Company is incorporated in the State of Nevada and is not subject to tax on income or capital gains under current Nevada law. In addition, upon payments of dividends by these entities to their shareholders, no Nevada withholding tax will be imposed.

The Company’s deferred tax asset and income tax expenses are computed at the federal statutory rate of 21% and state of Florida tax rate of 5.5% to the income tax amount recorded for the three months ended March 31, 2024 and 2023.

The Group evaluated the recoverable amounts of deferred tax assets to the extent that future taxable profits will be available against which the net operating losses and temporary difference can be utilized.

As of March 31, 2024, the Company had $323,805 of net operating losses (“NOLs”) which can be carried forward indefinitely.

The NOLs carry forwards are subject to certain limitations due to the change in control of the Company pursuant to Internal Revenue Code Section 382.

The Company recorded income tax expenses of $159,982 for the three months ended March 31, 2024 while income tax benefits of $23,953 for the three months ended March 31, 2023. Please refer to Note 12 – Income Tax to the Consolidated Financial Statements for more details.

Net income

Our income for the three months ended March 31, 2024 and 2023, was $329,384 and $966,787, respectively. The decrease of net income by $637,403 or 66% was mainly due to the decrease in our revenue by $265,206 and increase in our operating costs by $196,846 which mainly due to additional professional fees for listing purpose during the three months ended March 31, 2024 and increased income tax expense due to utilization of NOLs for the three months ended March 31, 2024.

Liquidity and Capital Resources

The following table sets forth a breakdown of our current assets and liabilities as of dates indicated:

Working Capital (As of December 31, 2023 and 2022)

The following table summarizes our cash and working capital as of December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022	Changes	%
Cash and cash equivalents	$646,294	$693,151	$(46,857)	(7)%
Accounts receivable – net	36,299	29,219	7,080	24%
Inventories, net	55,704	59,362	(3,658)	(6)%
Deferred offering costs	252,964	-	252,964	100%
Other current assets	125	-	125	100%
Total currents assets	$991,386	$781,732	$209,654	27%

Accounts payable and accrued liabilities	$495,930	$308,394	$187,536	61%
Contract liabilities – deferred revenue	158,429	19,456	138,973	714%
Bank and other borrowings – current	135,970	67,681	68,289	101%
Operating lease liabilities – current	222,275	215,217	7,058	3%
Due to related parties	1,651,407	2,065,543	(414,136)	(20)%
Total current liabilities	$2,664,011	$2,676,291	$(12,280)	(0)%

Working Capital Deficiency	$(1,672,625)	$(1,894,559)	$221,934	(12)%

Accounts receivables

Accounts receivable mainly represent amounts due from customers paid by credit cards for provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for doubtful accounts/expected credit loss. Increase in balance mainly due to increase in revenue during current year end.

Inventories

Our inventories consist of merchandise goods such as golf balls, gloves, men’s wear and women’s wears, food and beverages. The Company keeps low inventories since the turnaround time is short.

Deferred offering costs

Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred offering costs, as well as additional expenses to be incurred, will be charged to statements of income. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds and recognized in equity of the Company.

Accounts payable and accrued liabilities

Accounts payable and accrued liabilities represented the payable to the vendors for the course upkeep costs, credit cards charge payables, sales tax payables and property tax payable. Increase in accounts payable and accrued liabilities balance by $187,536 or 61% from $308,394 as of December 31, 2022 to $495,930 as of December 31, 2023 was mainly due to an increase in payables to vendors as a result of an increase in course upkeep expenses including regular repair and maintenance of the golf courses and landscaping.

Contract liabilities – deferred revenue

Contract liabilities – deferred revenue represented the annual membership dues received in advance before the usage of golf course by the customers. The increase in this balance by $138,973 or 714% was mainly due to a large portion of annual membership dues being received in the third quarter of 2023 and for part of the services to be used by these customers in fiscal year 2024. Hence, the unearned revenue was deferred as of December 31, 2023.

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Bank and Other Borrowings

The Company borrowed loans from various financial institutions for working capital purpose. Our borrowings are as follows:

Initiation date	Loan No.	Principal Amount	Maturity date	Fixed Interest Rate	December 31, 2023	December 31, 2022
May 13, 2020	#1	$500,000	April 13,2050	3.75%	$488,961	$499,650
May 17, 2022	#2	$25,050	August 1,2025	5.5%	13,975	23,431
September 9, 2022	#3	$150,000	September 9, 2025	6.75%	91,202	138,634
August 1, 2023	#4	$87,199	July 1, 2031	6.50%	74,089	-
November 13, 2023	#5	$120,000	November 13, 2026	9.25%	117,088	-
Total loans payable					785,315	661,715
Current portion					(135,970)	(67,681)
Long-term portion					$649,345	$594,034

The increase in bank and other borrowings was mainly due to the new loans from a bank and a non-financial institutions with an aggregate principal amount of $207,199 with three years terms and partially offset by the repayment of loan #3 of $47,432 during the year ended December 31, 2023.

Operating lease liabilities

The operating leases liabilities represented the leases for corporate office, golf cars and golf equipment for terms of four to five years. The operating leases – current remained stable at $222,275 and $215,217 as of December 31, 2023 and 2022 respectively.

Amounts due to related parties

Amounts due to related parties consists of the following:

Name	Relationship	Nature	December 31, 2023	December 31, 2022
Mr. Cheung Ching Ping	Shareholder of the Company	Interest-free listing expense loans(1)	$520,964	$-
Mr. Cheung Ching Ping	Shareholder of the Company	Interest-free shareholder’s loans(2)	472,272	$989,822
Mr. Cheung Chi Ping	Shareholder and Director of the Company	Interest-free shareholder’s loans(2)	377,817	791,857
Mr. Cheung Chi Ping	Shareholder and Director of the Company	Director’s remunerations(3)	185,900	85,900
Mr. Cheung Yick Chung	Shareholder of the Company	Interest-free shareholder’s loans(2)	94,454	197,964
			$1,651,407	$2,065,543

Notes:

(1)	On September 7, 2023, Mr. Cheung Ching Ping, a shareholder of the Company, entered into a loan facility agreement with the Company that Mr. Cheung Ching Ping agreed to pay the listing expenses incurred for the initial public offering in Nasdaq on behalf of the Company before listing with a maximum principal amount of $1,000,000. Pursuant to the facility agreement, the loan is interest-free, unsecured and repayable on the earlier of the listing of our common stock on Nasdaq, or December 31, 2024. As of December 31, 2023 and 2022, amount of listing expenses paid by Mr. Cheung Ching Ping on behalf of the Company was $520,964 and Nil.

(2)	On April 24, 2014, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung entered into two shareholders’ loan agreements with Chrome Field I, Inc. and Chrome Field II, Inc., wholly-owned subsidiaries of the Company, respectively. Pursuant to the shareholders’ loan agreements, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung agreed to grant shareholders’ loans at principal amounts of $1,307,619.69 and $1,447,739.16 to Chrome Field I, Inc. and Chrome Field II, Inc., respectively, in a proportion of 50%, 40% and 10%, respectively, in connection with the acquisition of Kissimmee Bay and Remington in 2014. Pursuant to the shareholders’ loan agreements, the loans are interest-free, unsecured and to repayable on demand. As of December 31, 2023, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $472,272, $377,817 and $94,454, respectively. As of December 31, 2022, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $989,822, $791,857 and $197,964, respectively.

(3)	For the sake of compensating Mr. Cheung Chi Ping’s involvement in the daily operations and management of golf operations of the Company, director’s remuneration was granted by the Company every year based on the performance of the Company. For the years ended December 31, 2023 and 2022, the Company charged $110,000 and $100,000 as director’s remuneration to Mr. Cheung Chi Ping and recognized under salaries and benefits of statements of income. As of December 31, 2023 and 2022, outstanding director’s remuneration was $185,900 and $85,900, respectively. The balance is interest-free, unsecured and repayable on demand.

Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung signed an undertaking that no demand on repayment from the Company since December 31, 2022 and the balances will be fully settled upon listing of the Group.

Working Capital (as of March 31, 2024 and December 31, 2023)

The following table summarizes our cash and working capital as of March 31, 2024 and December 31, 2023:

	March 31,	December 31,
	2024	2023	Changes	%
Cash and cash equivalents	$882,328	$646,294	$236,034	37%
Accounts receivable – net	33,568	36,299	(2,731)	(8)%
Inventories, net	56,701	55,704	997	2%
Deferred offering costs	512,068	252,964	259,104	102%
Other current assets	125	125	-	0%
Total currents assets	$1,484,790	$991,386	$493,404	50%

Accounts payable and accrued liabilities	$361,415	$495,930	$(134,515)	(27)%
Contract liabilities – deferred revenue	181,962	158,429	23,533	15%
Bank and other borrowings – current	138,417	135,970	2,447	2%
Operating lease liabilities – current	197,264	222,275	(25,011)	(11)%
Due to related parties	1,854,111	1,651,407	202,704	12%
Total current liabilities	$2,733,169	$2,664,011	$69,158	3%

Working Capital Deficit	$(1,248,379)	$(1,672,625)	$424,246	(25)%

Accounts receivables

Accounts receivable mainly represent amounts due from customers paid by credit cards from provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for doubtful accounts/expected credit loss. The accounts receivables remained stable at $33,568 and $36,299 as of March 31, 2024 and December 31, 2023 respectively.

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Inventories

Our inventories consist of merchandise goods such as golf balls, gloves, men’s wear and women’s wears, food and beverages. The Company keeps low inventories since the turnaround time is short.

Deferred offering costs

Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred offering costs, as well as additional expenses to be incurred, will be charged to statements of income. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds and recognized in equity of the Company. The increase was due to additional payment for expenses for listing purpose during the three months ended March 31, 2024.

Accounts payable and accrued liabilities

Accounts payable and accrued liabilities represented the payable to the vendors for the course upkeep costs, credit cards charge payables, sales tax payables and property tax payable. Decrease in accounts payable and accrued liabilities balance by $134,515 or 27% from $495,930 as of December 31, 2023 to $361,415 as of March 31, 2024 was mainly due to the decrease in accounts payable by $91,646 as a result of settlement of payables to vendors outweighed the costs incurred to vendors during the three months ended March 31, 2024.

Contract liabilities – deferred revenue

Contract liabilities – deferred revenue represented the annual membership dues received in advance before the usage of golf course by the customers. The increase in this balance by $23,533 or 15% was mainly due to more annual membership dues being received in advance in the first quarter of 2024 to be used in the coming year.

Bank and Other Borrowings

The Company borrowed loans from various financial institutions for working capital purpose. Our borrowings are as follows:

Initiation date	Loan No.	Principal Amount	Maturity date	Fixed Interest Rate	March 31, 2024	December 31, 2023
May 13, 2020	#1	$500,000	April 13,2050	3.75%	$486,406	$488,961
May 17, 2022	#2	$25,050	August 1,2025	5.5%	11,954	13,975
September 9, 2022	#3	$150,000	September 9, 2025	6.75%	78,829	91,202
August 1, 2023	#4	$87,199	July 1, 2031	6.50%	62,074	74,089
November 13, 2023	#5	$120,000	November 13, 2026	9.25%	108,246	117,088
Total loans payable					747,509	785,315
Current portion					(138,417)	(135,970)
Long-term portion					$609,092	$649,345

The overall decrease in bank and other borrowings was mainly due to the repayment of loans of $37,806 during the three months ended March 31, 2024.

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Operating lease liabilities

The operating leases liabilities represented the leases for corporate office, golf carts and golf equipment for terms of four to five years. The decrease in the operating leases – current was mainly due to the repayments during the three months ended March 31, 2024.

Amounts due to related parties

Amounts due to related parties consists of the following:

Name	Relationship	Nature	March 31, 2024	December 31, 2023
Mr. Cheung Ching Ping	Shareholder of the Company	Interest-free listing expense loans(1)	$893,568	$520,964
Mr. Cheung Ching Ping	Shareholder of the Company	Interest-free shareholder’s loans(2)	387,369	472,272
Mr. Cheung Chi Ping	Shareholder and Director of the Company	Interest-free shareholder’s loans(2)	309,996	377,817
Mr. Cheung Chi Ping	Shareholder and Director of the Company	Director’s remunerations(3)	185,704	185,900
Mr. Cheung Yick Chung	Shareholder of the Company	Interest-free shareholder’s loans(2)	77,474	94,454
			$1,854,111	$1,651,407

Notes:

(1)	On September 7, 2023, Mr. Cheung Ching Ping, a shareholder of the Company, entered into a loan facility agreement with the Company that Mr. Cheung Ching Ping agreed to pay the listing expenses incurred for the initial public offering in Nasdaq on behalf of the Company before listing with a maximum principal amount of $1,000,000. Pursuant to the facility agreement, the loan is interest-free, unsecured and repayable on the earlier of the listing of our common stock on Nasdaq, or December 31, 2024. As of March 31, 2024 and December 31, 2023, amount of listing expenses paid by Mr. Cheung Ching Ping on behalf of the Company was $893,568 and $520,964.

(2)	On April 24, 2014, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung entered into two shareholders’ loan agreements with Chrome Field I, Inc. and Chrome Field II, Inc., wholly-owned subsidiaries of the Company, respectively. Pursuant to the shareholders’ loan agreements, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung agreed to grant shareholders’ loans at principal amounts of $1,307,619.69 and $1,447,739.16 to Chrome Field I, Inc. and Chrome Field II, Inc., respectively, in a proportion of 50%, 40% and 10%, respectively, in connection with the acquisition of Kissimmee Bay and Remington in 2014. Pursuant to the shareholders’ loan agreements, the loans are interest-free, unsecured and to repayable on demand. As of March 31, 2024, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $387,369, $309,996 and $77,474, respectively. As of December 31, 2023, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $472,272, $377,817 and $94,454, respectively.

(3)	For the sake of compensating Mr. Cheung Chi Ping’s involvement in the daily operations and management of golf operations of the Company, director’s remuneration was granted by the Company every year based on the performance of the Company. For the three months ended March 31, 2024 and 2023, the Company charged $40,000 and $90,000, respectively, as director’s remuneration to Mr. Cheung Chi Ping and recognized under salaries and benefits on the statement statements of income. The balance is interest-free, unsecured and repayable on demand. As of March 31, 2024 and December 31, 2023, outstanding director’s remuneration was $185,704 and $185,900, respectively.

Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung signed an undertaking that no demand on repayment from the Company since December 31, 2022 and the balances will be fully settled upon listing of the Group.

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Cash Flows (For the Years Ended December 31, 2023 and 2022)

The following table summarizes our cash flows from operating, investing and financing activities:

	For the Years Ended
	December 31,
	2023	2022	Changes
Cash provided by Operating Activities	$848,032	$576,256	$271,776
Cash used in Investing Activities	$(251,389)	$(207,582)	$(43,807)
Cash used in Financing Activities	$(643,500)	$(364,781)	$(278,719)
Net change in cash and cash equivalents	$(46,857)	$3,893	$(50,750)

Cash Flow from Operating Activities

During the fiscal year ended December 31, 2023, our net cash provided by operating activities was approximately $848,032, primarily arising from net income of $386,128, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustment for non-cash item mainly consisted of depreciation of $174,207 and unpaid director’s remuneration of $100,000. Changes in operating assets and liabilities mainly include (i) an increase in deferred tax assets of $162,557 due to $274,075 being recognized during the year for the NOLs and partially offset by the utilization of NOLs for the current year ended December 31, 2023 as mentioned above; (ii) an increase in accounts payable and accrued liabilities of $187,536 due to increase in accounts payable to vendors for the course upkeep costs; and (iii) an increase in contract liabilities of $138,973 due to a large portion of annual membership dues being received in the third quarter of 2023 for services to be used by customers partly in fiscal year 2024.

During the fiscal year ended December 31, 2022, our net cash provided by operating activities was approximately $576,256, which was driven by net income of $323,193, and adjusted for non-cash items and changes in operating assets and liabilities. Adjustment for non-cash item mainly consisted of depreciation of $163,371 and unpaid director’s remuneration of $30,000. Changes in operating assets and liabilities mainly include (i) a decrease in deferred tax assets of $99,765 due to the prior year tax credits; (ii) an increase in inventory of $33,742 due to an increase in unsold merchandise goods; and (iii) a decrease in accounts payable and accrued liabilities of $39,424 due to a decrease in accounts payable.

Cash Flows from Investing Activities

During the fiscal year ended December 31, 2023, cash flows used in investing activities were for the purchase of property and equipment and prepayment for acquisition of property and equipment of $147,953 and $103,436, respectively. The purchase and the prepayment for acquisition of property and equipment was due to payments for clubhouse renovations such as roof replacement, clubhouse exterior wall painting, down payment for a new pump station to replace the old one and down payment for a new air-conditioner system to be installed to replace the old one.

During the fiscal year ended December 31, 2022, cash flows used in investing activities were for the purchase of property and equipment of $207,582, it is mainly due to payments for the course renovations, roof replacement and bridge improvement.

Cash Flows from Financing Activities

During the fiscal year ended December 31, 2023, cash used in financing activities was the result of net repayments of related party loans of $514,136 and deferred offering costs of $252,964 offset by net proceeds from bank and other borrowings of $123,600.

During the fiscal year ended December 31, 2022, cash used in financing activities was the result of net repayments of related party loans of $466,000 offset by net proceeds from bank and other borrowings of $101,219.

Cash Flows (For the Three Month Ended March 31, 2024 and 2023)

The following table summarizes our cash flows from operating, investing and financing activities:

	For the Three Months Ended
	March 31,
	2024	2023	Changes
Cash provided by Operating Activities	$470,125	$1,081,343	$(611,218)
Cash used in Investing Activities	$(99,885)	$(381)	$(99,504)
Cash used in Financing Activities	$(134,206)	$(1,047,583)	$913,377
Net change in cash and cash equivalents	$236,034	$33,379	$202,655

Cash Flow from Operating Activities

During the three months ended March 31, 2024, our net cash provided by operating activities was approximately $470,125, primarily arising from net income of $329,384, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustment for non-cash item mainly consisted of depreciation of $50,007 and unpaid director’s remuneration of $40,000. Changes in operating assets and liabilities mainly include (i) a decrease in deferred tax assets of $150,321 due to the utilization of NOLs for the three months ended March 31, 2024; (ii) a decrease in accounts payable and accrued liabilities of $134,515 due to decrease in accounts payable as a result of settlement of payables to vendors outweighed the costs incurred to vendors; and (iii) an increase in contract liabilities of $23,533 due to more annual membership dues being received in advance in the first quarter of 2024 to be used in the coming year.

During the three months ended March 31, 2023, our net cash provided by operating activities was approximately $1,081,343, which was driven by net income of $966,787, and adjusted for non-cash items and changes in operating assets and liabilities. Adjustment for non-cash item mainly consisted of depreciation of $42,004 and unpaid director’s remuneration of $90,000. Changes in operating   assets and liabilities mainly include (i) a decrease in accounts receivables of $20,355 due to decrease in revenues during the period end; (ii) a decrease in accounts payable and accrued liabilities of $23,725 due to more settlement of payables to vendors outweighed the costs incurred to vendors; and (iii) an increase in deferred tax assets of $22,276 due to recognition of deferred tax assets of $274,075 during the period for the NOLs and partially offset by the utilization of NOLs of $251,799 for the current period.

Cash Flows from Investing Activities

During the three months ended March 31, 2024, cash flows used in investing activities were for the purchase of property and equipment of $99,885. It was due to the purchase of pump station and the installation of new air-conditioner system.

During the three months ended March 31, 2023, cash flows used in investing activities were for the purchase of property and equipment of $381, it is mainly due to payments for the course improvement.

Cash Flows from Financing Activities

During the three months ended March 31, 2024, cash used in financing activities was the result of deferred offering costs of $259,104 and repayments of bank and other borrowings of $37,806 and offset by net proceeds from related party loans of $162,704.

During the three months ended March 31, 2023, cash used in financing activities was the result of repayments of related party loans of $1,030,100 and repayments of bank and other borrowings of $17,483.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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Capital Expenditures

We incurred capital expenditures of $251,389 and $207,582 for the years ended December 31, 2023 and 2022, respectively, which mainly related to the purchase of pump station, cooler and freezer, air-conditioning system, restaurant equipment and clubhouse improvements.

Contractual Obligations

Lease Agreements

The Company has six leases classified as right of use operating leases for corporate office, golf cars and golf equipment.

Future minimum lease payments under operating leases at December 31, 2023 were as follows:

Year ending December 31,
2024	$230,865
2025	97,439
2026	47,482
375,786
Less imputed interest	(12,490)
Operating lease liabilities	$363,296

Future minimum lease payments under operating leases as of March 31, 2024 were as follows:

Year ending December 31,
2024 (excluding three months ended March 31, 2024)	$173,148
2025	97,439
2026	47,482
$318,069
Less imputed interest	(9,671)
Operating lease liabilities	$308,398

Bank and other borrowings

Future minimum payments under bank and other borrowings at December 31, 2023 were as follows:

Year ending December 31,	Total
2024	$135,970
2025	128,162
2026	66,817
2027	12,423
2028	12,897
Thereafter	429,046
$785,315

Future minimum payments under bank and other borrowings at March 31, 2024 were as follows:

Year ending December 31,	Total
2024 (excluding the three months ended March 31, 2024)	$98,164
2025	128,162
2026	66,817
2027	12,423
2028	12,897
Thereafter	429,046
Total bank and other borrowings	$747,509

Cash Flow Sufficiency

In order to meet the debt obligations and operating needs of our business, our management expects to satisfy the cash flow needs and through (i) maintaining stable relationships with banks in order to renew the bank borrowings upon maturity or to arrange for additional banking facilities for use when necessary; (ii) closely monitoring the collection status of accounts receivable and actively following up with our customers for settlements; (iii) diversifying and broadening our customer base to avoid reliance on particular customers and to expand our sources of revenue and cash flow; (iv) effectively managing accounts payable and negotiating for longer credit periods from suppliers, when necessary; (v) obtaining financial support from our Controlling Shareholder and investors to meet short-term operating expenses; and (vi) continuing to focusing on improving operational efficiency and cost reductions and enhancing efficiency.

The Company believes that, taking into consideration the present available banking facilities and internal financial resources we have, including the current levels of cash and cash flows from operations, and the measures mentioned above, will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this report.

Quantitative and Qualitative Disclosure About Market Risk

Credit Risk

The Company’s principal financial assets are cash and cash equivalents and accounts receivables. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. The Company has not experienced losses on their accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Management believes that the Company is not exposed to any significant credit risk with respect to its cash.

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The Company mitigates its credit risk on receivables by actively managing and monitoring its receivables. The Company mitigates credit risk by evaluating the creditworthiness of customers prior to conducting business with them and monitoring its exposure for credit losses with existing customers. Since all accounts receivable as at years ended December 31, 2023 and 2022 and for the three months ended March 31, 2024 and 2023 are aged within one year and collected all receivables subsequent to year end, minimum credit risk was noted for accounts receivable.

Vendor concentration risk

As of March 31, 2024 and December 31, 2023 and 2022, the Company owed 74%, 85% and 84% of accounts payable to a key supplier, respectively.

For the three months ended March 31, 2024 and 2023, one vendor accounted for 28% and 25% of our total operating costs. No other vendor accounts for more than 10% of our total operating costs for the three months ended March 31, 2024 and 2023, respectively.

For the years ended December 31, 2023 and 2022, one vendor accounted for 31% and 32% of our total operating costs. No other vendor accounts for more than 10% of our total operating costs for the years ended December 31, 2023 and 2022, respectively.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as its financial liabilities carry interest at fixed rates.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including through operations and financial support from our stockholders and financial institutions. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency, as well as servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters. Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Trend information

Other than as disclosed in “Risk factors” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our operating revenue, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily be indicative of future operating results or financial position.

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BUSINESS

Overview

We own and operate two public golf country clubs in Florida that each feature a golf-club, consisting of over 289 acres of multi-service recreational property. Our golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfer. We believe our golf country clubs are a serene combination of approachable golf and nature that are designed to appeal to local residents and tourists alike. Both of our golf-courses are aesthetically complemented by nearby waterways of which we believe provide both our golf-courses with scenic backdrops and enhance our customers’ golfing experience. Our golf country clubs also host local golf leagues, golf-tournaments, and private events. We believe the natural elements and diverse challenges of our golf-courses, services and amenities offers a compelling value to our customers and will allow our facilities to maintain customer loyalty while being an attractive tourist destination in the greater Orlando Florida region. Moreover, we believe that “green fees” or entry fees at our golf-courses are priced affordably compared to Orlando’s resort area courses, and as a result are popular especially during our peak winter season in the greater Central Florida region. The property underlying both of our golf country clubs and the owner of that property is part of and subject to the Association, a not-for-profit corporation homeowners association. Leveraging our two golf country clubs, we plan to (i) continue to develop customer loyalty and capture a greater share of the golf-players who live in- or visit-the greater Orlando region and (ii) increase our revenue from the operation of our golf country clubs. We believe the quality of our golf-courses and the amenities we offer will continue to enhance our ability to attract and retain golf-players across a number of demographic groups and skill levels.

Each of our golf country clubs is organized into four principal  business segments: (i) golf recreation, retail golf products, and equipment and facilities rental, (ii) membership dues, (iii) food and beverage services. and (iv) ancillary services and amenities. Each of the golf-courses featured at our golf country clubs present a different set of physical and strategic challenges depending on the layout and where we place the position of a ball-hole and flagstick on a green from time to time during the golf-season. We believe this variation helps to create an enjoyable experience for our customers, no matter how many times they have visited our golf-courses before. Our golf country clubs are less than a mile away from one another, providing our customers with an excellent option for a 36-hole day of golf at both of our facilities. Our customers will encounter similar elements at our golf-courses that may be found at most golf courses which include but are not limited to what we consider to be the essential parts of a golf-course: greens, fairways, and hazards—such as bunkers or the rough.

The “tee” is located in the “tee box” where each hole of a golf-course begins. The “green” is where the hole and flagstick are located. The “fairway” is a stretch of short grass between the tee box and the putting green. The goal of the game of golf is to get the golf ball from the tee, and into the hole on the green with the fewest strokes possible. Every hole of each course ends at the green. The tee box is a close-cut area of grass at the starting point of the hole. Our golf-courses have several tee boxes available for our customers to choose from based on a customer’s skill level. Usually, tees near the fairway are meant for beginners, while more advanced golf-players are better suited to hit a golf-ball from the back tees at the beginning of each hole on a golf-course. For example, our tee boxes are marked by colors which correlate to a recommended skill level to make it easy for our customers to decide where to start. Once a customer has chosen where to “tee off” or drive the ball towards the green, they can place a ball on a tee and take a swing.

Our golf-courses include a number of intentionally designed obstacles our customers should strategically avoid on the golf-course which are known as “hazards” or areas referred to “the rough”. We believe these hazards keep each round of golf interesting and challenging for our customers. Our customers should strategically avoid landing a golf ball near or on hazards such as water or bunkers, which are narrow pits filled with sand. Similarly, our customers should avoid hitting a ball near or around the rough, which is a manicured and longer-cut area of grass surrounding our fairways and greens because it is usually difficult and unpredictable to hit a ball from the rough. If a customer has their ball in the rough or in a sand trap, they often move the ball back to the fairway or into the green with golf country clubs known as sand wedges, lob wedges, or pitching wedges. However, if a customer cannot hit the ball, they must take a one-stroke penalty and either hit the ball again or drop their golf ball near the hazard, but not closer to the hole.

The grass we place on our greens is the most highly manicured area on the course. We maintain the greens so that the grass contained therein is short so that the ball can easily roll. Before a customer takes a shot on the green, they must read the ground conditions. To read the conditions of the green, a customer often makes note of the highest point on the surface because golf-putts (or shorter golf-ball taps) will usually roll away from that point. For example, sometimes wet, humid conditions like those in Florida will cause a green to slow a golf-ball down which may cause golf-putts to stick to the grass. Our greens superintendent regularly measures the rolling speed of our greens using a “stimpmeter” to assess the “stimp” of our putting greens which helps us determine whether additional topdressing of sand is needed on each of our greens to keep the roll fast and consistent. The stimp represents the numerical value that represents how fast the golf ball rolls on the putting surface while a “Stimpmeter” device is used to measure the speed of a golf course green by applying a known velocity to a golf ball and measuring the distance traveled in feet. The lower the stimp, the slower the greens while, the higher the stimp, the faster the greens. We believe manicuring the greens is important to our customers and that the manicured greens create a more enjoyable experience at our golf country clubs.

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We acquired both of our golf country clubs in 2014, and since then, our management team has grown alongside the business. Similarly, our revenue has increased steadily during the last five years due to efforts from our greens superintendent as well as the executive management team. We believe recent capital improvements at both golf country clubs will help the facilities and our golf-courses progressively grow in stature and reputation in order to keep up to date with future infrastructure needs that can meet future demand and structural wherewithal. As a result of these upgrades and our management’s plans for growth, we believe they have gained valuable experience and are well-equipped to take on additional assets and continue to enhance the performance of both golf country clubs since our initial acquisition in 2014. The following provides an overview of the unique features and services offered by both of our golf country clubs.

The Kissimmee Bay Country Club

The Kissimmee Bay Country Club (“Kissimmee Bay”), located south of Orlando, Florida, was designed by Clifton, Ezell & Clifton and hosts a par 71 18-hole course with five colored sets of tee boxes with increasing difficulty designated by color with a total yardage of 6,830, lined with oak trees that we believe date back a hundred years that blend with classic palm trees to anchor and frame the vistas across Kissimmee Bay. In 2017, we upgraded Kissimmee Bay’s greens with highly manicured “champion G12” grass, a new cultivar of champion ultradwarf Bermuda grass which now line the greens on Kissimmee Bay’s course. To that end, due to the course’s acclaimed beauty and value, in 2023 Kissimmee Bay was appropriately recognized and named by Golf Digest magazine as one of “Best Courses in Orlando under $100.”1

While open to the public daily, Kissimmee Bay is also intertwined with the local community through our membership in the Association and maintains 100 members as of March 1, 2024. It is specifically located in a neighborhood in Kissimmee, Florida near the intersection of Irlo Bronson Hwy (US192) and the Florida Turnpike. This golf-course opened for play in 1990 and is situated approximately fifteen minutes’ drive from Orlando International Airport and just west of East Lake Tohopekaliga. For the twelve months ended 2022, 39,446 rounds of golf were played.

In addition to standard recreational golf and related services, Kissimmee Bay guests enjoy accommodations that include a full kitchen, antique-display, bar, and banquet room where we offer what we believe are popular crowd-pleasing menu-items. Kissimmee Bay’s event space can comfortably seat large golf events as well as private events including weddings, galas, banquets, business meetings, and holiday parties. These events generate significant business for our club, and help to drive club visibility, while increasing our food and beverage sales and facility utilization. Kissimmee Bay’s clubhouse walls also feature a display adorned with rare golf antiques that we believe are rare in the golf world. Kissimmee Bay hosts a local rotary club’s weekly meetings which maintains possession of those golf antiques. The antiques are not held by Kissimmee Bay.

The Remington Golf Club

The Remington Golf Club (“Remington”) was designed by architects Clifton, Ezell & Clifton and hosts a par 72 18-hole course with five colored sets of tee boxes with increasing difficulty designated by color with a total yardage of 7,111. Remington is designed along hardwood trees, palm trees and classic and tropical flora and was built in 1996.

Remington Golf Club is specifically located in Kissimmee Florida near the intersection of Irlo Bronson Hwy (US192) and the Florida Turnpike. Remington opened for play in May 1996. Remington is also intertwined with the local community through our membership in the Association and has 33 members as of March 1, 2024. The average rounds of golf played per year at Remington is approximately 37,902.

Remington’s clubhouse features a full kitchen, a bar, a pro-shop and three of our offices. Remington offers customers a no-frills golf experience for casual recreational play. We offer hot and cold food options at Remington’s clubhouse.

The property underlying both of our golf country clubs and the owner of that property is part of and subject to the Association, a not-for-profit corporation homeowners association. The Association is the governing homeowners’ association which is responsible for the operation of the Kissimmee Bay community in which the Association’s voting membership is made up of owners, and in which membership is a mandatory condition of property ownership in the community. Each household within the association is entitled to cast one vote and the owner of our golf country clubs is entitled to cast ten votes   at each Association meeting where Association-wide matters may be voted on. As of March 1, 2024, there were approximately 293 households in the Association and the golf country club owner’s vote represents approximately 3% of the total votes that may be cast. The Association is governed by a “Master Declaration of Covenants, Conditions, Restrictions, Easements and Reservations” for Kissimmee Bay (the “CCR”) that, among other things, (i) limits certain of our property use, (ii) imposes several reciprocal and non-reciprocal easements on us, (iii) outlines design guidelines on our property that we and the Association owners must adhere to and (iv) creates the Association that has the power to levy assessments and liens, review proposed architectural changes and govern common amenities. We provide club memberships to a group of legacy members who are part of the Association pursuant to the CCR who enjoy the lifestyle of patronizing Kissimmee Bay and Remington year-round. The Association’s CCR does not materially interfere with the ordinary course of business of the Company or any of its subsidiaries.

1 The best courses you can play in Orlando under $100. Golf Digest. (January 21, 2023). https://www.golfdigest.com/courses/guides/best-public-golf-courses-orlando-under-100-dollars

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Our Business Model

We are the manager and operator of golf country clubs just south of Orlando, Florida. We believe that our golf country clubs are designed to appeal to a wide-ranging population that attracts customers across a number of local and tourism-driven demographic groups. We believe the combination of our geographic location and approachable golf-courses allow us to capture a greater share of a broad base of customers’ discretionary leisure spending. We believe our golf country clubs are designed to provide customers with lush and serene backdrops where they can enjoy leisure and social activities.

Both of our golf-courses are conveniently located just south of Orlando, Florida and both Remington and Kissimmee Bay are an approximate 23-minute drive to popular attractions such as Walt Disney World Resort. Similarly, both our golf-courses are easily accessible via major highways and in close proximity to Orlando International Airport. According to Frost & Sullivan Limited, whom we commissioned in December 2023 to produce the Frost & Sullivan Report which covers and analyzes the golf club industry for a period of 2018-2022, Orlando, Florida is one of the most visited cities in the world for leisure travelers with domestic and international visitors combined rising from 111.8 million in 2018 to 137.4 million in 2022. Further, both our golf-courses are open for play to the general public provided, however, Kissimmee Bay and Remington maintain club memberships in order to provide exclusive benefits to those members, including but not limited to, reduced green and food and beverage fees. For the fiscal year ended December 31, 2023, Kissimmee Bay accounted for 55% of our total club revenue and business, Remington accounted for 45% of our total club revenue and business.

We are a service-oriented business, but we depend on a number of third-party suppliers in order to comprehensively operate our golf country clubs and its and supply our customers with enjoyable leisure experiences. Our large suppliers include equipment and service suppliers, all of whom are independent third parties. These third-party vendors include but are not limited to our golf-course maintenance, equipment, professional service providers, golf cart supplier, golf merchandise suppliers, and food and beverage suppliers. Moreover, as a leisure business, we do not depend on any individual customer. Instead, our primary goal is to continuously enhance our quality and services to ensure every customer has a positive experience in order to recommend and revisit either of our golf country clubs. Our golf-courses provide a broad variety of golf services to appeal to a diverse group of families and individuals who lead an active lifestyle and seek flexible access to a public golf-course near Orlando, Florida. Our operations are seasonal in nature, and we experience annual peak and shoulder seasons which are determined by the climate in Central Florida, as well as factors that we believe include regional and holiday-driven tourism, discretionary leisure spending associated with larger national or regional macroeconomic trends. The shoulder season is comprised of months before and after the peak season and historically includes mid-April to May, and October to December, while our peak season historically includes January through mid-April. Slow season historically takes place during Florida’s summers, inclusive of June through September. Our operations, services and revenue streams are organized into four principal business sectors: (i) golf recreation, retail golf products, and equipment and facilities rental, (ii) membership dues, (iii) food and beverage services. and (iv) ancillary services and amenities.

Golf Recreation

Green Fees. For the year ended December 31, 2023 and three months ended March 31, 2024, we generated approximately 72% and 74% of our gross revenue from collecting daily green fees which each golfer is charged for every round of eighteen holes that golfer plays, respectively. Green fee rates differ by the day of the week, time of day, or season. In both Kissimmee Bay and Remington, our club golf cart rentals are included with green fees which we believe allow our customers to traverse each round with ease and keep traffic flowing throughout our golf clubs. We also feature practice putting greens at both clubs in order for our customers to practice their short distance golf-games. Short-game is where golf-players practice finesse-related skills due to the need for accuracy over short distances. Practice greens, also called putting greens are included with green fees and are popular amongst those customers warming up before a round of golf. For the fiscal year ended December 31, 2022, and 2023, our green fees revenue increased from $2,079,741 to $2,475,133, respectively representing a year over year increase of approximately 19%. For the three months ended March 31, 2023 and 2024, our green fees revenue decreased from $1,367,959 to $1,146,658, respectively representing a quarter over quarter decrease of approximately 16%.

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Driving Ranges. Both Remington and Kissimmee Bay offer driving ranges for golfers to practice their long golf-game. Our driving ranges are unique because they are both aquatic ranges and provide an exciting opportunity for our guests to practice their long-range golf swings over waterways. In the long game aspect of golf that is practiced at our golf ranges, power and distance are required so that a golf-player’s ball can approach the putting green in as few strokes as possible. We believe our aquatic ranges offer our customers a dynamic experience distinct from traditional golf ranges due to the fact that our ranges require golfers to rent and drive a particular type of golf ball into a large body of water such as a lake or pond. To enjoy a successful aquatic driving range experience, customers often rent special types of floater range balls that are preferred when golfing at our unique ranges. We believe floater range balls are approximately 5% lighter to allow for flotation and are unlike traditional golf balls. We believe renting the aquatic balls to our customers is advantageous to our operations because they allow our golf country clubs to reuse the floater range balls at a higher rate than traditional golf balls and without high operational intensity. This is because, after a floater range ball is driven by a customer into the waterway, that ball is retrieved by club operations and reused with minimal effort as compared with those typically required to retrieve traditional golf balls from an extensive grass-based driving range.

As of the date of this prospectus, we sell our floater range balls at $9 per bucket to our customers. Part of our daily operations includes the retrieval and replenishment of floater range balls to limit inventory turnover and keep operations at our ranges running smoothly.

Retail Golf Products and Equipment and Facilities Rental

Pro shops. We maintain pro shops at both of our golf country clubs, which offer golf apparel, equipment, and information about our golf-courses. Our pro shops include unique retail options such as golf balls, golf-gloves, logoed hats and polos. At our pro shops, we only sell golf clubs on a prepaid custom-order-basis, which avoids our need to maintain a large inventory and prevents long turnovers of ordered equipment.

Golf product rental. We maintain multiple sets of new or gently used golf country clubs on premises for guest rental purposes. We annually purchase and replenish eight to ten sets of new Wilson Sporting Goods branded golf clubs to rent out to our Kissimmee Bay guests. Annually, any golf clubs over a year in age are transferred to Remington for customer rentals. Our annual replenishment of golf country clubs is designed to provide new clubs for rentals at both of our golf facilities. We believe, new golf clubs retain higher golf club rental rates and provide customers with a better golfing experience in order to generate reasonable returns for each golf club rental.

Golf cart rental. We leased approximately 76 golf carts from Yamaha Golf-Car Company (“Yamaha”) at each golf-course in January 2020. Historically, we have renewed our Yamaha leases every four years. However, as of the date of this prospectus and due to Yamaha’s supply chain issues, our current golf cart leases have gone beyond four years. As of March 1, 2024 we expect to renew our golf cart leases in the fourth quarter of 2024. Golf cart rentals are included in the price of green fees, and we believe including the golf carts with each round of golf provides our customers with a comfortable and enjoyable experience. We believe the use of golf carts at our golf country clubs allows our customers to swiftly and easily travel between the eighteen holes at each of our golf-courses without delaying or interfering with other customers use of the same golf-course.

Membership Dues

We provide club memberships to a group of legacy members who are part of the Association pursuant to the CCR who enjoy the lifestyle of patronizing Kissimmee Bay and Remington year-round. As part of that membership, our members pay an annual fee and in return have the ability to play unlimited rounds of golf at Kissimmee Bay and Remington throughout the year. Members also enjoy select discounts at Kissimmee Bay and Remington. Our overall revenue and future growth does not heavily rely on our members because we do not advertise our two membership programs at Kissimmee Bay and Remington. We believe more tee times for daily golfers will be freed up, particularly during peak seasons by not widely advertising our memberships.

We believe we have a great relationship with all of our members and in turn our members provide stable recurring revenue throughout the year. As of March 1, 2024, Kissimmee Bay had over 65 memberships and Remington had over 30 memberships. For the year ended December 31, 2023, and the three months ended March 31, 2024, membership dues totaled $168,723 and $74,223, respectively each of which represented approximately 5% of our total revenues.

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Food and Beverage Services

Our food and beverage services provide what we believe to be high-quality, freshly prepared food, snacks, and non-alcoholic and alcoholic beverages to our customer base. As of the date of this prospectus, both of our golf country clubs maintain liquor licenses issued by the state of Florida. Our chef, Michael Meaux, brings over ten years of culinary experience from a local restaurant close to Kissimmee Bay. At Kissimmee Bay, Mr. Meaux prepares freshly made menu items, ensuring our patrons enjoy a variety of food options. We receive fresh food materials from our vendors every week, which we believe ensures a consistent supply of ingredients. Bars at both clubhouses are a popular attraction, especially for those golfers looking to relax during their visit. Our bars serve as a central gathering place for members, golfers, and their guests. Additionally, we organize weekly evening residential events at both of our golf country clubs to provide members with special offerings and community benefits.

Golfers on our courses make up our primary customer base for food and beverages, who are often looking for a convenient meal after a round of golf. Alternatively, those interested in hospitality in our leisurely clubhouses also frequent our clubhouse restaurant. Food and beverage services are a highly profitable area for our operations, and we believe that by continually improving our menu and food quality while minimizing waste, we can maximize food and beverage sales. We aim to achieve a net margin of approximately 20% in our food and beverage services and believe this goal is particularly attainable at Kissimmee Bay because we offer daily lunch services with a focus on popular comfort food items prepared on-site by Chef Michael Meaux. Similarly, we believe our clubhouse bars offer hubs for socializing while our experienced bartenders foster a friendly and engaging atmosphere. We do not permit any of our customers to bring any outside alcoholic beverages onto either of our properties.

We also maintain beverage carts at each golf-club, which are operational on a seasonal basis. For example, our beverage carts are in operation every day during peak season. In shoulder seasons, they operate on weekends. In slower seasons, they operate upon request, typically for large tournaments or outings. Remington similarly offers hot and cold food along with drinks at the clubhouse bar.

For the fiscal year ended December 31, 2022 and 2023, food and beverage revenue increased from $517,694 to $682,281 or 19%, which accounts for approximate 18% and 19% of our total revenue, respectively. For the three months ended March 31, 2023 and 2024, food and beverage revenue decreased from $59,893 to $51,092, respectively representing a quarter over quarter decrease of approximately 15%.

Ancillary Services and Amenities

Outside of golfing, both of our golf country clubs provide a variety of additional amenities and services that we believe appeal to families and individual customers alike, such as well-appointed clubhouses, a variety of dining options, event and meeting spaces and outdoor gathering spaces. We believe our golf country clubs have quality facilities, a breadth of amenities and the ability to host several relevant functions and events.

Kissimmee Bay and Remington each have their own clubhouse, featuring a pro-shop, kitchen, bar, and dining area. At Kissimmee Bay, the kitchen and bar areas are larger than Remington and includes a dividable banquet room with a maximum capacity of 200 persons. This banquet room can be split into two smaller event spaces, allowing for simultaneous events. This banquet room is a rentable space for private events and related event services. We believe this strategic service offering capitalizes on the club’s scenic landscapes and spacious ballroom, which has rapidly gained popularity among couples seeking an extraordinary and scenic wedding experience. Our club offers a number of pre-planned and flexible packages, catering to the individual needs of each client to create a custom event. This ancillary service not only diversifies our revenue streams but positions us as a competitive operator in what we believe to be a lucrative event and wedding industry within the greater Orlando, Florida region. Remington’s clubhouse is smaller in comparison, but despite its size, it has a fully functional kitchen with a walk-in cooler and freezer.

We also annually host dozens of tournaments and outings at our golf country clubs under which we charge by the person for use of our golf-courses and driving range, if requested. We also charge an outside food service fee for those events where outside food is typically brought in, as well as other service-related fees associated with room rentals at our facilities. Customers that host events at our golf country clubs range from corporations to non-profits or local chapters of social clubs. As part of any tournament or outing, we provide the event with golf-club bag drop services, scorecards and placards with hole assignments for all participants included with the rented golf-carts. In order to provide stability for tournaments and outings, we require prospective events to pay at least two weeks ahead of the event. Moreover, if events are cancelled within ninety days of the event date, we require fifty percent of the event costs to be paid to make-up for any anticipated losses our golf country clubs may experience due to such cancellation.

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Our Operational and Competitive Strengths

Accessible and Convenient Locations. Kissimmee Bay and Remington are located near Orlando which we believe is one of Florida’s major cities known for its tourist attractions and populations, commerce, and densely populated residential areas. Because our golf country clubs are close to Orlando and major theme parks nearby, we believe both golf country clubs are in a better position to attract both local residents and tourists visiting the city than other golf country clubs located far beyond city-centers. We believe that many of the tourists visiting these attractions in greater Orlando Florida area are well-positioned to spend a day at one of our golf country clubs. The golf country clubs are both easily accessible via major highways, which makes locating our locations easy for visitors. Similarly, Orlando International Airport is only a thirty minutes’ drive away from both of our golf country clubs, which we believe adds convenience for international and out-of-state visitors.

Aesthetically Appealing Grounds. We believe both of our golf country clubs boast natural beauty due to their intentional design near and around bodies of waters and inclusion of mature trees. We believe that these aesthetic design considerations contribute to the allure of both of our golf-courses due to their scenic backdrops. Ultimately, we believe that if customers enjoy their surroundings while playing a round of golf, it will enhance their golfing experience and encourage future visits. In fact, Remington was built in the mid-1990s and designed by the Clifton, Ezell & Clifton Golf Design Group. We have uniquely designed both golf-courses with their own features such as abundant water, generous landing areas and scenic landscaping. For instance, Remmington uses a layout cut from an oak forest which makes its 6,830-yard, par-71 length not as long as some of the newer golf-courses. We believe the layout requires our customers to constantly plan their golfing strategy to achieve a good score so that each round of golf is unique. We believe this may promote a higher repeat customer rate at our golf country clubs. Kissimmee Bay also boasts a new champion dwarf G12 hybrid grass on each of its greens which we believe will help to roll golf balls very fast, with little resistance to the golf-player. This particular cultivar of grass features a smaller leaf blade, so it has less resistance against a golf-ball initially when a golf-player plays on that greens’ surface because the surface is smaller which we believe creates a desirable consistency on the putt from the beginning of the of the stroke all the way through to the hole. Because of the nature of these hybrid greens, we believe they will maintain their consistent smooth nature year-round, and these greens challenge even the most seasoned golfers.

Kissimmee Bay’s clubhouse walls also feature a display adorned with rare golf antiques that we believe are considered rare in the golf world. Kissimmee Bay hosts a local rotary club’s weekly meetings which maintains possession of those golf antiques. The antiques are not held by Kissimmee Bay.

Ownership and Control of Golf- and Country-Clubs. As the fee simple real estate owner of our golf country clubs, we believe that we have an advantage over other competing golf country clubs that do not own the land they operate on. Because we own the land we operate on outright, we retain the ability to maximize the value of our golf country clubs and business. Because we own the real estate underlying our golf country clubs, over the years we have been able to implement capital plans that inure to our benefit and generate positive returns on our investments without sacrificing equity in the underlying property. Owning our real estate assets also gives us the ability to recycle our capital by selling non-essential tracts of land. Additionally, we believe our ability to conceptualize, fund and execute country club renovations give us a significant competitive advantage over member-owned and individual privately-owned clubs, which may have difficulty gaining member consensus and financial backing to execute such improvements.

By way of background, we acquired both golf country clubs in 2014, a period when we believe the Florida golf industry faced significant challenges. At the time we acquired both golf country clubs we observed the conditions of both golf-courses were not optimal. However, due to the challenging period immediately after acquiring both golf country clubs, we believe the experience allowed us to learn how to efficiently manage costs while simultaneously increasing revenue. Since 2014, our management team has grown alongside the businesses, and we believe they have gained valuable experience. As a result, we believe we are now well-equipped to take on additional assets and enhance the performance of both golf country clubs even further.

Membership and in Public Golf-course Revenue Streams. As of the date of this prospectus we have a combined 100 members at both Kissimmee Bay and Remington. For the fiscal year ended December 31, 2022 and 2023, membership dues totaled $230,874 and $168,723, representing 7.67% and 4.75% of our total revenues, respectively. For the three months ended March 31, 2023 and 2024, membership dues totaled $79,643 to $74,223, representing 4.38% and 4.78% our total revenues, respectively. Unlike traditional membership clubs, our members pay an annual golf membership fee and enjoy unlimited golf. A significant portion of our members are residents of the Kissimmee Bay community, which is comprised of 297 households, with approximately 20% of those residents being club members. Because many of our club members live so close to our facilities, we believe our golf country clubs are an integral part of many of our members’ lives which has resulted in a high membership retention rate. Aside from individual member play, we organize a member-only league at Kissimmee Bay which hosts several matches throughout each week. In addition to the community aspects of club membership, members are eligible for a 10% discount on food and beverages at our golf country clubs. We believe the incentive promotes member spending and offers a more inviting experience in return for members loyalty. We value our members because they contribute to our steady revenue by frequenting and socializing at our golf-club bars throughout the day. This member-driven revenue through our food and beverage programs is particularly supportive during our slow seasons due to the fact that our business is highly seasonal.

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Hosting large golf leagues, outings and tournaments. We host weekly golf leagues at both of our golf country clubs, and annually accommodate dozens of small privately sponsored or hosted outings and large private tournaments, especially during our off-season. We charge each golfer participating in each of the leagues, outings, and tournaments that we host which plays a significant role in generating year-round revenue for our golf country clubs. Pricing for sponsoring outings, and tournaments is variable, with rates subject to the golf season each outing, or tournament is hosted in. To that end, we charge higher prices during peak seasons, and lower prices during low season. However, we often provide tournament discounts to our regular league participants who play at our golf country clubs year-round or return for tournaments on an annual basis, fostering long-term relationships with our clients. To maintain the quality of our services and avoid unnecessary interruption of free play, we typically avoid scheduling tournaments during peak season unless the tournament our outing host or sponsor is willing to pay a more premium price.

Committed Management Team and Specialized Consultancy Services. Our management team, led by Mr. S. Cheung our designated Executive Chairman, Mr. C. P. Cheung our Chief Executive Officer, and Mr. Austin St. John our director of golf, bring a wealth of management experience. We believe this experience has been demonstrated through our management’s commitment to excellence and their vital role in driving the Company’s growth since acquiring our golf country clubs in 2014. To bolster the management of our golf country clubs we have engaged DTE an independently contracted country club consultancy and golf maintenance company. Our engagement with DTE includes consultancy services for DTE to advise on, manage, and maintain our facilities which includes but is not limited to capital, staffing, accounting, marketing, landscaping, regulatory, and other operations at our golf country clubs on a weekly basis (the “DTE Agreement”). Under the DTE Agreement, a business development manager consults directly at each of our properties twice a week where course and facility inspections are completed, and recommendations are provided to our executive team in order to best maintain our golf operations. As of the date of this prospectus, the DTE Agreement, as supplemented is set to expire at the beginning of the fourth quarter of 2027.

Our Growth Strategies

We plan to continue to promote, market, manage and operate our golf country clubs with the intent to (i) attract and retain customers across a number of demographic groups to further develop customer loyalty and capture a greater share of customers in the greater Orlando Florida region and (ii) increase revenue from managing and operating our golf country clubs.

We believe attracting and retaining customers while increasing customer engagement and loyalty by providing the highest quality golfing experience will drive our revenue. Drivers of our revenue growth will require further steps to maintain and build on quality experiences at our golf country clubs. To achieve the foregoing, we intend to use the following strategies as more fully described below:

●	Renovate and modernize our golf country clubs to promote more enjoyable use of our facilities;
●	Retain new regional customers by word-of-mouth or positive reviews via social media platforms and in proportion with the residential population growth of the surrounding greater Orlando Florida region through marketing efforts; and
●	Expand our portfolio through regional country club acquisitions.

Club Renovation

Over fiscal years 2014 through 2022, we invested certain of our total revenues in our golf country clubs to maintain existing facilities and upgrade, replace, and build new facilities and amenities that focus on enhancing our customer experience. Through capital investment we have sought to renovate our facilities to provide customers with a modern golf-club experience to enhance our facilities. We believe that enhancing our facilities will promote higher usage, and customer engagement to ultimately result in additional ancillary spend, such as food and beverage purchases, and improved customer and brand loyalty. We estimate the need to invest approximately $1.2 million to renovate our golf country clubs over the course of the twelve months ending December 2025. With our planned renovations, we intend to bring a mixture of features in order to update our clubhouses and grounds so they remain contemporary. Upgrades we are considering at Remington and Kissimmee Bay include improved banquet rooms to provide more dining options or act as an enhanced private event space, enhanced golf-course greens and irrigation to revitalize our landscaped grounds, a repaved parking lot, and facilities upgrades designed to improve our members’ experience such as remodeling our recreational bar areas, restrooms and pro-shop.

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Long-term Growth of Residential Community

Residential communities surround both of our golf country clubs and we believe they often refer one another via word of mouth after a positive experience at our golf country clubs. Based on our experience, word-of-mouth advertising has the lowest customer acquisition cost and is most effective way of attracting new customers. Anecdotally, we have noticed many of our customers have social media platforms to share information of their experiences at our golf country clubs. If our customers positively report our golf-course conditions and their experience on their social media platforms, we believe this segment of organic social media content is very powerful in terms of our marketing purposes. This strategic position provides us with a local customer base, allowing nearby residents to become regular patrons and contribute to our golf country clubs consistent revenue. We believe this organic customer acquisition is, in part, due to the limited number of golf courses in the local communities surrounding our golf country clubs. To that end, so long as we are able to offer a positive experience to our new customers, we believe we will be able to earn their trust as repeat customers.

Additionally, we note the recent surge in population growth in the area and throughout Florida, particularly driven by high-net-worth individuals and retirees relocating from the north. This demographic shift, combined with the announcement of a new development adjacent to the Kissimmee Bay community with over 3,000 low-density housing units planned, presents a significant opportunity to tap into a potentially larger golfing population. We have periodically obtained feedback from our customers to understand the market preference and believe we can capitalize on the influx of residents and their word-of-mouth referrals to facilitate the growth and customer retention of our golf country clubs.

Acquisitions

We believe the growth of residential population provides us a significant growth opportunity in pursuing acquisitions to expand our portfolio of clubs and variety of amenities. We believe our management team is capable of running multiple golf country clubs because they have grown alongside our company since 2014. We believe that the unique benefits we have to offer, such as a policy which does not assess members for capital improvements as well as our ability to consummate acquisitions and improve operations, provide us a unique competitive advantage in pursuing potential transactions. We believe there are many attractive acquisition opportunities available, and we continually evaluate and selectively pursue these opportunities to expand our business. We plan to actively communicate with other club operators, their lenders and boards of directors who may seek to dispose of their golf-club properties or combine membership rosters at other club locations. We also evaluate joint ventures and management opportunities that allow us to expand our operations and increase our recurring revenue base without substantial capital outlay. If we do make strategic acquisitions, we plan to do so only after an evaluation to satisfy ourselves that we can add value given our external growth experience, facility assessment capabilities, operational expertise and economies of scale.

Golf Industry Overview

All information and data presented in this “Golf Industry Overview” section have been derived from Frost & Sullivan Limited’s (“Frost & Sullivan”) industry report covering the golf club industry for a period of 2018-2022 commissioned by us entitled “The Golf Country Clubs Market” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. None of these industry sources are affiliated with us, and the information contained in this report has not been reviewed or endorsed by any of them. While we have not independently verified the data and information contained therein and such data and information may have been collected using third-party methodologies, we believe that the data and information, including projections based on a number of assumptions, from these third-party publications and reports used in this prospectus is reliable. However, the industry in which we operate may not grow at the rate projected by market data, or at all. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. The following discussion contains forecasts for future growth, which may not occur at the rates that are projected or at all. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

OVERVIEW OF GOLF COUNTRY CLUBS MARKET IN THE UNITED STATES

Definition and Classification

Certain golf country clubs are private clubs that offer its members access to a range of recreational facilities and social activities, while others remain public or are a hybrid blend of both publicly and privately accessible. Typically, country clubs are located in suburban or rural areas and offer amenities such as golf-courses, tennis courts, swimming pools, fitness centers, spa facilities, dining areas, and event spaces. As further described herein, business segments of golf country clubs could be classified into (i) golf recreation and golf product retail, (ii) membership dues and green fees, (iii) food and beverage, and (iv) ancillary services and amenities.

Golf Recreation and Golf Product Retail – Revenue is generated from collecting daily green fees which are charged to a single golfer for every round of eighteen holes that golfer plays and driving ranges are also offered to golfers to practice their long golf-game. It also includes the sales of golf apparel and equipment, and rental of golf products and cars.

Membership Dues and Green Fees – Golf country clubs typically charge an upfront membership fee or green fees, giving members or customers access to the club’s facilities and services for a set period of time or on a daily basis at the point of sale.

Food and Beverage – Food and beverage services at golf country clubs go beyond catering to the basic needs of golfers. They contribute to the overall enjoyment and social aspect of the golfing experience, providing members and customers with a satisfying culinary experience in a relaxed and welcoming environment.

Ancillary Services and Amenities – In addition to golfing facilities, golf country clubs often offer a range of ancillary services and amenities to enhance the overall experience for members and customers. These services include all or some combination of leisure activities hosted in an on-premises clubhouse, kitchen, bar, and dining area.

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Value Chain

The value chain relating to the operations and revenue by golf country clubs include three stages (i) upstream value, (ii) midstream value and (iii) downstream value.

Source: The Frost & Sullivan Report

Upstream Value:

In the upstream of country golf clubs, infrastructure, technology systems and procurement are the prerequisite for a golf country club. The development, maintenance, and improvement of physical infrastructure, including the golf-course, clubhouse, parking facilities, cart paths, practice facilities, and other amenities. Technology systems, such as golf-course management software, tee time reservation systems, point-of-sale systems, website and online booking platforms, and customer relationship management tools, play a crucial role in streamlining operations, improving communication, and enhancing the overall efficiency of the golf club. This aspect of the value chain also involves sourcing and managing relationships with suppliers and vendors to ensure the availability of quality products and services, such as golf equipment, food and beverages, golf carts, maintenance materials, and event supplies.

Midstream Value:

Golf-course management, clubhouse operations and golf operations are at the midstream of value chain. Golf-course management involves the management and maintenance of the golf-course itself. It includes activities such as turf care, irrigation, landscaping, pest control, bunker maintenance, and overall course conditioning. Clubhouse operations focus on the management of the clubhouse facilities and services which include food and beverage operations, event planning and management, member and customer services, locker room facilities, pro shop management, and administrative functions. “Golf Operations” refers to the fundamental activities and services associated with golf provided to members and customers which encompasses managing tee times, offering golf instruction and coaching, overseeing golf cart operations, providing club fitting and repair services, organizing golf events, and handling tournament operations. The objective is to ensure efficient golf operations and offer a range of services tailored to meet the needs of golfers.

Downstream Value:

The provision of customer services is at the downstream of the value chain. Customer service encompasses delivering exceptional service and elevating the overall experience for both members and customers. This involves engaging in activities such as providing personalized attention, ensuring efficient check-in procedures, employing friendly and knowledgeable staff, maintaining responsive communication, organizing member-exclusive events and activities, and effectively managing feedback. Prioritizing a positive and memorable experience is essential for fostering customer satisfaction and fostering long-term loyalty.

Market Size

The market size of the golf country club industry in United States increased from $34.5 billion in 2018 to $37.1 billion in 2022, representing a CAGR of 1.8%. Rising household incomes and wealth levels in the United States have fueled the growth of the golf country club industry, as middle-Series And affluent consumers have more disposable income and are spending more on leisure activities, particularly golf. Golf country clubs strategically located within larger real estate developments benefit from positive trends in surrounding property markets, as population growth and increased home sales create a larger target customer base. Going forward, the market size of golf country clubs in United States is estimated to grow at a CAGR of 3.2% from 2023 to 2028.

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Source: The Frost & Sullivan Report

Favorable golf tourism trends, both domestically and internationally, have become a significant market driver for the golf country club industry in the United States, especially in states like Florida, where recreational tourism is thriving. As warmer climate states with premier golf resorts and courses attract tourists looking to combine travel with golf, there has been an increased demand and premium pricing power for golf country clubs that market to visiting golf-players and secure a sustainable stream of revenue from various fees and amenities.

Golf country clubs with event facilities and amenities also benefit from the growing trend of corporate entities seeking unique venues for meetings, conferences, retreats, and client entertainment, as golf provides an optimal environment for relationship-building and business networking, allowing clubs to offer a distinctive platform for organizations aiming to drive sales opportunities and foster positive affiliations, thereby diversifying revenues beyond traditional golfing streams. The market size of golf country clubs industry in Florida increased from $2,360.1 million in 2018 to $2,597.5 million in 2022, at a CAGR of 2.4% and the market size of golf country clubs industry in Florida is expected to reach $3,277.9 million in 2028, at a CAGR of 3.9%.

Source: The Frost & Sullivan Report

Market Drivers Analysis

Rising Household Incomes and Wealth in the United States: Rising household incomes and wealth levels in the United States have proven to be a significant market driver for the golf country club industry in recent years. As middle-Series And affluent consumers have more disposable income, they are spending more on recreation and leisure activities. Golf, in particular, has benefited, as it is seen as an aspirational sport that grows in appeal as incomes rise. With the median household income in the United States increasing from $63,179 in 2018 to approximately $74,580 in 2022, representing a CAGR of approximately 4.2% during 2018 to 2022 and United States households’ real median net worth reaching new highs by attaining $192,900 in 2022, more families have the means to afford country club memberships, golf equipment, lessons, and rounds on premier courses. The expanding target market of consumers with discretionary income to allocate towards golf bodes well for established country clubs and new entrants alike. Furthermore, the number of high-net-worth individuals (with minimum net worth of $1 million) in the United States has increased robustly from 5.7 million in 2018 to 7.4 million in 2022, substantiating a growing targeted population. With projections of continued GDP growth and rising wages, the golf country club industry stands to further capitalize on Americans’ increasing wealth and desire for lifestyle experiences.

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Domestic Demand in Strategic Location within Adjoining Property Development: For golf country clubs strategically located within larger real estate developments, positive trends in surrounding property markets present a significant market driver. As increased home sales and ongoing urban development drive population growth in the surrounding community, the target customers for the club can continuously and naturally expand along with the growth in the size of the community. Competent golf country clubs exert tight integration with their surrounding neighborhood, which provide salience and convenience that can aid customer acquisition and retention efforts. Overall, the inherent strategic alignment with the prosperity of the real estate development fuels mutually beneficial growth, and for a club immersed within an expanding residential area, rising neighborhood popularity and home values lift prospects alongside general economic factors.

Favorable Golf Tourism Trends in Florida: Favorable golf tourism trends, both domestic and international, have emerged as a key market driver for the golf country club industry in the United States and particularly in states where recreational tourism is thriving such as Florida. Golf vacations and golf destination travel have grown steadily in popularity over the past decade. Warmer climate states such as Florida and Arizona that offer premier golf resorts and courses have benefited immensely from the influx of tourists looking to combine travel with their passion for golf. With Orlando being one of the most visited cities in the world for leisure travelers with domestic and international visitors combined rising from 111.8 million in 2018 to 137.4 million in 2022, its golf clubs stand to gain from the millions of tourists coming through each year. Whether amateur golf-players looking to test out famous courses or pros competing in events, a rising tide of golf travelers provides year-round demand and premium pricing power for golf country clubs smart enough to market to visiting golf-players. As global wealth rises and golf gains popularity internationally, more foreigners are also traveling to the United States specifically to play golf. Golf country clubs can thereby secure sustainable streams of revenue from monetizing publicly facing golf-courses through daily green fees, golf product rental fee, golf cart rental fee, membership fees and other ancillary facilities and amenities fee. Such a wave of golf tourism provides a profitable source of customers and visibility for public golf country clubs across the country.

Burgeoning Demand from Corporate Events: As corporate entities seek unique venues to conduct meetings, host conferences, organize retreats, and entertain clients, golf country clubs equipped with event facilities and amenities have proven to be opportune beneficiaries of this trend. The sport of golf provides an optimal environment for relationship-building, business networking, and client entertainment. Thus, golf country clubs offer a distinctive platform for organizations aiming to utilize corporate gatherings as a catalyst for driving sales opportunities and fostering positive affiliations. Additionally, robust economic expansion coupled with strong corporate profitability has enabled firms to allocate greater budgets for corporate events and team building initiatives. With Orlando already being recognized as a foremost destination for business travel and conferences, golf country clubs in that region are exceptionally situated to capitalize on the influx of corporate event demand from local and visiting enterprises. This growing tendency provides profitable prospects for country club owners to diversify revenues beyond traditional golfing streams.

Growing Popularity of Golf and Youth Golf Programs: As golf witnesses a renaissance with younger demographics taking up the sport especially in the United States, golf country clubs are well positioned to leverage this trend through memberships, equipment sales, instruction, and social events tailored to new golfers. Furthermore, by cultivating future generations of club members and customers through youth golf initiatives and academies, country clubs can sow loyalty among junior golf-players who may form long-term connections. With family-friendly amenities beyond just golf, golf country clubs can make the most of golf’s rising popularity by capturing a larger share of discretionary spending and leisure time of new golfers and families attracted to the breadth of offerings. As momentum around golf builds, country clubs stand ready to welcome both new golf-players brought in by the sport’s resurgent appeal and junior golf-players signing up for youth programs, thereby propelling the golf country club market in the United States.

Market Trends and Opportunities Analysis

Increasing membership flexibility and variety: In response to shifting participant preferences, golf country clubs are increasingly offering more flexible membership structures. Variations such as monthly payment options, weekday/ weekend- only, seasonal sign-ups, and à la carte amenity access provide alternatives to long-term contracts for new members who desire more variability, allowing golf country clubs to attract participants who may not initially want full annual memberships yet can still partake in some offerings. Flexible passes grant trial opportunities that can convert to upgraded commitments over time. The ability to accommodate variable frequency of use and customized privilege levels helps expand the golf country club’s audience while still generating consistent revenue across the calendar year from a larger collective membership base.

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Renovation and technological innovation: By modernizing clubhouses, updating course conditions, and refurbishing amenities, golf country clubs can increase satisfaction among existing members and customers and reduce churn while also enticing prospective members and customers. Similarly, employing technology across operations, from mobile platforms to virtual golf simulators, helps golf country clubs improve member and customer convenience and accessibility. Investments in facilities and technology enable clubs to stay competitive in the market by meeting rising expectations. Clubs located near tourist destinations can especially stand out by promoting recent upgrades and new tech features to potential visiting customers. Accordingly, renovations and technology integration provide opportunities to refresh a club’s appeal, align with participant preferences, and strategically position the business for growth within its competitive landscape.

Experiential activities and casual ambiance: By offering family-oriented amenities, diverse dining options, entertainment, and events within an approachable and modern setting, golf country clubs can appeal to new generations of potential members. A relaxed atmosphere helps position the club as a welcoming hub for gathering and recreation versus being perceived as stuffy or pretentious. For clubs located near tourist hubs, promoting a vibrant calendar of family activities and approachable vibe can be highly effective in drawing visitors eager to find accessible leisure experiences. With creative programming, multi-faceted facilities, and modern sensibilities, clubs can transform into well-rounded lifestyle and entertainment venues suited for today’s family. In turn, the ability to deliver an engaging collection of amenities within a casual environment full of energy presents an avenue to seize greater market shares.

Market Risk Analysis

Rising operational costs: Staffing, facilities upkeep, equipment/fleet, amenities, and materials represent substantial recurring costs for clubs. As broader inflation mounts and competition for labor intensifies, the operating leverage of clubs has come under pressure. For diversified clubs with multiple facilities and amenity offerings, the amplified overhead presents financial management difficulties. Therefore, the lack of vigilant attention to operational efficiency and cost control dynamics could lead to budget overruns of golf country clubs. As rising costs industry-wide have already forced some clubs into financial distress or closure, persisting prudence and agility around managing overhead and cash flows is paramount. Developing differential advantages that members and customers will pay premiums for can offset some inflationary impacts, but ultimately containing costs would be pivotal for sustaining success.

Seasonality and dependency on macroeconomic trends and tourism: In general, recreational activity including golf and country club activities is highly associated with tourist activity and discretionary leisure spending. Downturns in the broader economy or disruptions such as pandemic outbreaks can highly and adversely disrupt the near-term business volumes. In terms of seasonality, peak-season spikes leave clubs pressed to accommodate surges, while off-season lulls strain budgets with reduced revenues. Proactive cost management and revenue diversification can help golf country clubs endure periodic demand contractions and succeed in peak seasons. Overall, developing resilient year-round revenue streams by offering varied amenities and building local member bases provide to a certain extent mitigation against seasonality.

Competition from private club and virtual golfs: In the golf country club market, some advanced or well-off customers may begin to look for exclusivity and prestige of private memberships over public or semi-private clubs, where semi-private golf country club may need to maintain competitive edge to secure customer loyalty. Similarly, virtual simulation golf options present increasing competition for recreational time and spending especially amongst the younger generation. Combating competition on both fronts may require efforts to heighten the tangible value proposition through upgrades, programming and marketing the unmatched social experiences and service levels.

COMPETITION OVERVIEW OF GOLF COUNTRY CLUBS IN UNITED STATES

The golf country club industry in the United States is competitive with than more 16,000 clubs in United States in 2022. Competition among golf clubs can be fierce, as they strive to attract and retain members in the area around location, course quality, facilities and amenities, membership structure and fees, member services and experience, marketing and branding. In 2022, there were more than 1,200 golf-courses in Florida, which collectively host more than 48 million rounds on a yearly basis.

Key market participants of golf country clubs in Florida are as follows:

●	Seminole Golf Club
●	Adios Golf Club
●	Jupiter Hills Club

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Entry Barriers

Financial capability: Golf country clubs can incur significant upfront investments in construction, maintenance and promotional marketing. For instance, constructing a more than 10-hole course and upscale clubhouse can easily cost upwards of ten or more million dollars. After construction, ongoing expenses for landscaping, facilities/equipment upkeep, staffing and member services can tally millions more per year. Accordingly, entry-stage golf country clubs must have access to substantial financing and investors who are willing to invest in upcoming renovation and expansion. The high fixed costs and operating leverage associated with entry-stage golf country clubs amplify risk for new entrants relative to established clubs with stable cash flows from existing memberships and customer loyalty. The considerable capital reserves mandatory to fund the operation possess extreme financial barriers to new entrants.

Established competition: Incumbent golf country clubs with deeply rooted reputations and expansive membership and customer bases pose imposing barriers to entry for new market participants, especially in developed golf destinations like Orlando. With a high density of golfers and established clubs, the competitive environment is particularly challenging for unproven entrants. Without reputation or record, convincing Orlando golfers to switch their loyalty at well-established golf country clubs in favor of a relatively unknown golf country club is highly challenging. To realistically vie for market share, new golf country clubs must deliver differentiated services and incentives that adequately offset the tradition and familiarity offered by existing options.

Marketing and customer inertia: New golf country clubs must spend substantial time and money to market and promote their less familiar brands. To gain comparable recognition, new golf country clubs must invest heavily in advertising and outreach to build brand awareness. Even after achieving baseline visibility, new entrants still face the task of convincing satisfied customers of other golf country clubs to defect. Removing this customer inertia requires compelling messaging on prestige, and amenities that existing golf country clubs may not be able to match. With limited marketing budgets, new golf country clubs may struggle to create buzz and establish a status that competes with the trust and familiarity bred by legacy golf country clubs over decades. The combination of brand anonymity and customer allegiance poses dual marketing hurdles for new golf country clubs.

Factors of Competition

Strategic Location: In the golf country club market, selecting a site proximal to affluent residential communities grants access to an existing cluster of prospective customers. For instance, a golf country club that is proximate to hotels, entertainment hubs, airports and other amenities offers convenience for customers if positioned near a tourist destination. A customer friendly ambience and picturesque natural settings that features forests, hills and water bodies further enhance a golf country club’s location. Similarly, being equidistant between major metro areas allows a golf country club to draw customers from multiple areas. For longstanding golf country clubs, the history and prestige of an excellent original location often becomes part of their identity and brand because in an industry where setting matters greatly, securing an optimal location is key for success and limiting competition.

Hospitality and Service Culture: Orlando’s deep tourism industry underscores the importance of an ingrained hospitable mentality among employees and proactive customers and member engagement. With a view to maintaining competitive edge in terms of employee quality, maintaining rigorous hiring standards, intensive training in catering to customer needs, and continual monitoring of customer satisfaction enables building trust and community vital for customer retention. With outdoor recreation like golf inherently focused on enjoyment, hospitality factors will feature prominently when customers are differentiating between a more elevated experience versus a simple transactional competition among golf country.

Market Know-How: An in-depth understanding of consumer needs and market trends is one of the key points for competitors to sustain their business in the United States golf country club industry. Knowledgeable management can tailor customer options, offerings, marketing and operations to resonate with local cultures and capture regional, and international demand trends. A comprehensive perspective of customer preferences, regional nuances, and economic landscapes within a target market provides a strategic advantage to any golf country club. As such, expertise cannot be replicated easily and as quickly as physical assets, market know-how represents a success factor based on a golf country club’s patient accumulation of institutional knowledge.

Golf-course Design and Clubhouse Facilities: The quality of the core golf and clubhouse offerings fuels word-of-mouth buzz and conveys market position of a golf country club. In particular, constructing a challenging yet visually appealing course and outfitting a well-constructed clubhouse is pivotal for a successful business, because the golfing amenities and facilities directly determine perceived value of a golf country club. For instance, matching excellent golf-course conditions with upscale locker rooms, diverse dining options, swimming pools, gyms, event space and guest rooms provide an all-inclusive country club experience. The foregoing collectively contributes to the perceived value of a golf country club and is considered a key success factor.

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Competition

Our Company competes in a sporting and leisure-based industry tied to consumer discretionary spending. We believe that we compete for these discretionary consumer dollars against such businesses as amusement parks, spectator sports, ski and mountain resorts, fitness and recreational sports centers, gaming and casinos, hotels and restaurants. We believe most of our competition is regionally or locally based and the level of competition for both of our golf country clubs depends on their golf facilities, location and proximity relative to the location of our customers. We believe competitors of ours include six well-known public golf-courses within a two-hour drive from our golf-courses and that many of these local competitors have clubhouses with large banquet rooms and modern greens, with most of them being constructed approximately a decade ago. One of these six competitors include our closest competitor Royal St. Cloud Golf Links which is approximately a 20-minute drive from both of our golf country clubs. The remaining five competing golf country clubs include the Ritz-Carlton Orlando Grande Lakes, Disney’s Magnolia Golf Course, Shingle Creek Golf Club, Waldorf Astoria Golf Club – Signia, and Celebration Golf Club.

According to the Frost and Sullivan Report, the golf country club industry in United States is competitive with than more 16,000 clubs in United States in 2022. Frost & Sullivan Report further states that competition among golf country clubs can be fierce, as they strive to attract and retain members in the area around each golf-club’s location, course quality, facilities and amenities, membership structure and fees, member services and experience, marketing and branding. According to the Frost & Sullivan Report, there were more than 1,200 golf-courses in Florida, which collectively host more than 48 million rounds on a yearly basis in 2022.

To stay competitive, we have made significant improvements at Kissimmee Bay, upgrading its greens to the newest Champion G12 greens in 2017 and contracting DTE for golf-course maintenance. As a result, Kissimmee Bay’s golf-course condition has noticeably improved in recent years. However, our clubhouse, including the banquet room and parking lot, requires substantial upgrades to align with the quality of our golf-course and provide a consistent experience to our customers. Once these upgrades are completed, we believe we will be better positioned to compete with our competitors, especially given our affordable pricing.

At Remington, the greens have never been upgraded and are susceptible to diseases and mutations due to their age. To remain competitive in the greater Orlando region, we overseed our greens during peak golf season. Seeding involves applying new grass seeds on our greens to cover any dormant Bermuda greens on our golf-courses. We believe this seeding process nourishes our greens in order to maintain their condition for golfers. Additionally, we keep our green fees relatively competitive to the market for example,:

Our structured green fees for the end of the shoulder season during early to mid-January 2024* is as follows:

Golf-Club	Weekday
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$69.95	$39.95	$29.95	$24.95
Remington	$54.95	$39.95	$29.95	$24.95

Golf-Club	Weekend
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$84.95	$39.95	$29.95	$24.95
Remington	$64.95	$39.95	$29.95	$24.95

Our structured green fees for the peak season during mid-January through April 2024* is as follows:

Golf-Club	Weekday
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$84.95	$59.95	$34.95	$24.95
Remington	$74.95	$49.95	$34.95	$24.95

Golf-Club	Weekend
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$84.95	$59.95	$34.95	$24.95
Remington	$74.95	$49.95	$34.95	$24.95

*	Rates are subject to change due to market conditions and competitor rates during each period stated above.

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We plan to upgrade the greens in the third quarter of 2024 because we believe this improvement will attract more golfers and make their golfing experience more enjoyable. While Remington’s clubhouse layout may not accommodate large banquet events, we believe improving the golf-course conditions may lead to an increase in our daily golfers and seasonal tournaments.

We recognize the competitive landscape of the golf industry in the greater Orlando region and plan to take steps to enhance the aesthetics and function of both our golf-courses and facilities to remain competitive in our local market because we believe it will attract a broader customer base.

Sales and Marketing

We promote our golf country clubs through marketing and partnerships with tee-time booking platforms that are designed to appeal to our existing members and prospective members. We primarily use digital media marketing channels including social media and digital advertising services where we purchase and boost certain of our digital advertisements on social media platforms, such as Facebook to drive traffic to our well-designed websites or tee-time booking partners. Boosting our digital advertisements promotes visibility of our digital advertising which we believe drives internet engagement to our websites. Additionally, we strategically engage Google Ads Services during certain periods during each golf-season and believe both Kissimmee Bay and Remington have achieved high rankings on Google searches generally related to “Kissimmee” and “golf”. Moreover, during past peak seasons, we purchased additional Google keyword search advertisements to maintain our visibility and prevent competitors from securing top positions in search results for similar search terms.

In addition to traditional digital marketing, we partner with one of the preeminent tee-time booking platforms GolfNow.com, managed by GolfNow Inc., (“GolfNow”). GolfNow maintains an online reservations and revenue management platform featuring our golf-courses among others. In fact, we believe GolfNow’s booking and search engine is a dominant platform in the Florida golf market, making it easy for golfers to find our golf country clubs and book tee times at our golf-courses through GolfNow mobile App. GolfNow also provides our management with operational dashboards, email databases of our customers, and reports regarding the status of tee times at our golf country clubs. We believe we are able to leverage this insight to increase retail bookings and revenue through the insight GolfNow provides. Not only can we easily track tee times and improve any ongoing deals to our golfing clientele, we are also able to make promotional announcements to GolfNow’s email listserv once a month. With this insight, we have collaborated with GolfNow to advertise three barter tee times on the GolfNow platform daily. GolfNow sells these barter tee times at prices lower than our publicly published rates.

Other of our marketing partners include two golf wholesale vendors, Tee Times USA and Golfpac Travel. We have partnered with these wholesale vendors in order to attract a significant percentage of golfers during our peak season. Both wholesale vendors have circulated promotion emails to their large customer-base around the country and advertised our golf-courses on their social media platforms.

Seasonality

Our golf country clubs operations are seasonal in nature and we anticipate that our golf country clubs will experience annual seasonality. Due to the warm weather in Florida, our peak season begins in the first quarter, starting in January and running through mid-April. Our shoulder seasons include the second and fourth quarters. We historically see that our revenue significantly declines during the third quarter because of the humid and hot weather in Florida. However, during our peak season, we typically host over 200 golfers per day every day for approximate 90 days in a row. During the peak season, both international and national tourists visit Florida for a golfing vacation.

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After our peak season, golfing tourism noticeably slows however, our membership dues provide revenue that is historically less affected by seasonality than our green fees from those non-member golfers. We believe non-member local golfers are more particular than tourists about which times of the year they will- or will not-golf. To that end, keeping our golf-courses in good condition during both peak and non-peak season is key to attracting and engaging local patrons so they may view our golf country clubs favorably and become repeat customers at our golf-courses. As a result of these factors, we anticipate we will annually generate a disproportionate share of our revenues and cash flows in the peak season of each year or during quarter one and have lower revenues and profits in Central Florida’s warmer months such as during the third quarter.

Regulations

General. The Company is subject to the Fair Labor Standards Act and various state laws governing such matters as minimum wage requirements, overtime and other working conditions and citizenship requirements. Some of the Company’s resort and golf-course employees may receive the federal minimum wage and any increase in the federal minimum wage would increase the Company’s labor costs.

Our Company is subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, seating capacity, and building requirements. Each of our golf-course clubhouses requires appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each clubhouse requires food service licenses from local health authorities. Our licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by us or our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of employees or patrons who may serve or be served alcoholic beverages, the serving of alcoholic beverages to visibly intoxicated patrons, advertising, wholesale purchasing and inventory control. The failure of a restaurant to retain liquor or food service licenses could have a material adverse effect on operations. In addition, the Company is subject to certain state “dram-shop” laws, which provide a person injured by an intoxicated individual the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual.

The Company is also subject to the Americans with Disabilities Act of 1990, the Equal Employment Opportunity Act and the Age Discrimination in Employment Act and similar state laws. The Company believes it is operating in substantial compliance with applicable laws and regulations governing its operations. We are also subject to regulation by the United States Occupational Safety and Health Administration and similar health and safety laws in Florida. These regulations impact a number of aspects of operations, including golf-course maintenance and food handling and preparation. Our facilities, website and operations are subject to the Americans with Disabilities Act (the “ADA”). The rules implementing the ADA have been further revised by the ADA Amendments Act of 2008, which included additional compliance requirements for golf facilities and recreational areas. The ADA generally requires that we remove architectural barriers when readily achievable so that our facilities are made accessible to people with disabilities. Noncompliance could result in imposition of fines or an award of damages to private litigants. Federal legislation or regulations may further amend the ADA to impose more stringent requirements with which we would have to comply.

Homeowners’ Association. Our properties are subject to the rules and CCR of the Association which consist of various restrictions or guidelines regarding use and maintenance of the property, including, among others, easements, rights-of-way, restrictions, Association assessments and similar charges or encumbrances that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries.

Environmental, Health and Safety. Our facilities and operations are subject to a number of environmental laws. As a result, we may be required to incur costs to comply with the requirements of these laws, such as those relating to water resources—including the health of ponds and littoral shelves on our properties, discharges to air, water and land, the use and storage of various hazardous materials such as herbicides, pesticides, fertilizers, batteries, solvents, motor oil and gasoline, handling and disposal of solid and hazardous waste, and the cleanup of properties affected by regulated materials. Under these and other environmental requirements, we may be required to investigate and clean up hazardous or toxic substances or chemical releases from operated facilities. Our facilities are also subject to inspection by the South Florida Water Management District (“SFWMD”), a regional governmental district that oversees water resources in sixteen counties in Central and South Florida. The SFWMD works to improve the Kissimmee River and its floodplain, Lake Okeechobee and South Florida’s coastal estuaries where our properties are located. The SFWMD has made recommendations to our Company to improve the overall health of the littoral shelves on our properties, such as recommending we plant additional native aquatic plants around our ponds and lakes. These planting recommendations are subject to a “Permit Mitigation Plan” the SFWD has prescribed for Osceola County, Florida—where our properties are situated. Pursuant to that Permit Mitigation Plan it is also recommended we remove any unwanted invasive plants that can cause concerns to nearby homeowners and to the overall health of littoral shelves on our properties. The planting is intended to help control water flow during rain events on our property as to assist with treatment of the waters flowing into the nearby waterways before discharging into those waterways. We continue to review the SFWMD’s Permit Mitigation Plan as guidance and plant native aquatic plants accordingly with the recommendations stated therein.

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Environmental laws typically impose cleanup responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants. We use certain substances and generate certain wastes that may be deemed hazardous or toxic under such laws, and under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removing hazardous substances that are released on or in its property and for remediation of its property. Such laws often impose liability regardless of whether a property owner or operator knew of, or was responsible for, the release of hazardous materials. In addition, the failure to remediate contamination at a property may adversely affect the ability of a property owner to sell such real estate or to pledge such property as collateral for a loan. The Company believes that it is in compliance in all material respects with applicable federal, state and local environmental laws and regulations and may from time to time in the future incur, costs related to cleaning up contamination or hazardous materials resulting from historical uses of certain of our current or former properties or our treatment, storage or disposal of wastes or hazardous materials at Company facilities. Our facilities are also subject to risks associated with mold, asbestos and other indoor building contaminants. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing for our property. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements.

Zoning and Land Use. The ownership and operation of our facilities, as well as our re-development and expansion of clubs, subjects us to federal, state and local laws regulating zoning, land development, land use, building design and construction, and other real estate-related laws and regulations.

Other. We are also subject to various local, state and federal laws, regulations and administrative practices affecting our business. As of the date of this prospectus, we complied with provisions regulating environmental protection, water usage, health and safety standards, equal employment, minimum wages, and licensing requirements and regulations for the sale of food and alcoholic beverages and clubhouses.

Our Employees

As of the date of this prospectus, we had approximately 53 employees, all of whom are full-time employees. Our employees are non-unionized. We believe we have a good working relationship with our employees and have yet to experience an interruption of business as a result of labor disputes.

The following table sets forth the breakdown of our employees by function as of the date of this prospectus:

Functional Area	Number of Employees(1)
Pro Shop	6
Golf Operations	31
Food and Beverage	12
Total	49

(1)	This figure does not include our approximately thirteen independently contracted employees of SSS Down to Earth Opco, LLC, as of the date of this prospectus.

Description of Property

Our principal premises are located at 2995 Remington Blvd. Kissimmee, FL 34744. We own the underlying real estate for both of our golf country clubs consisting of over 289 acres of fee simple real estate.

As of the date of this prospectus, we believe our corporate office space at Remington Golf Club is well maintained and occupies sufficient space to meet our operating needs.

The following tables illustrate our golf country clubs by segment, location, type of club, and size in terms of golf holes.

Golf Country Clubs Segment by Region	Type of Club	Market	State	Golf Holes

Kissimmee Bay Country Club	Public Golf Country Club	Kissimmee	FL	18
Remington Golf Club	Public Golf Country Club	Kissimmee	FL	18

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Insurance

We believe that our properties are covered by adequate property, casualty and commercial liability insurance with what we believe are commercially reasonable deductibles and limits for our industry. In addition, although we carry flood insurance on our properties in an amount and with deductibles that we believe are commercially reasonable, such policies are subject to limitations in certain active flood zones. Certain of the properties in our portfolio are located in areas known to be active flood zones. See “Risk Factors-Risks Related to Our Business and Operations-The level of insurance coverage that we purchases may prove to be inadequate”. Changes in the insurance market over the past few years have increased the risk that affordable insurance may not be available to us in the future. While we believe that our insurance coverage is adequate, if we were held liable for amounts and claims exceeding the limits of our insurance coverage or outside the scope of our insurance coverage, our business, results of operations and financial condition could be materially and adversely affected.

Intellectual Property

We are committed to protecting our intellectual property and, where appropriate, filing trademark applications to protect our brand. Since our establishment, we have focused on building an established brand for our golf-courses to achieve brand recognition and to increase our market share. We believe that increased brand awareness will increase our sales margins and improve customer loyalty. We have consistently marketed our golf-courses under the “Kissimmee Bay Country Club” and “Remington Golf Club” brands. While there can be no assurance that we can successfully register or maintain ownership for trademarks under those names, we are not currently aware of any facts that would negatively impact our continuing use of any of the foregoing tradenames.

We rely on trademarks and registered domains to protect our intellectual property rights and as of the date of this prospectus, we have three United States trademark applications pending with the United States Patent and Trademark Office, and ten registered domain names.

Trademarks

We have filed the following United States trademarks as of the application dates noted below:

No.	Trademark	Owner	Country	Serial Number(s)	Class	Application Date
1.	Kissimmee Bay Country Club	FSC Clearwater LLC	United States	98310045, 98310046

(i) International Class 041: Country clubs; Entertainment in the nature of golf outings and golf tournaments; Golf club services; Golf courses; Golf fitness instruction; Golf instruction; Organization of golf tournaments;

Providing golf facilities

International

(ii) Class 043: Providing social meeting, banquet and social function facilities; Rental of banquet and social function facilities for special occasions, namely, weddings, corporate events, and parties;

Restaurant services

						12/12/2023
2.	Remington Golf Club	FSC Clearwater II LLC	United States	98326337

International Class 041: Country clubs; Entertainment in the nature of golf outings and golf tournaments; Golf club services; Golf courses; Golf fitness instruction; Golf instruction; Organization of golf tournaments;

Providing golf facilities

International.

						12/21/2023

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Domain names.

We have registered and have the right to use the domain names listed below in the United States. We believe these domains allow golfers to easily find us on internet search engines and any other tee-time booking platforms. Domain names are generally renewable every year or every two years upon expiring.

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	10/23/2023	10/23/2026	GoDaddy Operating Company, LLC.	aureusgreenway.com	Aureus Greenway
2	8/10/2022	8/10/2027	GoDaddy Operating Company, LLC.	golf-kissimmee.com	Aureus Greenway
3	4/22/2021	4/22/2026	GoDaddy Operating Company, LLC.	golfkissimmeebay.com	Aureus Greenway
4	4/22/2021	4/22/2026	GoDaddy Operating Company, LLC.	golfremington.com	Aureus Greenway
5	1/29/2023	1/29/2024	GoDaddy Operating Company, LLC.	kissimmee-golf.com	Aureus Greenway
6	11/5/2015	11/5/2024	GoDaddy Operating Company, LLC.	kissimmeebay.golf	Aureus Greenway
	9/3/2009	9/3/2024	GoDaddy Operating Company, LLC.	playgolfinkissimmee.com	Aureus Greenway
8	4/28/2017	4/28/2024	GoDaddy Operating Company, LLC.	playgolfinremington.com	Aureus Greenway
9	2/3/2018	2/3/2024	GoDaddy Operating Company, LLC.	playgolfremington.com	Aureus Greenway
10	11/5/2015	11/5/2024	GoDaddy Operating Company, LLC.	Remington.golf	Aureus Greenway

Corporate History and Structure

In connection with this offering, we have undertaken a reorganization of our corporate structure in the following steps, collectively referred to as the “Reorganization Transactions”:

●	On May 23, 2023, Mr. S. Cheung and Mr. Y. C. Cheung transferred their entire issued share capital in Pine Ridge to Mr. C. P. Cheung in consideration of an aggregate of $100.00;

●	On December 22, 2023, Aureus Greenway was incorporated under the laws of the State of Nevada;

●	On January 17, 2024, Mr. C. P. Cheung, as the sole shareholder of Pine Ridge and the Company entered into an agreement and plan of share exchange whereby Mr. C. P. Cheung exchanged the entire issued share capital in Pine Ridge for 5,440,000 shares of common stock of the Company. Based on the equity interests exchanged in the foregoing agreement, Pine Ridge become a wholly-owned subsidiary of the Company; and

●	On January 17, 2024, Mr. C. P. Cheung, and Chrome Fields entered into an assignment agreement, pursuant to which Mr. C. P. Cheung, assigned his right to receive shares of common stock of the Company through under that share exchange comprised of 5,440,000 shares of common stock of the Company to Chrome Fields.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 3,000,000 shares of common stock being offered and the resale of 750,000 shares of common stock by the Selling Stockholders, assuming no exercise of the underwriter’s over-allotment option. All percentages reflect the voting ownership interests instead of the equity interests held by each of our stockholders given that each holder of common stock is entitled to one vote per one share of common stock and each holder of Series A Preferred Stock is entitled to twenty votes per one share of Series A Preferred Stock.

(1)	Mr. C. P. Cheung has sole voting and dispositive power over the shares held by Chrome Fields Asset Management LLC.
(2)	Mr. S. Cheung has sole voting and dipositive power over the shares held by Ace Champion Investments Limited.
(3)	Mr. Y. C. Cheung and Ms. C. Lee have joint voting and dipositive power over the shares held by Trendy View Assets Management.

For details of our principal stockholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal and Selling Stockholders.”

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to breach of contract, and labor and employment claims. As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal or administrative proceeding that, in the opinion of our management, is likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

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MANAGEMENT

Set forth below is information concerning our directors, director nominees, and executive officers.

Name	Age	Position(s)
Mr. C.P. Cheung	55	Director and Chief Executive Officer

Mr. S. Cheung	51	Designated Director and Chairman of the board of Directors

Mr. Sam Wai Sing Lui	35	Chief Financial Officer

Director Nominees:
Mr. Kay Hwa Tang*	64	Independent director nominee

Mr. Joshua Tay*	57	Independent director nominee

Ms. Xinyue Jasmine Geffner *	51	Independent director nominee

*Appointment to take effect on the effective date of this prospectus

The following is a brief biography of each of our executive officers, directors, and director nominees:

Mr. C. P. Cheung

Mr. C. P. Cheung is our executive director and Chief Executive Officer, and is responsible for overall operation and management of our business and formulation of our business plans and growth strategies.

Mr. C. P. Cheung worked at Deutsche Bank as Chief Operating Officer, Americas, Loan Exposure Management Group between May 1999 and April 2014. Previously, he worked at Bear Stearns & Co between August 1994 and May 1999 in the Financial Analytics and Structure Transaction Group. Mr. C. P. Cheung worked at Soros Associates between March 1993 and August 1994 involved in commodities transportation logistics modelling. Mr. C. P. Cheung obtained his bachelor’s degree in science from the University of California, Berkeley, California in 1992 and his executive MBA from the University of Connecticut, Stamford in 2008.

Mr. S. Cheung

Mr. S. Cheung is our designated executive director and Executive Chairman of the board and is responsible for daily operation and management of our Company. Mr. S. Cheung attained his bachelor’s degree in business administration from Boston University in December 1996. Prior to joining our Group as an executive director in 2024, since May 2000 Mr. S. Cheung has worked as associate director at UOB Kay Hian (Hong Kong) Ltd., where he provides brokerage and financial counseling services to clients on equity and derivative products. Prior to working at UOB Kay Hian, Mr. S. Cheung worked as a dealer representative in the institution sales department of Bank of China International Securities Ltd. from March 1997 to May 2000.

Mr. Sam Wai Sing Lui

Mr. Lui is our Chief Financial Officer and has served in this role since November 2023.

Mr. Lui is responsible for the following matters relating to our Group:

●	financial reporting of our managing accounting operations, statutory financial audit reporting and coordinating corporate tax submissions;
●	preparation of budget and financial forecasts; and
●	development and implementation of financial policies and procedures in business process.

Mr. Lui has approximately 7 years’ professional experiences in auditing. From December 2020 to September 2023, Mr. Lui worked as a financial controller at Zeal Technology Solutions Limited, where he was in charge of financial analysis and reporting. He served as company secretary for Guan Chao Holdings Limited, a Hong Kong-listed company (stock code: 1872) and company secretary for Cool Link (Holdings) Limited, a Hong Kong-listed company (stock code: 8491), from January 2018 and from March 2017 to September 2020, respectively. From January 2015 to January 2017, he worked as a senior auditor at Deloitte Touche Tohmatsu. Prior to that, Mr. Lui worked as an assistant manager at BDO Limited from June 2011 to January 2015, where he was engaged in placing and acquisitions projects, audit for various listed companies in Hong Kong and overseas audit in New York. From June 2009 to February 2011, Mr. Lui worked as audit assistant at Philp Poon & Partners CPA Limited, where he performed annual audit to multi-national companies and small and medium size companies.

Mr. Sam Lui obtained his bachelor’s degree in business administration from Lingnan University in Hong Kong in 2009. He is a member of Hong Kong Institute of Certified Public Accountants.

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Independent Director Nominees

Mr. Tang Kay Hwa

Mr. Tang is an independent director nominee and will begin serving as an independent director immediately upon the effectiveness of this registration statement. Mr. Tang will serve as the chairman of the compensation committee and as member of the audit and nominating and corporate governance committees.

Mr. Tang currently holds key management positions in business administration and finance. Since September 2006, he has served as the chief executive officer of Centurion Investment Management (H.K.) Ltd., a family office managing private equity investments. Prior to that, from May 2002 to August 2006, Mr. Tang served as deputy managing director of UOB Kay Hian (Hong Kong) Ltd., where he managed the merged stockbroking unit of Overseas Union Bank and United Overseas Bank Singapore. From April 1997 to May 2002, Mr. Tang served as managing director of OUB Securities (H.K.) Ltd., where he managed the stockbroking unit of Overseas Union Bank Singapore.

Mr. Tang obtained his bachelor’s degree in business administration from the University of Hawaii (Manoa) in 1983.

Mr. Joshua Tay

Mr. Tay is an independent director nominee and will begin serving as an independent director immediately upon the effectiveness of this registration statement. Mr. Tay will serve as the chairman of the nominating and corporate governance committee and as member of the compensation and audit committees.

Mr. Tay is currently the chairman of the board of director of Neugen Fund, a charity fund primarily focuses on solving inter-generational offending since March 2022. He also serves as the independent board director  of Nam Lee Pressed Metal Industries Limited, as chairman of its nominating committee and a member of the its audit and compensation committees.

Since September 2016, Mr. Tay serves as the member of the investment subcommittee for Titular Roman Catholic, Archbishop of Singapore. He is responsible for providing investment strategy recommendations for the Archbishop of Singapore and risk guidelines and controls. He has also been the member of the bursary committee for Yellow Ribbon Fund since January 2016.

Prior to that, from June 1996 to February 2012, Mr. Tay served as a managing director of JP Morgan Asset Management. From 1994 to 1996, he served as the marketing support at Paribas Asset Management. From 1993 to 1994, he served as an investment analyst at Nationsbanc Capital Market.

Mr. Tay obtained his Bachelor of Science degree with a major in Finance from Indiana University in 1993.

Ms. Xinyue Jasmine Geffner

Ms. Geffner is an independent director nominee and will begin serving as an independent director immediately upon effectiveness of this registration statement. Ms. Geffner will serve as the chairman of the audit committee and as member of the compensation and nominating and corporate governance committees.

Ms. Geffner is currently holding key management position in accounting and finance. She serves as chief financial officer of Dorsett Hospitality International Services Limited (part of HKSE: 0035.HK) since February 2019. She served as chief financial officer of GreenTree Hospitality Group Limited on the New York Stock Exchange (NYSE: GHG) from 2017 to 2018.

Ms. Geffner has been an independent director and chairwoman of the audit committee of Tristar Acquisition I Corp (NYSE:TRIS) since August 2023 and an independent director of NWTN INC. and sits on the latter’s compensation committee as well as the strategy and environmental social and governance (ESG) committee since November 2022. She was an independent director of the China Finance Online Co. Limited (Nasdaq: JRJC) from May to November 2021. She was an independent director of AG Semiconductor (Hong Kong) Ltd. from April 2013 to April 2017. Prior to that, from 2014 to 2016, she served as chief financial officer of Carnival Group International Holdings Limited (HKSE: 0996.HK). From 2008 to 2011, she was a director of corporate and institutional banking in ANZ Hong Kong. From 2005 to 2008, she worked for HSBC as a head of China business development and as a vice president of the consumer and retail group in New York.

Ms. Geffner obtained her Bachelor of Business Administration with a major in international marketing and finance from City University of New York in 1994, and a Master of Business Administration degree majoring in finance and accounting from New York University in 1997. She is a certified public accountant in Washington State, USA as well as in Hong Kong and is also a chartered financial analyst.

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Family Relationships

Mr. C. P. Cheung and Mr. S. Cheung are brothers . Mr. C. P. Cheung and Mr. S. Cheung are each the son of Mr. Y. C. Cheung and Ms. C. Lee. Mr. Y. C. Cheung and Ms. C. Lee are each shareholders of the Company beneficially owning more than 10% of our issued and outstanding shares of common stock as of the date of this prospectus.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering, three of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act.”)

Director Independence and Financial Experts

Under the rules of the Nasdaq Stock Market, within one year of our initial public offering a majority of our board members must qualify as independent directors if we are not a “controlled company.” Although we are a “controlled company.” Our proposed board of directors will still include a majority of three independent directors and two non-independent directors upon completion of the offering. Although we are a controlled company, we do not intend to avail ourselves of the exemption available to controlled companies from having a majority of our board members qualify as independent directors pursuant to the rules of the Nasdaq Stock Market, and we intend to maintain a majority of independent directors following an initial public offering. Upon the effectiveness of this registration statement, our independent directors will be Mr. Tang Kay Hwa, Mr. Joshua Tay, and Ms. Xinyue Jasmine Geffner. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Ms. Xinyue Jasmine Geffner qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC.

Board Leadership Structure and Risk Oversight

Our board of directors actively manages the Company’s risk oversight process and receives periodic reports from management on areas of material risk to the Company, including operational, financial, legal, and regulatory risks. The committees of the board of directors will assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee will assist the board of directors with its oversight of the Company’s major financial risk exposure. The compensation committee will assist the board of directors with its oversight of risks arising from the Company’s compensation policies and programs. The nominating and corporate governance committee will assist the board of directors with its oversight of risks associated with board organization, board independence, and corporate governance. While each committee will be responsible for evaluating certain risks and overseeing the management of those risks, the entire board of directors will continue to be regularly informed about the risks.

Committees of the Board of Directors

Prior to the consummation of this offering, our board of directors intends to establish three committees under the board of directors prior to the closing of this offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. The appointment to the committees will be effective immediately upon the effective date of the registration statement of which this prospectus forms a part. Each committee will adopt a charter approved by the board of directors. Copies of each charter will be posted on the Corporate Governance section of our website at www.aureusgreenway.com. The board may also establish other committees from time to time to assist our Company and the board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, as applicable. Upon our listing on Nasdaq, each committee’s charter will be available on our website at www.aureusgreenway.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. Each committee’s members and functions are further described below.

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Audit committee

Mr. Tang Kay Hwa, Mr. Joshua Tay, and Ms. Xinyue Jasmine Geffner, our independent director nominees will each serve on the audit committee, which will be chaired by Ms. Xinyue Jasmine Geffner. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Ms. Xinyue Jasmine Geffner as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

The audit committee will operate under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which will be available on our website. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by the audit committee.

Compensation committee

Mr. Tang Kay Hwa, Mr. Joshua Tay, and Ms. Xinyue Jasmine Geffner, our independent director nominees will serve on the compensation committee, which will be chaired by Mr. Tang Kay Hwa. Our board of directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our Company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;
●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and

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●	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the board of directors the compensation of our directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

The compensation committee will operate under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which will be available on our website.

Nominating and Corporate Governance committee

Mr. Tang Kay Hwa, Mr. Joshua Tay, and Ms. Xinyue Jasmine Geffner, our independent director nominees will serve on the nominating and corporate governance committee, which will be chaired by Mr. Joshua Tay. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors’ criteria for board and committee membership;
●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders;
●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
●	advising the board of directors periodically with respect to significant developments in the law and practices of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

While we do not have a formal policy regarding board diversity, our nominating and corporate governance committee and board of directors consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nominating and corporate governance committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy, None of the members of the compensation committee is or has been at any time one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the board or compensation committee.

The nominating and corporate governance committee will operate under a written charter, which satisfies the applicable rules of the SEC and the Nasdaq listing standards and will be available on our website.

Board Diversity

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a formal policy regarding board diversity and our nominating and corporate governance committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nominating and corporate governance committee’s and board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be available on our website at www.aureusgreenway.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

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Insider Trading Policies

Effective October 23, 2000, the SEC adopted rules related to insider trading. Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provides an exemption to the insider trading rules in the form of an affirmative defense through the creation of formal 10b5-1 plans under which executives and other insiders may arrange the sale of securities of publicly traded companies on a regular pre-arranged basis pursuant to written 10b5-1 plans. Such 10b5-1 plans are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

Our board of directors has adopted an insider trading policy that allows insiders to sell securities of our Company pursuant to pre-arranged trading plans.

Limitation on Liability and Indemnification of Directors and Officers

Our Articles of Incorporation limit our directors’ liability to the fullest extent permitted by the laws of the State of Nevada. Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we will indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

If the Nevada Revised Statutes is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

The Nevada Revised Statutes and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Certificate of Incorporation, Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE AND DIRECTOR COMPENSATION

We are an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we will be exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

For the year ended December 31, 2023, our chief executive officer and principal executive officer, principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded $100,000 (the “named executive officers” or “NEOs”) were:

●	Mr. C. P. Cheung, director and chief executive officer of the Company; and

●	Mr. Sam Wai Sing Lui, chief financial officer of the Company.

The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance.

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Compensation of Directors and Named Executive Officers

The following table presents information regarding the total compensation (excluding equity-based compensation reported) awarded to, earned by, and paid to our NEOs for services rendered to us in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)		Bonus ($)	All other Compensation ($)	Total ($)
C.P. Cheung	2023	$110,000	(1)	$-	$-	$110,000
Director and Chief Executive Officer	2022	$100,000	(1)	-	-	$100,000

Sam Wai Sing Lui	2023	$18,000		$-	$-	$18,000
Chief Financial Officer	2022	-		-	-	$-

(1)	As of December 31, 2023 and 2022, outstanding director’s remuneration was deferred for the amounts of $185,900 and $85,900, respectively.

Employment Agreements with Named Executive Officers

We have entered into executive agreements with Mr. C. P. Cheung, our chief executive officer and director, and Sam Wai Sing Lui, our Chief Financial Officer. A summary of the terms of each of these executive agreements is set forth below. Currently, the annual compensation of each of the executive officers is fixed by the board of directors. The named executive officers are also entitled to participate in the Company’s benefit plans, which benefits are generally available to all full-time employees.

Employment Agreement between Mr. C. P. Cheung and our Company

Retroactively effective as of January 1, 2022, Mr. C. P. Cheung entered into an Employment Agreement with the Company. The agreement provides for an annual base salary in the amount of $100,000, together with an additional discretionary bonus. As of January 1, 2023, we increased the annual base salary to $110,000. Mr. C. P. Cheung’s employment began for an initial term of 3 years. The initial term will automatically renew for successive 3-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until Mr. C. P. Cheung’s successor in his capacity as a director of the Company is duly elected and qualified. The agreement also provides that Mr. C. P. Cheung shall not, during the term of the agreement and for 6 months after cessation of employment, carry on business in competition with us.

Employment Agreement between Mr. Lui and our Company

Retroactively effective as of January 1, 2023, Mr. Lui entered into an Employment Agreement with the Company, the Chief Financial Officer of the Company. The agreement provides for an annual base salary in the amount of $18,000. Under the terms of the agreement, Mr. Lui’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice.

Directors’ Agreements

We have entered into director offer letters with each of our executive directors and independent director nominees.

On April 10, 2024, Mr. S. Cheung entered into an Employment Agreement with the Company that is effectual as of the effectiveness of this registration statement. The agreement provides for an annual base salary, in the amount of $60,000, together with such additional discretionary bonus. Mr. S. Cheung’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. The agreement also provides that Mr. S. Cheung shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with us

Each of our independent director nominees has entered into a director’s agreement with our Company effective upon effectiveness of the registration statement of which this prospectus forms a part. We have entered into directorship agreements with each of our independent director nominees Mr. Tang Kay Hwa, Mr. Joshua Tay, and Ms. Xinyue Jasmine Geffner which become effective upon the effectiveness of this registration statement. Each agreement with our independent director nominees offers an annual compensation of $18,000 in cash for each of them respectively. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. Each director’s agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual stockholders’ meeting and, upon re-election, the terms, and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the stockholders holding more than 50% of the Company’s issued and outstanding shares of common stock entitled to vote. Under the directors’ agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the directors’ performance of their duties, other than any such losses incurred as a result of the directors’ gross negligence or willful misconduct.

In addition, our directors will be entitled to participate in any share option plan as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director. Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

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PRINCIPAL AND SELLING STOCKHOLDERS

Principal Stockholders

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of shares of our common stock and shares of our Series A Preferred Stock as of the date of this prospectus, and the percentage of voting power as of the date of this prospectus and immediately after this offering, for:

●	each of our directors, director nominees and named executive officers;
●	each person known to us to own beneficially more than 5% of our common stock; and
●	all of our current directors, director nominees and executive officers as a group.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common stock shown as beneficially owned by them. For the purpose of voting power, each share of common stock entitles the holder to one vote and each share of Series A Preferred Stock entitles the holder to twenty (20) votes on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock votes together with the common stock. Percentage of beneficial ownership of each listed person prior to this offering is based on 10,880,000 shares of common stock and 10,000,000 shares of Series A Preferred Stock outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 10,000,000 shares of Series A Preferred Stock and 13,880,000 shares of common stock outstanding immediately after the completion of this offering if the underwriter does not exercise its over-allotment option and 14,330,000 shares of common stock outstanding immediately after the completion of this offering if the underwriter exercises its over-allotment option in full.

Information with respect to beneficial ownership has been furnished by each director, named executive officer, or beneficial owner of 5% or more of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of shares of common stock beneficially owned by persons listed below and the percentage ownership of such persons, shares of common stock underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are outstanding, but are not outstanding for computing the percentage ownership of any other person.

	Common stock Beneficially Owned Prior to this Offering		Series A Preferred Stock Beneficially Owned Prior to this Offering		Percentage of Voting Power
Name of Beneficial Owner	Number	%	Number	%	Prior to the Offering	After the Offering(1)

Directors and Named Executive Officers
Mr. S. Cheung	5,440,000	50%	5,000,000	50%	50%	49.2%
Mr. C. P. Cheung	4,352,000	40%	4,000,000	40%	40%	39.4%
Independent Director Nominees:
Mr. Kay Hwa Tang	-	-%	-	-%	-%	-%
Mr. Joshua Tay	-	-%	-	-%	-%	-%
Ms. Xinyue Jasmine Geffner	-	-%	-	-%	-%	-%

All directors and named executive officers as a group	9,792,000	90%	9,000,000	90%	90%	88.7%
Principal Stockholders holding 5% or more:
Ace Champion Investments Limited(2)	5,440,000	50%	5,000,000	50%	50%	49.2%
Trendy View Assets Management(3)	1,088,000	10%	1,000,000	10%	10%	9.6%
Chrome Fields Asset Management(4)	4,352,000	40%	4,000,000	40%	40%	39.4%

(1)	Assumes no exercise of the over-allotment option by the underwriter.
(2)	Mr. S. Cheung has sole voting and dipositive power over the shares held by Ace Champion Investments Limited.
(3)	Mr. Y. C. Cheung and Ms. C. Lee have joint voting and dipositive power over the shares held by Trendy View Assets Management.
(4)	Mr. C. P. Cheung has sole voting and dispositive power over the shares held by Chrome Fields Asset Management LLC.

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Selling Stockholders

We are registering shares of common stock held by the Selling Stockholders. The Selling Stockholders are offering an aggregate of 750,000 shares of our common stock. This prospectus and any prospectus supplement will only permit the Selling Stockholders to sell the number of shares of common stock identified in the column “Number of Shares of Common Stock to be Sold”. The shares of common stock owned by the Selling Stockholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Stockholders the opportunity to sell those shares of common stock.

Two of the Selling Stockholders inclusive of Mr. C. P. Cheung and Mr. S. Cheung are our executive director and designated executive director of the Company, respectively. Mr. C. P. Cheung and Mr. S. Cheung are brothers and both of Mr. C. P. Cheung and Mr. S. Cheung are the sons of Mr. Y. C. Cheung and Ms. C. Lee. Thus, material and familial relationships exist between each of the Selling Stockholders and the Company, and the Company’s officers and directors.

The following table sets forth the name of the Selling Stockholders, the number and percentage of shares of common stock beneficially owned by the Selling Stockholders, the number of shares of common stock sold in this offering and the number and percentage of shares of common stock the Selling Stockholders will own after the offering without regards to each Selling Shareholders’ holdings of Series A Preferred Stock. The information appearing in the table below is based on information provided by or on behalf of the named Selling Stockholders. We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered Pursuant to this Prospectus(1)	Percentage Ownership Prior to Offering(1)	Percentage Ownership After Offering#
Ace Champion Investments Limited(2)	5,440,000	150,000	50%	38.1%
Trendy View Assets Management(3)	1,088,000	600,000	10%	3.5%

Notes:

#	Assumes that the Selling Stockholders dispose of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares of common stock covered by this prospectus.

+	The shares were acquired by sale from an existing stockholder who had originally acquired the shares from the issuer in an offer and sale which was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. There was no placement agent associated with any purchase of any of the shares.

(1)	Based on 10,880,000 shares of common stock issued and outstanding immediately prior to the offering and 13,880,000 shares of common stock to be issued and outstanding immediately after the offering and assumes no exercise of the over-allotment option by the underwriter.
(2)	Mr. S. Cheung has sole voting and dipositive power over the shares held by Ace Champion Investments Limited.
(3)	Mr. Y. C. Cheung and Ms. C. Lee have joint voting and dipositive power over the shares held by Trendy View Assets Management.

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RELATED PARTY TRANSACTIONS

Other than employment and other agreements set out elsewhere in this prospectus, the following summarizes those of transactions since December 31, 2021 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

As of the three years ended December 31, 2023, the Company owed two loans each dated April 24, 2014 for $1,447,739.16 and $1,307,619.69 and referenced to as the 2014 Loans to each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung in proportions of 50%, 40%, and 10% consisting of loans from (i) Mr. S. Cheung for an unsecured, non-interest-bearing loan with a principal balance of $723,869.58, and $653,809.85, respectively, (ii) Mr. C. P. Cheung for an unsecured, non-interest-bearing loan with a principal balance of $579,095.66, and $523,047.87, respectively, and (iii) Mr. Y. C. Cheung for an unsecured, non-interest-bearing demand loan with a principal balance of $ 144,773.91, and $ 130,761.97, respectively. Both of the 2014 Loans are repayable upon the listing of our common stock on Nasdaq. As of March 31, 2024, we had an outstanding balance with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung for amounts of $387,369, $309,996, and $77,474, respectively.

On September 7, 2023, the Company entered into a loan facility agreement or the Expense Loan with Mr. S. Cheung for a loan facility of up to $1,000,000. The Expense Loan is interest free, repayable within 30 days from the date our shares are listed on Nasdaq or December 31, 2024, whichever is earlier. As of March 31, 2024, we had an outstanding balance under the Expense Loan with Mr. S. Cheung of $893,568, respectively.

On January 17, 2024, we issued (i) a total of 8,160,000 shares of common stock to Ace Champion Investments Limited (as to 6,800,000 shares of common stock), and Trendy View Assets Management (as to 1,360,000 shares of common stock), for total consideration of $8,160, (ii) a total of 10,000,000 shares of our Series A Preferred Stock to Ace Champion Investments Limited (as to 5,000,000 shares of Series A Preferred Stock), Trendy View Assets Management (as to 1,000,000 shares of Series A Preferred Stock), and Chrome Fields Asset Management LLC (as to 5,000,000 shares of Series A Preferred Stock), for total consideration of $10,000, and (iii) 5,440,000 shares of common stock to Chrome Fields Asset Management LLC, in exchange for the right to receive 100 ordinary shares, par value $1.00 of Pine Ridge Group Limited.

On April 15, 2024, the Company entered into a loan facility agreement or the 2024 Loan with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung in proportions of 50%, 40%, and 10% for a loan facility of up to $500,000 consisting of loans from (i) Mr. S. Cheung for an unsecured, non-interest-bearing loan with a principal balance of $250,000, (ii) Mr. C. P. Cheung for an unsecured, non-interest-bearing loan with a principal balance of $200,000, and (iii) Mr. Y. C. Cheung for an unsecured, non-interest-bearing demand loan with a principal balance of $50,000. The 2024 Loan is repayable upon the listing of our common stock on Nasdaq. As of June 21, 2024, we had an outstanding balance with each of Mr. S. Cheung, Mr. C. P. Cheung and Mr. Y. C. Cheung for amounts of $250,000, $200,000, and $50,000, respectively.

DESCRIPTION OF CAPITAL STOCK

The following description of our share capital is a summary only and not meant to be complete, but is subject to and qualified in its entirety by our amended and restated articles of incorporation and bylaws, as amended from time to time, and by the provisions of the applicable Nevada law. Reference is made to our amended and restated articles of incorporation, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

Authorized Stock

The Company is authorized to issue 500,000,000 shares of capital stock, consisting of 450,000,000 shares of common stock, par value of $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value of $0.001 per share. As of the date of this prospectus, there are 10,880,000 shares of common stock and 10,000,000 shares of Series A Preferred Stock issued and outstanding. The shares of common stock are held by three stockholders of record and the shares of Series A Preferred Stock are held by three stockholders of record.

Common Stock

Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought. The holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing at least one-third our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

Our board of directors may authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

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5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

On January 26, 2024, the Company filed a Certificate of Designation to our Articles of Incorporation with the Secretary of State of the State of Nevada to reflect the designation of our Series A Preferred Stock. As a result, as of the date of this prospectus the capital stock of the Company consists of 450,000,000 authorize shares of common stock, $0.001 par value, and 50,000,000 authorized shares of preferred stock. 20,000,000 shares were designated as Series A Preferred Stock out of the 50,000,000 shares of preferred stock.

Series A Preferred Stock

We have one designated class of preferred stock known as Series A Preferred Stock. Each share of Series A Preferred Stock entitles the holder to twenty (20) votes, in person or proxy, on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. The holders of Series A Preferred Stock shall not be entitled to receive dividends of any kind. The Series A Preferred Stock shall not be subject to conversion into common stock or other equity authorized to be issued by the Company.

Reverse Stock Split

On June 12, 2024, as approved by the board of directors and the majority shareholder of the Company, the Company effected a reverse split of our outstanding common stock at a ratio of 1.25-for-1. All references to common stock, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the reverse stock split of our issued and outstanding common stock as if these events had occurred at the beginning of the earliest period presented.

Warrants and Options

We have not issued any warrants to purchase or options exercisable for our capital stock.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders;

or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, or (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (iii) 10% or more of the earning power or net income of the corporation, and (iv) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Listing

We intend to apply to list our common stock on the Nasdaq Capital Market under the ticker symbol “AGH.” At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer LLC. The address is 18 Lafayette Pl, Woodmere, NY 11598. The telephone number is (212) 828-8436.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales or issuances occurring, could adversely affect the prevailing market price for our common stock or impair our ability to raise equity capital. Immediately prior to the offering, there were 10,880,000 shares of common stock and 10,000,000 shares of Series A Preferred Stock issued and outstanding. Upon completion of this offering, we will have 13,880,000 shares of common stock outstanding assuming no exercise of the over-allotment option by the underwriter and 10,000,000 shares of Series A Preferred Stock issued and outstanding. All shares of common stock sold in this offering by the Company and Selling Stockholders will be freely transferable by persons other than our “affiliates” as that term is defined in Rule 144 under the Securities Act without restriction or further registration under the Securities Act.

Lock-up Arrangements

See “Underwriting — Lock-up Agreements.”

Rule 144

All of the shares of our common stock outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

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In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those securities, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares of common stock were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares of common stock that is not more than the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately 138,800 shares immediately after this offering, assuming the underwriter do not exercise their over-allotment option; or

●

the average weekly trading volume of our common stock on the Nasdaq Capital Market or other relevant national securities exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases shares of our common stock from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Shares of our common stock by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Shares of our common stock pursuant to this offering and hold such shares of our common stock as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our common stock; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our common stock who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax consequences relating to an investment in such common stock will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our common stock.

Persons considering an investment in our common stock should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our common stock, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Sale, Exchange or Other Disposition of Our Common Stock

A U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our common stock in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the shares of our common stock. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the shares of our common stock were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our common stock will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our common stock. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our common stock.

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Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the United States Internal Revenue Service (“IRS”) with respect to an investment in our common stock, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). A U.S. Holders paying more than $100,000 for our common stock may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our common stock may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any shares of our common stock under the laws of their country of citizenship, residence, or domicile.

The foregoing is a discussion on certain Cayman Islands income tax consequences of an investment in shares of our common stock. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands laws.

UNDERWRITING

Revere Securities, LLC is acting as the underwriter. Subject to the terms and conditions of an underwriting agreement between us, the Selling Stockholders and the representative, we and the Selling Stockholders have agreed to sell to the underwriter named below, and the underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares of Common Stock
Revere Securities, LLC	3,750,000

Total	3,750,000

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares of common stock are taken, other than those shares of common stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriter to purchase up to additional shares of our common stock equal to 15% of the number of shares of our common stock sold in this offering by us at the same offering price as that in the offering, solely to cover over-allotments, if any. The underwriter may exercise this option for 45 days from the effective date of the registration statement of which this prospectus forms a part solely to cover sales of shares of common stock by the underwriter in excess of the total number of shares of common stock set forth in the table above. If any of these additional shares are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

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Underwriting Discounts and Expenses

The underwriter proposes initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts, and proceeds, before expenses, to us and the Selling Stockholders. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriter.

	Per Share	Total
Public offering price	$4.00	$15,000,000
Underwriting discounts(1) and commissions to be paid by us:	$0.28	$1,050,000
Proceeds, before expenses, to us	$3.72	$11,160,000
Proceeds, before expenses, to the Selling Stockholders	$3.72	$2,790,000

1 Represents an underwriting discount equal to 7% per share.

We have agreed to pay to the underwriter by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1% of the gross proceeds received by us from the sale of the shares.

We have agreed to pay expenses relating to the offering, including: (i) all filing fees and communication expenses relating to the registration of the shares of our common stock to be sold in this offering with the SEC; (ii) all filing fees and expenses associated with the review of this offering by FINRA; (iii) all fees and expenses relating to the listing of our common stock on such stock exchanges as we and the representative together determine; (iv) all fees, expenses and disbursements relating to background checks of our officers and directors; (v) all fees, expenses, and disbursements relating to the registration or qualification of such shares under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as the representative may reasonably designate; (vi) all fees, expenses, and disbursements relating to the registration, qualification, or exemption of such shares under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (vii) the costs of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any “blue sky” surveys, and, if appropriate, any agreement among underwriter, selected dealers’ agreement, underwriter’s questionnaire, and power of attorney), registration statement, prospectus, and all amendments, supplements, and exhibits thereto and as many preliminary and final prospectus as the representative may reasonably deem necessary; (viii) the costs of preparing, printing, and delivering certificates representing such shares; (ix) fees and expenses of the transfer agent for such shares; (x) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from our Company to the representative; (xi) the fees and expenses of our accountants; (xii) the fees and expenses of our legal counsel and other agents and representatives; (xiii) the costs associated with bound volumes of the public offering materials, each of which our Company or our designee will provide within a reasonable time after the closing of this offering in such quantities as representative may reasonably requests; and (xiv) the reasonable costs of our Company for “road show” meetings and the preparation of a power point presentation; provided that the actual accountable expenses of the representative shall not exceed $300,000.

We paid an expense deposit of $30,000 to the representative, upon the execution of letter of engagement between us and the representative for the representative’s anticipated out-of-pocket expenses. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above and underwriter expense reimbursement, will be approximately $1,596,104, including a maximum aggregate reimbursement of $300,000 of representative’s accountable expenses.

In addition, during the engagement period of the representative, we agree that we will not, directly or indirectly, offer any securities or solicit an offer to purchase any securities, or otherwise contact or enter into a discussion with any other party in connection with structuring, issuance, sale, arrangement, offering, or purchase of securities, other than through the representative. Further, during the term of the engagement period, we agree not to permit any affiliates, advisors, or representatives of our Company to engage any other party to perform any services or act in any capacity for which the representative has been engaged with respect to any potential private and/or public offering, without prior written consent of the representative.

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Right of First Refusal

We have also agreed to provide the representative the right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the representative, for a period of twelve months from the closing date of our initial public offering, to provide investment banking service to the Company on an exclusive basis, including acting as leading manager for any underwritten public offering, as exclusive placement agent for any private financing by the Company, and as financial advisor in connection with any merger, business combination, or sale of a majority or controlling portion of the equity or assets of the Company. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which shall be a breach by the representative of the Underwriting Agreement or a material failure by the underwriter to provide the services as contemplated by the Underwriting Agreement.

Listing

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “AGH.” At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

We have agreed not to, for a period of 180 days from the date of this prospectus, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (excluding, however, the issuance of any shares of our common stock or other equity awards pursuant to our executive compensation or employee benefit plan), without the prior written consent of the representative.

Furthermore, each of our directors and executive officers and our principal stockholders (5% or more stockholders) has also agreed to, other than as a Selling Stockholder, entered into a similar lock-up agreement for a period of six months from the date of this prospectus, subject to certain exceptions, with respect to our common stock and securities that are substantially similar to our common stock  .

We cannot predict what effect, if any, future sales of our common stock, or the availability of common stock for future sale, will have on the trading price of our common stock from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the trading price of our common stock.

Pricing of the Offering

Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock has been negotiated between us and the underwriter. Among the factors considered in determining the initial public offering price of our common stock, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Common stock

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares of common stock to selling group members for sale to their online brokerage account holders. The common stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

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Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriter under option to purchase additional shares of common stock. The underwriter can close out a covered short sale by exercising the option to purchase additional shares or purchasing common stock in the open market. In determining the source of common stock to close out a covered short sale, the underwriter will consider, among other things, the open market price of common stock compared to the price available under the option to purchase additional shares of common stock. The underwriter may also sell common stock in excess of the option to purchase additional shares of common stock, creating a naked short position. The underwriter must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriter may also impose a penalty bid. This occurs when the underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because such underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of our common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriter and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

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Stamp Taxes

If you purchase our common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock, where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no common stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to legal entities which are qualified investors as defined under the Prospectus Regulation;

●	by the underwriter to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

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Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

This prospectus may not be circulated or distributed in China and the shares of common stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

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LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Ortoli Rosenstadt LLP. Sichenzia Ross Ference Carmel LLP is acting as counsel to the underwriter with respect to certain legal matters as to United States federal securities and New York State law.

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EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm as stated in their report appearing herein and elsewhere in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. WWC, P.C. is headquartered at 2010 Pioneer Court, San Mateo, CA 94403, USA.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including relevant exhibits and schedules under the Securities Act, covering the common stock offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about our common stock. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Upon the completion of our initial public offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUREUS GREENWAY HOLDINGS INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Aureus Greenway Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Aureus Greenway Holdings Inc. and its subsidiaries (collectively the “Company”) as of December 31, 2023 and 2022 and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 3 - Revision, the Company has revised its consolidated financial statements to reflect the recognition of deferred tax liabilities as of December 31, 2023 and 2022. The revisions arise from the temporary differences between the use of accelerated depreciation method vs straight-line deprecation method for property and equipment in accordance with tax and U.S. GAAP reporting frameworks, respectively.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on our financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2023

San Mateo, California

April 19, 2024, except for Notes 1, 11 and 14 which are dated June 20, 2024

F-2

Aureus Greenway Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

	As of December 31,	As of December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$646,294	$693,151
Accounts receivable, net	36,299	29,219
Inventories, net	55,704	59,362
Deferred offering costs	252,964	-
Other current assets	125	-
Total current assets	991,386	781,732

Non-current assets
Property and equipment, net	3,054,921	3,081,175
Prepayment for acquisition of property and equipment	103,436	-
Operating lease right-of-use assets	363,296	578,513
Deferred tax assets	236,130	73,573
Total non-current assets	3,757,783	3,733,261
Total Assets	$4,749,169	$4,514,993

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$495,930	$308,394
Contract liabilities - deferred revenue	158,429	19,456
Bank and other borrowings – current	135,970	67,681
Operating lease liabilities – current	222,275	215,217
Due to related parties	1,651,407	2,065,543
Total current liabilities	2,664,011	2,676,291

Non-current liabilities
Bank and other borrowings - non-current	649,345	594,034
Operating lease liabilities - non-current	141,021	363,296
Deferred tax liabilities	48,156	20,864
Total non-current liabilities	838,522	978,194
Total Liabilities	3,502,533	3,654,485

Commitments and contingencies

Stockholder’s Equity
Preferred stock: 50,000,000 shares authorized; $0.001 par value, 20,000,000 shares of series A preferred stock designated; 10,000,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively*	10,000	10,000
Common stock: 450,000,000 shares authorized; $0.001 par value, 10,880,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively*	10,880	10,880
Additional paid-in capital	2,082,456	2,082,456
Subscription receivables	(18,160)	(18,160)
Accumulated deficit	(838,540)	(1,224,668)
Total Stockholder’s Equity	1,246,636	860,508
Total Liabilities and Stockholder’s Equity	$4,749,169	$4,514,993

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Aureus Greenway Holdings Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

	For the Years Ended
	December 31,
	2023	2022

Revenue
Golf operations	$2,643,856	$2,310,615
Sales of food and beverage	682,281	517,694
Sales of merchandise	138,450	99,366
Ancillary revenue	90,125	80,979
Total revenue	3,554,712	3,008,654

Operating costs:
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	1,189,889	1,015,852
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	209,226	167,614
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	92,675	56,228
Salaries and benefits	683,941	556,880
Depreciation	174,207	163,371
Other general and administration expenses	951,616	580,463
Total operating costs	3,301,554	2,540,408

Income from operations	253,158	468,246

Other income (expense)
Interest expense	(30,393)	(36,196)
Other income	28,098	8,900
Total other expense	(2,295)	(27,296)

Income before income tax	250,863	440,950

Income tax (benefits) expenses	(135,265)	117,757

Net Income	$386,128	$323,193

Comprehensive Income	$386,128	$323,193

Earnings per common share
Basic and diluted*	$0.04	$0.03
Weighted average number of common shares outstanding
Basic and diluted*	10,880,000	10,880,000

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Aureus Greenway Holdings Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2023 and 2022

	Preferred Stock*		Common Stock*		Additional paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	capital	receivables	deficit	Total

Balance, December 31, 2021	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(1,547,861)	$537,315

Net income	-	-	-	-	-	-	323,193	323,193
Balance, December 31, 2022	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(1,224,668)	$860,508
Net income	-	-	-	-	-	-	386,128	386,128
Balance, December 31, 2023	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(838,540)	$1,246,636

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Aureus Greenway Holdings Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2023	2022

Cash Flows from Operating Activities:
Net income	$386,128	$323,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	174,207	163,371
Unpaid director’s remuneration	100,000	30,000
Changes in operating assets and liabilities:
Accounts receivable	(7,080)	7,197
Inventories	3,658	(33,742)
Other current assets	(125)	7,279
Deferred tax assets	(162,557)	99,765
Accounts payable and accrued liabilities	187,536	(39,424)
Contract liabilities - deferred revenue	138,973	625
Deferred tax liabilities	27,292	17,992
Net Cash Provided by Operating Activities	848,032	576,256

Cash Flows from Investing Activities:
Purchase of property and equipment	(147,953)	(207,582)
Prepayment for acquisition of property and equipment	(103,436)	-
Net Cash Used in Investing Activities	(251,389)	(207,582)

Cash Flows from Financing Activities:
Proceeds from related party loan	520,964	-
Repayments of related party loan	(1,035,100)	(466,000)
Proceeds from bank and other borrowings	181,721	270,905
Repayments of bank and other borrowings	(58,121)	(169,686)
Deferred offering costs	(252,964)	-
Net Cash Used in Financing Activities	(643,500)	(364,781)

Net change in cash and cash equivalents	(46,857)	3,893
Cash and cash equivalents, beginning of year	693,151	689,258
Cash and cash equivalents, end of year	$646,294	$693,151

Supplemental cash flow information:
Cash paid for interest	$30,393	$36,169
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash financing activity
Initial recognition of lease obligations related to right-of-use assets	$-	$243,127

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Aureus Greenway Holdings Inc. and Subsidiaries

Notes to Audited Consolidated Financial Statements

December 31, 2023 and 2022

Note 1 - Organization and Business

Business

Aureus Greenway Holdings Inc. (the “Company” or “Aureus”) was incorporated on December 22, 2023 in the state of Nevada. We conduct business activities principally through our wholly-owned subsidiaries, Chrome Fields I, Inc. and Chrome Fields II, Inc. engaging in operation of golf course and selling of merchandise and food and beverages.

As of December 31, 2022, we own and operate two golf clubs in Florida that consisting of over 289 acres of multi-service recreational property.

Pine Ridge Group Limited (“Pine Ridge”) was acquired by Mr. Cheung Chi Ping from independent third parties on December 31, 2013.

Chrome Field I, Inc. (“Chrome I”) was incorporated on December 24, 2013 in the State of Delaware. Chrome I the is sole member of FSC Clearwater, LLC (“Clearwater I”) which was incorporated in the State of Florida on January 21, 2014. Clearwater I owns and operates Kissimmee Bay Country Club, a privately-owned golf course that is open to the general public.

Chrome Field II, Inc. (“Chrome II”) was incorporated on April 13, 2014 in the State of Delaware. Chrome II the is sole member of FSC Clearwater II, LLC (“Clearwater I”) which was incorporated in the State of Florida on March 20, 2014. Clearwater II owns and operates Remington Golf Club, a privately-owned golf course that is open to the general public.

F-7

Reorganization

Pursuant to a Group Reorganization, to rationalize the structure of the Company and its subsidiaries (collectively, the “Group”) in preparation for the listing of the Company’s stocks, the Company became the holding company of the Group on January 17, 2024. According to revised memorandum and articles of association of the Company dated January 17, 2024, the authorized number of common stocks will be 450,000,000 shares at par value $0.001 per share, and 50,000,000 shares of blank check preferred stock at par value $0.001 per share. The Company has designated 20,000,000 preferred shares, par value $0.001, as Series A Preferred Stock. Initially, holders of Series A preferred stock would have 20 voting rights for each Series A preferred stock on any matter which action of the stockholders of the corporation is sought. The Series A preferred stock will vote together with the common stock. Common stock and Series A preferred stock are not convertible into each other. Holders of Series A preferred stock are not entitled to receive dividends. The Series A preferred stock does not have liquidation preference over the Company’s common stock, and therefore ranks pari passu with the common stock in the event of liquidation.

On the same date, January 17, 2024, a share exchange agreement was entered into between the Company and the sole shareholder of Pine Ridge, Mr. Cheung Chi Ping and pursuant to which the Company agreed to issue 5,440,000 common stocks of the Company to exchange for the entire equity interest in Pine Ridge from Mr. Cheung Chi Ping.

On January 17, 2024, the Company allotted 6,800,000 shares of common stock at par value $0.001 of the Company to Ace Champion Investments Limited (“Ace Champion”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Ching Ping, brother of Mr. Cheung Chi Ping; and the Company allotted 1,360,000 shares of common stock at par value $0.001 to Trendy View Assets Management (“Trendy View”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Yick Chung and Ms. Chan Lee, parents of Mr. Cheung Chi Ping. Total consideration for the subscription was $8,160. Mr. Cheung Chi Ping, Mr. Cheung Ching Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are collectively considered as Mr. Cheung’s family. After the allotment, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are ultimately holding 50%, 40% and 10% of the common stock of the Company.

On January 17, 2024, 5,000,000 shares of Series A Preferred Stock was issued to Ace Champion, 4,000,000 shares of Series A Preferred Stock was issued to Chrome Fields Asset Management LLC (“Chrome Fields”), wholly-owned by Mr. Cheung Chi Ping and 1,000,000 shares of Series A Preferred Stock was issued to Trendy View, at an aggregate cash consideration of $10,000.

On June 11, 2024, the Board of Directors approved to effect a 1.25-for-1 reverse stock split for the issued common stocks, such that every holder of 1.25 shares of common stock of the Company shall receive 1 share of common stock resulting in the issued common stocks to be 10,880,000 which are being held by Ace Champion of 5,440,000 shares of common stock, Chrome Fields of 4,352,000 shares of common stock and Trendy View of 1,088,000 shares of common stock.

After the issue of additional common stock and Series A Preferred Stock by the Company and reverse stock split, the Company, together with its wholly-owned subsidiaries, are effectively controlled by the same Controlling Shareholder, Mr. Cheung’s family before and after the Group Reorganization, respectively, and therefore the Group Reorganization is considered as a recapitalization of entities under common control. the ultimate Controlling The consolidation of the Company and its subsidiaries has been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination. The consolidated statements of income and comprehensive income, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows are prepared as if the current Group structure had been in existence throughout the two-year period ended December 31, 2023, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The consolidated balance sheets as of December 31, 2023 and 2022 present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates.

Upon the Group Reorganization and as at the date of this report, details of the subsidiaries company are as follows:

Name	Place and date of formation	Ownership	Principal activity
Pine Ridge Group Limited (“Pine Ridge”)	British Virgin Islands	100% (directly)	Investment holding
Chrome Fields I, Inc. (“Chrome I”)	Delaware	100% (indirectly)	Investment holding
Chrome Fields II, Inc. (“Chrome II”)	Delaware	100% (indirectly)	Investment holding
FSC Clearwater, LLC (“Clearwater I”)	Florida	100% (indirectly)	Operation of golf course and selling of food and beverages and merchandise (Kissimmee Bay Country Club)
FSC Clearwater II, LLC (“Clearwater II”)	Florida	100% (indirectly)	Operation of golf course and selling of food and beverages and merchandise (Remington Golf Club)

F-8

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant inter-company transactions and balances between members of the Group are eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include allowance for expected credit loss/doubtful accounts, allowance for deferred tax assets, the useful lives and impairment assessment of property and equipment and estimated incremental borrowing rate of lease. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Recently adopted accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The new accounting standard introduced the current expected credit losses methodology (“CECL”) for estimating allowances for credit losses. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized costs, including accounts receivable. ASU 2016-13 is effective for the Company, as an Emerging Growth Company (“EGC”), for annual and interim reporting periods beginning after December 15, 2022. The Company adopted the standard on January 1, 2023 using the modified retrospective method for all financial assets in scope. The adoption of the standard did not have a material impact on our consolidated statements of loss, or consolidated statements of cash flows.

F-9

Cash and Cash Equivalents

Cash and cash equivalents include cash at bank and demand deposits which have original maturities less than three months and are unrestricted as to withdrawal or use. As of December 31, 2023 and 2022, the Company had cash of $646,294 and $693,151, respectively, and did not have cash equivalents.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250,000 per institution. The amount in excess of the Federal Deposit Insurance Corporation insurance as of December 31, 2023, was approximately $5,000. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Accounts Receivable, net

Accounts receivable mainly represent amounts due from customers paid by credit cards for provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for doubtful accounts/expected credit loss. The credit cards payment is to be settled either within few days after the year end date due to the timing difference for the payment transfer from credit card center to the bank accounts of the Company or within one month after the services were utilized by the customers who have authorized the Company to make the payment through their credit cards. The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts/expected credit loss and records allowance for doubtful accounts/expected credit loss expense when deemed necessary. The Company records an allowance for doubtful accounts/expected credit loss that is based on historical trends, customer knowledge, any known disputes, future expectation, future economic situation consideration and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts receivable are written off against the allowance after all attempts to collect a receivable have failed. As of December 31, 2023 and 2022, the Company had no allowance for doubtful/expected credit loss due to no experiences on default from customers or failure of transfer from credit card center after payment authorization was made by customers and all outstanding accounts receivable as of December 31, 2023 and 2022 were subsequently settled before the report date.

F-10

Inventories, net

Our inventories consist of merchandise goods such as golf balls, gloves, men’s wear and women’s wears, food and beverages and we value inventories using the lower first-in, first-out (“FIFO”) method and net realizable value, which is generally based on the selling price expectations of the merchandise goods. We regularly review inventories to determine if the carrying value of the inventory exceeds net realizable value and, when determined necessary, record a reserve to reduce the carrying value to net realizable value. Changes in customer merchandise preference, current and anticipated demand, consumer spending, weather patterns, economic conditions, business trends or merchandising strategies could cause our inventory to be exposed to obsolescence or slow-moving merchandise. For foods and beverages, the turnaround time is short, usually within one to two weeks. For the merchandise goods, all goods are aged less than one year and the Company will offer discounts to customers to speed the selling but higher than that of purchase price. As of December 31, 2023 and 2022, no obsolescent goods were noted.

Deferred offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to stockholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred offering costs, as well as additional expenses to be incurred, will be charged to statements of income. As of December 31, 2023 and 2022, the Company deferred $252,964 and Nil of offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds and recognized in equity of the Company.

Property and Equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and any impairment losses. Property and equipment, consisting of land, buildings, properties improvements, equipment, furniture and fixture. We capitalize costs that materially add value and appreciably extend the useful life of an asset. With respect to golf course improvements (included in land improvements), only costs associated with original construction, complete replacements, or the addition of new trees, sand traps, fairways or greens are capitalized while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Land is not depreciated.

F-11

Depreciation is calculated using the straight-line method based on the following estimated useful lives:

Depreciable land improvements	15 years
Building and recreational facilities	39 years
Properties improvements	5-7 years
Furniture and equipment	5-7 years

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for Long-Lived Assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell. If an impairment is identified, The Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2023 and 2022, no impairment of long-lived assets was recognized.

Fair Value of Financial Instruments

The Company follows accounting guidelines on fair value measurements for financial instruments measured on a recurring basis, as well as for certain assets and liabilities that are initially recorded at their estimated fair values. Fair value is defined as the exit price, or the amount that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The Company uses the following three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs to value its financial instruments:

●	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical instruments.

●	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the marketplace.

●	Level 3: Significant unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires a significant judgment or estimation.

F-12

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires the Company to make judgments and consider factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded, may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange.

The carrying amounts shown of the Company’s financial instruments including cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued liabilities, current portion of bank and other borrowings and lease liabilities and amount due to related party are approximate fair value due to their short-term nature. Non-current portion of bank and other borrowings and lease liabilities have been calculated by discounting the expected future cash flows using rates currently available for instruments with similar terms, credit risk and remaining maturities. The changes in fair value as a result of the Group’s own non-performance risk for bank and other borrowings and lease liabilities as of December 31, 2023 and 2022 were assessed to be insignificant.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group as of December 31, 2023 and 2022 are accounted for as operating leases.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

F-13

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances.

Accrued Liabilities

Accrued liabilities primarily include accrued property tax and sales tax and other accrual and payable for the operation of the ordinary course of business.

Bank and Other Borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in statements of operations over the period of the borrowings using the effective interest method.

Related Parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

The details of related party transactions during the years ended December 31, 2023 and 2022 and balances as of December 31, 2023 and 2022 are set out in the Note 9.

F-14

Revenue Recognition

All revenue recognized in the consolidated statements of operations is considered to be revenue from contracts with customers in accordance with Accounting Standards Codification (“ASC”) 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company recognizes revenue when, or as, performance obligations under the terms of a contract are satisfied, which generally occurs when, or as, control of promised goods or services are transferred to customers. Revenue is measured as the amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services (“transaction price”). To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount to which the Company expects to be entitled. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and the determination of whether to include such estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information that is reasonably available. The Company accounts for taxes collected from customers and remitted to governmental authorities on a net basis and excludes these amounts from revenues.

In addition, the Company defers certain costs to fulfill the Company’s contracts with customers to the extent such costs relate directly to the contracts, are expected to generate resources that will be used to satisfy the Company’s performance obligations under the contracts, and are expected to be recovered through revenue generated under the contracts. Contract fulfillment costs are incurred as the Company satisfies the related performance obligations.

F-15

Revenue from golf operations

There are two types of service charges maintained by the Company, the players can either (1) subscribe to the entertainment services for a period of time of one year at a discount (i.e. annual subscription green fees); or (2) purchase the services at the counter by one-time payment (i.e. one-time green fees). The golf courses are open to public and hence our customers include both local and overseas citizens. The charges comprise of both the cart fee and fees for playing in the golf course, which is fixed without variable consideration, and the customers either pay via cash or credit card. The entire service fee from customers is non-refundable and required to be paid in advance.

The Company sells annual green fee subscriptions to local patrons. The performance obligation of the annual subscription is for the Company to provide a patron with access to the golf course and cart, subject to availability of a tee time for a patron to play a single round on the 18-hole course; the round of golf is expected to be completed before sunset of the day of the booking of that tee time. The Company recognizes revenue from these annual subscriptions on a monthly basis over twelve months. The annual subscriptions are non-refundable. Payments for subscriptions in the form of cash or credit card are received in advance, and are recorded as contract liabilities-deferred revenue, and recognized to revenue at the end of each month. Management believes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the customers is substantially similar for each month, even though the exact volume of services may vary. The Company concludes that the annual green fees subscription satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The annual subscriptions fees are fixed and there is no variable consideration, significant financing components or noncash consideration. There is no contract asset related to these annual green fee subscriptions. As of December 31, 2023 and 2022, the Company recorded contract liabilities - deferred revenue of $158,429 and $19,456, respectively.

One-time green fees require the Company to provide to a patron access to a designated 18-hole golf course and cart to play a single round of golf subject to non-hazardous weather conditions that is expected to be completed before sunset of the day of booking of that tee time. Management believes access to the golf course and the card constitute a single performance obligation as either service is not available to be purchased separately. Payments for tee times are non-refundable and are received via cash or credit card immediately prior to the initiation of the patron playing the round of 18-hole golf; therefore, and one-time green fees are not refundable. Typically, in the event that weather is not expected to permit the patron to play and complete the single round of golf, the Company will not undertake the transaction and take payment from the patron. The one-time green fees are fixed and there is no variable consideration.

F-16

Sales of merchandise, food and beverage

Golf course patrons regularly buy golf balls, clothing, paraphernalia, and gloves, or will enjoy food and beverage offered at the clubhouses. Patrons make orders at the counter. The price is fixed without variable consideration. The Company recognizes revenue when the merchandise or food and beverage are delivered, net of discounts, if any and control of the product has been passed to the customer. If the clothing or wearables have product defects, they are subject to exchange, but all sales are final and not subject to return. Product delivery is evidenced by a payment receipt record. Payments are settled via cash or credit card. The respective revenue is recognized at a point in time. There are no warranties, sales returns and refunds after the orders are delivered to the customers at the counter.

Ancillary revenue

Ancillary revenue represented the lease of its clubhouse for several hours for events held by associations or individuals such as golf tournaments and lease of golf club to individuals for one day playing golf in the Company’s golf course. The revenue was recognized upon services were rendered (i.e. on daily basis when the venue or golf club was used that day). Deposit was received in advance for booking of clubhouse and recognized as contract liabilities – deferred income upon receipt and recognized as revenue in the statements of income when service was rendered or no show after booking. Deposit received is non-refundable.

Operating Costs

Golf operating costs consist of costs associated with golf course upkeep expenses and are expensed as incurred.

Other General and Administrative Expense

Other General and administrative expense consists of costs associated with corporate and administrative functions that support development and operations.

Income Tax

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

F-17

The Company follows the accounting guidance for uncertainty In income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of December 31, 2023 and 2022, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements, respectively.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded during the years ended December 31, 2023 and 2022, respectively.

Earnings Per Share

The Company computes earnings per share, or EPS, in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2023 and 2022, there were no dilutive shares.

Segment Information

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has only one operating segment. All assets of the Company are located in Florida and all revenue is generated from Florida.

F-18

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently Issued Accounting Pronouncements

In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation.

ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. The Company does not expect the cessation of LIBOR to have a material impact on the financial position, results of operations, cash flows or disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 3 – Revision

The Company determined that previously issued consolidated financial statements for the years ended December 31, 2023 and 2022 contained in the Company’s Confidential Draft Registration Statement No. 2 of Form S-1 filed on March 26, 2024 required the recognition of deferred tax liabilities on the accelerated depreciation of property and equipment in the consolidated financial statements. The revision is to properly reflect the tax position of the Company as of December 31, 2023 and 2022. These revisions had increased the Company’s total liabilities as of December 31, 2023 and 2022 by $48,156 and $20,864, respectively, and decreased he Company’s net income for the years ended December 31, 2023 and 2022 by $27,292 and $17,992, respectively, which are not material to our consolidated financial statements. Moreover, there was an increase of total liabilities by $2,872 as an opening effect and decrease of net income by $2,872 for prior year. There is no impact on the consolidated statements of cash flows for the years ended December 31, 2023 and 2022.

The effects of these items in the Company’s previously issued consolidated balance sheets as of December 31, 2023 and 2022 are summarized as follows:

	December 31, 2023
	Previously
	Reported	Revisions	Revised
Total non-current liabilities	$790,366	$48,156	$838,522
Total Liabilities	3,454,377	48,156	3,502,533
Total Stockholder’s Equity	1,294,792	(48,156)	1,246,636

	December 31, 2022
	Previously
	Reported	Revisions	Revised
Total non-current liabilities	$957,330	$20,864	$978,194
Total Liabilities	3,633,621	20,864	3,654,485
Total Stockholder’s Equity	881,372	(20,864)	860,508

The effects of these items in the Company’s previously issued consolidated statements of income and comprehensive income for the years ended December 31, 2023 and 2022 are summarized as follows:

	Year ended December 31, 2023
	Previously
	Reported	Revisions	Revised
Net Income	$413,420	$(27,292)	$386,128
Comprehensive Income	413,420	(27,292)	386,128
Earnings per common share
Basic and diluted	0.08	(0.01)	0.07

	Year ended December 31, 2022
	Previously
	Reported	Revisions	Revised
Net Income	$341,185	$(17,992)	$323,193
Comprehensive Income	341,185	(17,992)	323,193

F-19

Note 4 – Inventories, net

As of December 31, 2023 and 2022, the inventories of finished goods consisted of the following:

	December 31,	December 31,
	2023	2022
Merchandise	$34,336	$39,174
Food and beverage	21,368	20,188
Less: impairment of obsolete goods	-	-
	$55,704	$59,362

Note 5 – Property and Equipment, net

As of December 31, 2023 and 2022, the property and equipment consisted of the following:

	December 31,	December 31,
	2023	2022
Land	$444,906	$444,906
Buildings and recreational facilities	2,242,904	2,237,774
Properties improvements	1,790,213	1,672,682
Furniture and equipment	128,888	103,596
	4,606,911	4,458,958
Less - accumulated depreciation	(1,551,990)	(1,377,783)
	$3,054,921	$3,081,175

Depreciation expenses for the years ended December 31, 2023 and 2022, were $174,207 and $163,371, respectively.

F-20

Note 6 – Accounts Payables and Accrued Liabilities

As of December 31, 2023 and 2022, the accounts payable and accrued liabilities consisted of the following:

	December 31,	December 31,
	2023	2022
Accounts payable	$329,655	$168,823
Credit cards payables	49,019	29,107
Sales tax payable	20,050	20,106
Property tax payable	97,206	90,358
	$495,930	$308,394

Note 7 – Bank and Other Borrowings

As of December 31, 2023 and 2022, the bank and other borrowings consisted of the following:

				Fixed
		Principal		Interest	December 31,	December 31,
Initiation date	Loan No.	Amount	Maturity date	Rate	2023	2022
May 13, 2020	#1	$500,000	April 13,2050	3.75%	$488,961	$499,650
May 17, 2022	#2	$25,050	August 1,2025	5.5%	13,975	23,431
September 9, 2022	#3	$150,000	September 9, 2025	6.75%	91,202	138,634
August 1, 2023	#4	$87,199	July 1, 2031	6.50%	74,089	-
November 13, 2023	#5	$120,000	November 13, 2026	9.25%	117,088	-
Total loans payable					785,315	661,715
Current portion					(135,970)	(67,681)
Non-current portion					$649,345	$594,034

Notes:

(1)	Loan #1 is guaranteed by Cheung Chi Ping (“Mr. Cheung”), director of the Company, and Chrome I and secured by all intangible and tangible personal property of Mr. Cheung.
(2)	Loan #2 is secured by the land of the golf course of the Company.
(3)	Loan #3 is secured by the buildings of the golf clubs of the Company.
(4)	Loan #4 is secured by the golf course and repayable in eight years
(5)	Loan #5 is unsecured.

F-21

During the years ended December 31, 2023 and 2022, the Company recognized interest expenses of $30,393 and $36,196, respectively.

Future minimum payments under bank and other borrowings at December 31, 2023 were as follows:

Total
2024	$135,970
2025	128,162
2026	66,817
2027	12,423
2028	12,897
Thereafter	429,046
Total bank and other borrowings	$785,315

Note 8 – Leases

During the years ended December 31, 2023 and 2022, the Company had six operating lease agreements for a period of 4 years to 5 years. The leases were for corporate office, golf carts and golf equipment.

The components of leases related expenses charged to statements of operations were as follows:

	Years Ended December 31,
	2023	2022
Operating lease cost	$230,865	$183,382

F-22

Supplemental cash flow information related to leases was as follows:

	Years Ended December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$230,865	$183,382
Financing cash flows from financing leases	$-	$-

Initial recognition of lease obligations related to right-of-use assets	$-	$243,127

Supplemental balance sheet information related to leases was as follows:

	December 31,	December 31,
	2023	2022
Operating lease right-of-use asset	$363,296	$578,513
Operating lease liabilities:
Current portion	$222,275	$215,217
Non-current portion	141,021	363,296
	$363,296	$578,513

Future minimum lease payments under operating leases as of December 31, 2023 were as follows:

Future minimum lease payments as of December 31, 2023:
2024	$230,865
2025	97,439
2026	47,482
Thereafter	-
$375,786
Less imputed interest	(12,490)
Operating lease liabilities	$363,296

Weighted average discount rate	3.44%	3.26%
Weighted average remaining lease term (years)	2.08	2.85

F-23

Note 9 – Related Party Transactions

Relationships with related parties

Name	Relationship
Mr. Cheung Ching Ping	Shareholder of the Company
Mr. Cheung Chi Ping	Shareholder and Director of the Company
Mr. Cheung Yick Chung	Shareholder of the Company

Amounts due to related parties

Amounts due to related parties consists of the following:

Name	Nature	December 31, 2023	December 31, 2022
Mr. Cheung Ching Ping	Interest-free listing expense loans(1)	$520,964	$-
Mr. Cheung Ching Ping	Interest-free shareholder’s loans(2)	472,272	989,822
Mr. Cheung Chi Ping	Interest-free shareholder’s loans(2)	377,817	791,857
Mr. Cheung Chi Ping	Director’s remuneration(3)	185,900	85,900
Mr. Cheung Yick Chung	Interest-free shareholder’s loans(2)	94,454	197,964
		$1,651,407	$2,065,543

Notes:

(1)	On September 7, 2023, Mr. Cheung Ching Ping, a shareholder of the Company, entered into a loan facility agreement with the Company that Mr. Cheung Ching Ping agreed to pay the listing expenses incurred for the initial public offering in Nasdaq on behalf of the Company before listing with a maximum principal amount of $1,000,000. Pursuant to the facility agreement, the loan is interest-free, unsecured and repayable on the earlier of the listing of our common stock on Nasdaq, or December 31, 2024. As of December 31, 2023 and 2022, amount of listing expenses paid by Mr. Cheung Ching Ping on behalf of the Company was $520,964 and Nil.

(2)	On April 24, 2014, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung entered into two shareholders’ loan agreements with Chrome Field I, Inc. and Chrome Field II, Inc., wholly-owned subsidiaries of the Company, respectively. Pursuant to the shareholders’ loan agreements, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung agreed to grant shareholders’ loans at principal amounts of $1,307,619.69 and $1,447,739.16 to Chrome Field I, Inc. and Chrome Field II, Inc., respectively, in a proportion of 50%, 40% and 10%, respectively, in connection with the acquisition of Kissimmee Bay and Remington in 2014. Pursuant to the shareholders’ loan agreements, the loans are interest-free, unsecured and to repayable on demand. As of December 31, 2023, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $472,272, $377,817 and $94,454, respectively. As of December 31, 2022, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $989,822, $791,857 and $197,964, respectively.

(3)	For the sake of compensating Mr. Cheung Chi Ping’s involvement in the daily operations and management of golf operations of the Company, director’s remuneration was granted by the Company every year based on the performance of the Company. For the years ended December 31, 2023 and 2022, the Company charged $110,000 and $100,000 as director’s remuneration to Mr. Cheung Chi Ping and recognized under salaries and benefits of statements of income. As of December 31, 2023 and 2022, outstanding director’s remuneration was $185,900 and $85,900, respectively. The balance is interest-free, unsecured and repayable on demand.

Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung signed an undertaking that no demand on repayment from the Company since December 31, 2022 and the balances will be fully settled upon listing of the Group.

F-24

Note 10 – Revenue

Revenues disaggregated by major revenue streams and timing of revenue recognition for the years ended December 31, 2023 and 2022 are disclosed in the table below:

	Years ended December 31
	2023	2022
Over time:
Golf operations – annual subscription green fees	$168,723	$230,874

Point in time:
Golf operations – one-time green fees	2,475,133	2,079,741
Sales of food and beverage	682,281	517,694
Sales of merchandise	138,450	99,366
Ancillary revenue	90,125	80,979
	3,385,989	2,777,780

	$3,554,712	$3,008,654

Note 11 – Stockholders’ Equity

Preferred stock

The Company has authorized 50,000,000 shares of preferred stock with a par value of $0.001. 20,000,000 preferred shares have been designated or issued.

Series A Preferred Stock

The Company has designated 20,000,000 preferred shares, par value $0.001, as Series A Preferred Stock. Initially, holders of series A preferred stock would have 20 voting rights for each series A preferred stock on any matter which action of the stockholders of the corporation is sought. The series A preferred stock will vote together with the common stock. Common stock and series A preferred stock are not convertible into each other. Holders of series A preferred stock are not entitled to receive dividends. The series A preferred stock does not have liquidation preference over the Company’s common stock, and therefore ranks pari passu with the Common Stock in the event of liquidation.

On January 17, 2024, 5,000,000 shares of Series A Preferred Stock was issued to Ace Champion, 4,000,000 shares of Series A Preferred Stock was issued to Chrome Fields Asset Management LLC, wholly-owned by Mr. Cheung Chi Ping and 1,000,000 shares of Series A Preferred Stock was issued to Trendy View, at an aggregate cash consideration of $10,000. As a result, as of December 31, 2023 and 2022, 10,000,000 shares of Series A Preferred Stock are issued and outstanding. This has been retrospectively reflected in the consolidated financial statements as discussed in Note 1.

F-25

Common stock

The Company has authorized 450,000,000 shares of common stock with a par value of $0.001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the shareholders of the Company is sought.

The Company issued 5,440,000 shares of common stock for the exchange of 100 ordinary shares owned by the shareholder of our acquired subsidiary, Pine Ridge.

On January 17, 2024, the Company allotted 6,800,000 shares of common stock at par value $0.001 of the Company to Ace Champion, a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Ching Ping, brother of Mr. Cheung Chi Ping; and the Company allotted 1,360,000 shares of common stock at par value $0.001 to Trendy View, a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Yick Chung and Ms. Chan Lee, parents of Mr. Cheung Chi Ping. Total consideration for the subscription was $8,160. Mr. Cheung Chi Ping, Mr. Cheung Ching Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are collectively considered as Mr. Cheung’s family. After the allotment, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are ultimately holding 50%, 40% and 10% of the common stock of the Company.

On June 11, 2024, the Board of Directors approved to effect a 1.25-for-1 reverse stock split for the issued common stocks, such that every holder of 1.25 shares of common stock of the Company shall receive 1 share of common stock resulting in the issued common stocks to be 10,880,000 which are being held by Ace Champion of 5,440,000 shares of common stock, Chrome Fields of 4,352,000 shares of common stock and Trendy View of 1,088,000 shares of common stock.

As a result, as of December 31, 2023 and 2022, 10,880,000 shares of common stock are issued and outstanding. All the above transactions have been retrospectively reflected in the consolidated financial statements as discussed in Note 1.

Note 12 – Income Tax

The Company provides for income tax under ASC 740, “Income Taxes” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The Company is incorporated in the State of Nevada and is not subject to tax on income or capital gains under current Nevada law. In addition, upon payments of dividends by these entities to their shareholders, no Nevada withholding tax will be imposed.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the new federal statutory rate of 21% and state of Florida tax rate of 5.5% to the income tax amount recorded for the years ended December 31, 2023 and 2022 are as follows:

Taxation in the statements of income represents:

	Years ended December 31
	2023	2022
Tax provision for the year:
Current	$-	$-
Deferred
● Federal statutory tax
- Deferred tax assets
- recognition of prior year NOLs	$(217,364)	$-
- utilization of NOLs brought forward	24,587	75,512
- utilization of NOLs recognized during the year for prior year NOLs	66,300	-
- Deferred tax liabilities
- recognition for the year	19,115	17,685
	(107,362)	93,197
● State of Florida tax
- Deferred tax assets
- recognition of prior year NOLs	(56,711)	-
- utilization of NOLs brought forward	7,025	24,253
- utilization of NOLs recognized during the year for prior year NOLs	13,606	-
- Deferred tax liabilities
- recognition for the year	8,177	307
	(27,903)	24,560

Total income tax (benefits) expenses	$(135,265)	$117,757

F-26

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of income to the federal statutory rate of 21% for the years ended December 31, 2023 and 2022 is as follows:

	Years ended December 31
	2023	2022

Federal statutory tax rate	21.0%	21.0%
Effect of state of Florida tax	11.5%	5.6%
Effect of state of Nevada tax	0.0%	0.0%
Effect of British Virgin Islands tax	0.0%	0.0%
Permanent difference	0.4%	0.1%
Effect of deferred tax assets for prior years NOLs recognized in the current year at Federal statutory tax rate	(86.6)%	0.0%
Effect of deferred tax assets for prior years NOLs recognized in the current year at state of Florida tax rate	(22.6)%	0.0%
Tax holiday*	22.4%	0.0%
Effective tax rate	(53.9)%	26.7%

* Tax holiday represented the audit fee expenses in relation to IPO incurred by the Company which is incorporated in the state of Nevada which is not subject to state income tax.

Significant components of the deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2023	2022
Deferred tax liabilities:
Accelerated depreciation
Federal statutory tax:
Beginning of the year	$21,058	$3,373
Recognized during the year	19,115	17,685
End of the year	40,173	21,058
State of Florida tax:
Beginning of the year	(194)	(501)
Recognized during the year	8,177	307
End of the year	7,983	(194)
Deferred tax liabilities	$48,156	$20,864

Deferred tax assets:
Net operating losses
Federal statutory tax:
Beginning of the year	$68,914	$144,426
Recognized during the year	217,364	-
Utilized during the year	(90,887)	(75,512)
End of the year	195,391	68,914

State of Florida tax:
Beginning of the year	$4,659	28,912
Recognized during the year	56,711	-
Utilized during the year	(20,631)	(24,253)
End of the year	40,739	4,659

Less: valuation allowance	-	-
Deferred tax assets, net	$236,130	$73,573

The Group evaluated the recoverable amounts of deferred tax assets to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized.

F-27

As of December 31, 2022, the deferred tax assets of $73,573 represented the net operating losses (“NOLs”) of $277,634 recognized for Chrome I due to the opinion of the management that Chrome I has taxable income to be utilized the NOLs in the foreseeable future. During the year ended December 31, 2023, deferred tax assets of $26,604 recognized under Chrome I was further utilized. As of December 31, 2023, deferred tax assets of Chrome I carried forward indefinitely was $46,969.

During the year ended December 31, 2023, the management believed that the NOLs of Chrome II has taxable income to utilize the NOLs in the foreseeable future and recognized the NOLs carryforwards of $1,034,247 as deferred tax assets of $274,075 and among which $84,914 of deferred tax assets were utilized during the current year. As of December 31, 2023, deferred tax assets of Chrome II carried forward indefinitely was $189,161.

As of December 31, 2023, the Company had $891,049 of NOLs which can be carried forward indefinitely.

The NOLs carry forwards are subject to certain limitations due to the change in control of the Company pursuant to Internal Revenue Code Section 382.

Note 13 – Risk and Uncertainties

Credit Risk

The Company’s principal financial assets are cash and cash equivalents and accounts receivables. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. The Company has not experienced losses on their accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Management believes that the Company is not exposed to any significant credit risk with respect to its cash.

The Company mitigates its credit risk on receivables by actively managing and monitoring its receivables. The Company mitigates credit risk by evaluating the creditworthiness of customers prior to conducting business with them and monitoring its exposure for credit losses with existing customers. Since all accounts receivable as at years ended December 31, 2023 and 2022 are aged within one year and collected all receivables subsequent to year end, minimum credit risk was noted for accounts receivable.

Vendor concentration risk

As of December 31, 2023 and 2022, the Company owed 85% and 84% of accounts payable to a key supplier, respectively.

F-28

For the years ended December 31, 2023 and 2022, one vendor accounted for 31% and 32% of our total operating costs. No other vendor accounts for more than 10% of our total operating costs for the years ended December 31, 2023 and 2022, respectively.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as its financial liabilities carry interest at fixed rates.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including through operations and financial support from our stockholders and financial institutions. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency, as well as servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters. Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Note 14 – Commitments and Contingencies

Lease Commitments

We entered into operating leases for corporate office, golf cars and golf equipment for terms of four to five years. Our commitments for minimum lease payment under these operating leases and finance lease obligations as of December 31, 2022 are listed in section “Note 8 — “Leases”.

F-29

Litigation

From time to time, we are involved in claims and legal proceedings that arise in the ordinary course of business. Based on currently available information, we do not believe that the ultimate outcome of any unresolved matters, individually and in the aggregate, is reasonably possible to have a material adverse effect on our financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties and our view of these matters may change in the future. We record a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We review the need for any such liabilities on a regular basis.

Note 14 – Subsequent Events

The Company evaluated all events and transactions that occurred after December 31, 2023 up through June 20, 2024, which is the date that these consolidated financial statements are available to be issued, there were no other any material subsequent events that require disclosure in these consolidated financial statements other than disclosed below.

The Company performed the Group Reorganization as detailed in Note 1 above.

On January 17, 2024, the Company approved the following transactions:

●	Authorized 50,000,000 shares of preferred stock with a par value of $0.001. The Company has designated 20,000,000 preferred shares, par value $0.001, as Series A Preferred Stock. Initially, holders of Series A preferred stock would have 20 voting rights for each Series A preferred stock on any matter which action of the stockholders of the corporation is sought. The Series A preferred stock will vote together with the common stock. Common stock and Series A preferred stock are not convertible into each other. Holders of Series A preferred stock are not entitled to receive dividends. The Series A preferred stock does not have liquidation preference over the Company’s common stock, and therefore ranks pari passu with the Common Stock in the event of liquidation.

●	Issued 10,000,000 shares of Series A preferred to founders of the Company for $10,000.

●	Issued 5,440,000 shares of common stock, for the entire issued share capital of Pine Ridge.

●	Issued a total of 8,160,000 shares of common stock, to founders of the Company for $8,160.

On April 15, 2024, Chrome I and Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung, the shareholders of the Company, entered into a shareholder agreement. Pursuant to which, the shareholders agreed to grant a shareholder loan with principal amount of $500,000 with Mr. Cheung Ching Ping providing $250,000 (50%), Mr. Cheung Chi Ping providing $200,000 (40%), and Mr. Cheung Yick Chung providing $50,000 (10%). These loans are interest free and is repayable on demand and is not secured for the purpose of repayment of a working capital loan borrowed from third parties.

Subsequent to the year end and up to April 19, 2024, the Company has early repaid a 3.75% annual interest-bearing borrowing with outstanding balance of $488,961 as of December 31, 2023 in full.

On June 11, 2024, the Board of Directors approved to effect a 1.25-for-1 reverse stock split for the issued common stocks, such that every holder of 1.25 shares of common stock of the Company shall receive 1 share of common stock resulting in the issued common stocks to be 10,880,000 which are being held by Ace Champion of 5,440,000 shares of common stock, Chrome Fields of 4,352,000 shares of common stock and Trendy View of 1,088,000 shares of common stock.

F-30

Aureus Greenway Holdings Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2024	2023
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$882,328	$646,294
Accounts receivable, net	33,568	36,299
Inventories, net	56,701	55,704
Deferred offering costs	512,068	252,964
Other current assets	125	125
Total current assets	1,484,790	991,386

Non-current assets
Property and equipment, net	3,208,235	3,054,921
Prepayment for acquisition of property and equipment	-	103,436
Operating lease right-of-use assets	308,398	363,296
Deferred tax assets	85,809	236,130
Total non-current assets	3,602,442	3,757,783
Total Assets	$5,087,232	$4,749,169

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$361,415	$495,930
Contract liabilities - deferred revenue	181,962	158,429
Bank and other borrowings – current	138,417	135,970
Operating lease liabilities – current	197,264	222,275
Due to related parties	1,854,111	1,651,407
Total current liabilities	2,733,169	2,664,011

Non-current liabilities
Bank and other borrowings - non-current	609,092	649,345
Operating lease liabilities - non-current	111,134	141,021
Deferred tax liabilities	57,817	48,156
Total non-current liabilities	778,043	838,522
Total Liabilities	3,511,212	3,502,533

Commitments and contingencies

Stockholder’s Equity
Preferred stock: 50,000,000 shares authorized; $0.001 par value, 20,000,000 shares of series A preferred stock designated; 10,000,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively*	10,000	10,000
Common stock: 450,000,000 shares authorized; $0.001 par value, 10,880,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively*	10,880	10,880
Additional paid in capital	2,082,456	2,082,456
Subscription receivables	(18,160)	(18,160)
Accumulated deficit	(509,156)	(838,540)
Total Stockholder’s Equity	1,576,020	1,246,636
Total Liabilities and Stockholder’s Equity	$5,087,232	$4,749,169

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-31

Aureus Greenway Holdings Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	For the three months ended
	March 31,
	2024	2023

Revenue
Golf operations	$1,220,881	$1,447,602
Sales of food and beverage	245,261	270,880
Sales of merchandise	51,092	59,893
Ancillary revenue	36,401	40,466
Total revenue	1,553,635	1,818,841

Operating costs:
Golf operating costs (exclusive of depreciation and salaries and benefits shown separately below)	391,231	296,967
Cost of food and beverage sales (exclusive of depreciation and salaries and benefits shown separately below)	70,808	79,995
Cost of merchandise sales (exclusive of depreciation and salaries and benefits shown separately below)	24,116	34,250
Salaries and benefits	235,848	255,168
Depreciation	50,007	42,004
Other general and administration expenses	301,515	168,295
Total operating costs	1,073,525	876,679

Income from operations	480,110	942,162

Other income (expense)
Interest expense	(10,186)	(7,177)
Other income	19,442	7,849
Total other income, net	9,256	672

Income before income tax	489,366	942,834

Income tax expense (benefits)	159,982	(23,953)

Net Income	$329,384	$966,787

Comprehensive Income	$329,384	$966,787

Earnings per common share
Basic and diluted*	$0.03	$0.09
Weighted average number of common shares outstanding
Basic and diluted*	10,880,000	10,880,000

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

Aureus Greenway Holdings Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Three Months Ended March 31, 2024 and 2023

	Preferred Stock*		Common Stock*		Additional paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	capital	receivables	deficit	Total

Balance, December 31, 2022 (Unaudited)	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(1,224,668)	$860,508

Net income	-	-	-	-	-	-	966,787	966,787
Balance, March 31, 2023 (Unaudited)	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(257,881)	$1,827,295

Balance, December 31, 2023 (Unaudited)	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(838,540)	$1,246,636
Net income	-	-	-	-	-	-	329,384	329,384
Balance, March 31, 2024 (Unaudited)	1,000,000	$10,000	10,880,000	$10,880	$2,082,456	$(18,160)	$(509,156)	$1,576,020

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

Aureus Greenway Holdings Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	For the three months ended
	March 31,
	2024	2023

Cash Flows from Operating Activities:
Net income	$329,384	$966,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	50,007	42,004
Unpaid director’s remuneration	40,000	90,000
Changes in operating assets and liabilities:
Accounts receivable	2,731	20,355
Inventories	(997)	4,585
Deferred tax assets	150,321	(22,276)
Accounts payable and accrued liabilities	(134,515)	(23,725)
Contract liabilities - deferred revenue	23,533	5,290
Deferred tax liabilities	9,661	(1,677)
Net Cash Provided by Operating Activities	470,125	1,081,343

Cash Flows from Investing Activities:
Purchase of property and equipment	(99,885)	(381)
Net Cash Used in Investing Activities	(99,885)	(381)

Cash Flows from Financing Activities:
Proceeds from related party loan	372,704	-
Repayments of related party loan	(210,000)	(1,030,100)
Repayments of bank and other borrowings	(37,806)	(17,483)
Deferred offering costs	(259,104)	-
Net Cash Used in Financing Activities	(134,206)	(1,047,583)

Net change in cash and cash equivalents	236,034	33,379
Cash and cash equivalents, beginning of year	646,294	693,151
Cash and cash equivalents, end of year	$882,328	$726,530

Supplemental cash flow information:
Cash paid for interest	$10,186	$7,177
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

Aureus Greenway Holdings Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2024 and 2023

Note 1 - Organization and Business

Business

Aureus Greenway Holdings Inc. (the “Company” or “Aureus”) was incorporated on December 22, 2023 in the state of Nevada. We conduct business activities principally through our wholly-owned subsidiaries, Chrome Fields I, Inc. and Chrome Fields II, Inc. engaging in operation of golf course and selling of merchandise and food and beverages.

As of December 31, 2022, we own and operate two golf clubs in Florida that consisting of over 289 acres of multi-service recreational property.

Pine Ridge Group Limited (“Pine Ridge”) was acquired by Mr. Cheung Chi Ping from independent third parties on December 31, 2013.

Chrome Field I, Inc. (“Chrome I”) was incorporated on December 24, 2013 in the State of Delaware. Chrome I the is sole member of FSC Clearwater, LLC (“Clearwater I”) which was incorporated in the State of Florida on January 21, 2014. Clearwater I owns and operates Kissimmee Bay Country Club, a privately-owned golf course that is open to the general public.

Chrome Field II, Inc. (“Chrome II”) was incorporated on April 13, 2014 in the State of Delaware. Chrome II the is sole member of FSC Clearwater II, LLC (“Clearwater I”) which was incorporated in the State of Florida on March 20, 2014. Clearwater II owns and operates Remington Golf Club, a privately-owned golf course that is open to the general public.

Reorganization

Pursuant to a Group Reorganization, to rationalize the structure of the Company and its subsidiaries (collectively, the “Group”) in preparation for the listing of the Company’s stocks, the Company became the holding company of the Group on January 17, 2024. According to revised memorandum and articles of association of the Company dated January 17, 2024, the authorized number of common stocks will be 450,000,000 shares at par value $0.001 per share, and 50,000,000 shares of blank check preferred stock at par value $0.001 per share. The Company has designated 20,000,000 preferred shares, par value $0.001, as Series A Preferred Stock. Initially, holders of Series A preferred stock would have 20 voting rights for each Series A preferred stock on any matter which action of the stockholders of the corporation is sought. The Series A preferred stock will vote together with the common stock. Common stock and Series A preferred stock are not convertible into each other. Holders of Series A preferred stock are not entitled to receive dividends. The Series A preferred stock does not have liquidation preference over the Company’s common stock, and therefore ranks pari passu with the common stock in the event of liquidation.

On the same date, January 17, 2024, a share exchange agreement was entered into between the Company and the sole shareholder of Pine Ridge, Mr. Cheung Chi Ping and pursuant to which the Company agreed to issue 5,440,000 common stocks of the Company to exchange for the entire equity interest in Pine Ridge from Mr. Cheung Chi Ping. After the Group Reorganization as of January 17, 2024, Mr. Cheung Chi Ping is holding the entire equity interest in the Company.

On January 17, 2024, the Company allotted 6,800,000 shares of common stock at par value $0.001 of the Company to Ace Champion Investments Limited (“Ace Champion”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Ching Ping, brother of Mr. Cheung Chi Ping; and the Company allotted 1,360,000 shares of common stock at par value $0.001 to Trendy View Assets Management (“Trendy View”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Yick Chung and Ms. Chan Lee, parents of Mr. Cheung Chi Ping. Total consideration for the subscription was $8,160. Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are collectively considered as Mr. Cheung’s family. After the allotment, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are ultimately holding 50%, 40% and 10% of the common stock of the Company.

F-35

On January 17, 2024, 5,000,000 shares of Series A Preferred Stock was issued to Ace Champion, 4,000,000 shares of Series A Preferred Stock was issued to Chrome Fields Asset Management LLC (“Chrome Fields”), wholly-owned by Mr. Cheung Chi Ping and 1,000,000 shares of Series A Preferred Stock was issued to Trendy View, at an aggregate cash consideration of $10,000.

On June 11, 2024, the Board of Directors approved to effect a 1.25-for-1 reverse stock split for the issued common stocks, such that every holder of 1.25 shares of common stock of the Company shall receive 1 share of common stock resulting in the issued common stocks to be 10,880,000 which are being held by Ace Champion of 5,440,000 shares of common stock, Chrome Fields of 4,352,000 shares of common stock and Trendy View of 1,088,000 shares of common stock.

After the issue of additional common stock and Series A Preferred Stock by the Company and reverse stock split, the Company, together with its wholly-owned subsidiaries, are effectively controlled by the same Controlling Shareholder, Mr. Cheung’s family before and after the Group Reorganization, respectively, and therefore the Group Reorganization is considered as a recapitalization of entities under common control. the ultimate Controlling The consolidation of the Company and its subsidiaries has been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination. The condensed consolidated statements of income and comprehensive income, condensed consolidated statements of changes in stockholders’ equity and condensed consolidated statements of cash flows are prepared as if the current Group structure had been in existence throughout the three months ended March 31, 2024 and 2023, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The consolidated balance sheets as of March 31, 2024 and December 31, 2023 present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates.

Upon the Group Reorganization and as at the date of this report, details of the subsidiaries company are as follows:

Name	Place and date of formation	Ownership	Principal activity
Pine Ridge Group Limited (“Pine Ridge”)	British Virgin Islands	100% (directly)	Investment holding
Chrome Fields I, Inc. (“Chrome I”)	Delaware	100% (indirectly)	Investment holding
Chrome Fields II, Inc. (“Chrome II”)	Delaware	100% (indirectly)	Investment holding
FSC Clearwater, LLC (“Clearwater I”)	Florida	100% (indirectly)	Operation of golf course and selling of food and beverages and merchandise (Kissimmee Bay Country Club)
FSC Clearwater II, LLC (“Clearwater II”)	Florida	100% (indirectly)	Operation of golf course and selling of food and beverages and merchandise (Remington Golf Club)

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Basis of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The interim financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant inter-company transactions and balances between members of the Group are eliminated upon consolidation.

F-36

The unaudited condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted in accordance with SEC rules and regulations. In the opinion of the Company’s management, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of March 31, 2024, and results of operations and cash flows for the three months ended March 31, 2024 and 2023. The unaudited condensed consolidated balance sheet as of December 31, 2023 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022, and related notes included in the Company’s audited consolidated financial statements.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include allowance for expected credit loss/doubtful accounts, allowance for deferred tax assets, the useful lives and impairment assessment of property and equipment and estimated incremental borrowing rate of lease. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents include cash at bank and demand deposits which have original maturities less than three months and are unrestricted as to withdrawal or use. As of March 31, 2024 and December 31, 2023, the Company had cash of $882,328 and $646,294, respectively, and did not have cash equivalents.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250,000 per institution. The amount in excess of the Federal Deposit Insurance Corporation insurance as of March 31, 2024, was approximately $455,000. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Accounts Receivable, net

Accounts receivable mainly represent amounts due from customers paid by credit cards for provision of golf operations services and sales of merchandise and food and beverages which are recorded net of allowance for doubtful accounts/expected credit loss. The credit cards payment is to be settled either within few days after the year end date due to the timing difference for the payment transfer from credit card center to the bank accounts of the Company or within one month after the services were utilized by the customers who have authorized the Company to make the payment through their credit cards. The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts/expected credit loss and records allowance for doubtful accounts/expected credit loss expense when deemed necessary. The Company records an allowance for doubtful accounts/expected credit loss that is based on historical trends, customer knowledge, any known disputes, future expectation, future economic situation consideration and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts receivable are written off against the allowance after all attempts to collect a receivable have failed. As of March 31, 2024 and December 31, 2023, the Company had no allowance for doubtful/expected credit loss due to no experiences on default from customers or failure of transfer from credit card center after payment authorization was made by customers and all outstanding accounts receivable as of March 31, 2024 and December 31, 2023 were subsequently settled before the report date.

F-37

Inventories, net

Our inventories consist of merchandise goods such as golf balls, gloves, men’s wear and women’s wears, food and beverages and we value inventories using the lower first-in, first-out (“FIFO”) method and net realizable value, which is generally based on the selling price expectations of the merchandise goods. We regularly review inventories to determine if the carrying value of the inventory exceeds net realizable value and, when determined necessary, record a reserve to reduce the carrying value to net realizable value. Changes in customer merchandise preference, current and anticipated demand, consumer spending, weather patterns, economic conditions, business trends or merchandising strategies could cause our inventory to be exposed to obsolescence or slow-moving merchandise. For foods and beverages, the turnaround time is short, usually within one to two weeks. For the merchandise goods, all goods are aged less than one year and the Company will offer discounts to customers to speed the selling but higher than that of purchase price. As of March 31, 2024 and December 31, 2023, no obsolescent goods were noted.

Deferred offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to stockholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred offering costs, as well as additional expenses to be incurred, will be charged to statements of income. As of March 31, 2024 and December 31, 2023, the Company deferred $512,068 and $252,964 of offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds and recognized in equity of the Company.

Property and Equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and any impairment losses. Property and equipment, consisting of land, buildings, properties improvements, equipment, furniture and fixture. We capitalize costs that materially add value and appreciably extend the useful life of an asset. With respect to golf course improvements (included in land improvements), only costs associated with original construction, complete replacements, or the addition of new trees, sand traps, fairways or greens are capitalized while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Land is not depreciated.

Depreciation is calculated using the straight-line method based on the following estimated useful lives:

Depreciable land improvements	15 years
Building and recreational facilities	39 years
Properties improvements	5-7 years
Furniture and equipment	5-7 years

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for Long-Lived Assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell. If an impairment is identified, The Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2024 and December 31, 2023, no impairment of long-lived assets was recognized.

F-38

Fair Value of Financial Instruments

The Company follows accounting guidelines on fair value measurements for financial instruments measured on a recurring basis, as well as for certain assets and liabilities that are initially recorded at their estimated fair values. Fair value is defined as the exit price, or the amount that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The Company uses the following three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs to value its financial instruments:

●	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical instruments.

●	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the marketplace.

●	Level 3: Significant unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires a significant judgment or estimation.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires the Company to make judgments and consider factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded, may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange.

The carrying amounts shown of the Company’s financial instruments including cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued liabilities, current portion of bank and other borrowings and lease liabilities and amount due to related party are approximate fair value due to their short-term nature. Non-current portion of bank and other borrowings and lease liabilities have been calculated by discounting the expected future cash flows using rates currently available for instruments with similar terms, credit risk and remaining maturities. The changes in fair value as a result of the Group’s own non-performance risk for bank and other borrowings and lease liabilities as of March 31, 2024 and December 31, 2023 were assessed to be insignificant.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group as of March 31, 2024 and December 31, 2023 are accounted for as operating leases.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances.

F-39

Accrued Liabilities

Accrued liabilities primarily include accrued property tax and sales tax and other accrual and payable for the operation of the ordinary course of business.

Bank and Other Borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in statements of operations over the period of the borrowings using the effective interest method.

Related Parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

The details of related party transactions during the three months ended March 31, 2024 and 2023 and balances as of March 31, 2024 and December 31, 2023 are set out in the Note 9.

Revenue Recognition

All revenue recognized in the consolidated statements of operations is considered to be revenue from contracts with customers in accordance with Accounting Standards Codification (“ASC”) 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company recognizes revenue when, or as, performance obligations under the terms of a contract are satisfied, which generally occurs when, or as, control of promised goods or services are transferred to customers. Revenue is measured as the amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services (“transaction price”). To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount to which the Company expects to be entitled. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and the determination of whether to include such estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information that is reasonably available. The Company accounts for taxes collected from customers and remitted to governmental authorities on a net basis and excludes these amounts from revenues.

In addition, the Company defers certain costs to fulfill the Company’s contracts with customers to the extent such costs relate directly to the contracts, are expected to generate resources that will be used to satisfy the Company’s performance obligations under the contracts, and are expected to be recovered through revenue generated under the contracts. Contract fulfillment costs are incurred as the Company satisfies the related performance obligations.

F-40

Revenue from golf operations

There are two types of service charges maintained by the Company, the players can either (1) subscribe to the entertainment services for a period of time of one year at a discount (i.e. annual subscription green fees); or (2) purchase the services at the counter by one-time payment (i.e. one-time green fees). The golf courses are open to public and hence our customers include both local and overseas citizens. The charges comprise of both the cart fee and fees for playing in the golf course, which is fixed without variable consideration, and the customers either pay via cash or credit card. The entire service fee from customers is non-refundable and required to be paid in advance.

The Company sells annual green fee subscriptions to local patrons. The performance obligation of the annual subscription is for the Company to provide a patron with access to the golf course and cart, subject to availability of a tee time for a patron to play a single round on the 18-hole course; the round of golf is expected to be completed before sunset of the day of the booking of that tee time. The Company recognizes revenue from these annual subscriptions on a monthly basis over twelve months. The annual subscriptions are non-refundable. Payments for subscriptions in the form of cash or credit card are received in advance, and are recorded as contract liabilities-deferred revenue, and recognized to revenue at the end of each month. Management believes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the customers is substantially similar for each month, even though the exact volume of services may vary. The Company concludes that the annual green fees subscription satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The annual subscriptions fees are fixed and there is no variable consideration, significant financing components or noncash consideration. There is no contract asset related to these annual green fee subscriptions. As of March 31, 2024 and December 31, 2023, the Company recorded contract liabilities - deferred revenue of $181,962 and $158,429, respectively.

One-time green fees require the Company to provide to a patron access to a designated 18-hole golf course and cart to play a single round of golf subject to non-hazardous weather conditions that is expected to be completed before sunset of the day of booking of that tee time. Management believes access to the golf course and the card constitute a single performance obligation as either service is not available to be purchased separately. Payments for tee times are non-refundable and are received via cash or credit card immediately prior to the initiation of the patron playing the round of 18-hole golf; therefore, and one-time green fees are not refundable. Typically, in the event that weather is not expected to permit the patron to play and complete the single round of golf, the Company will not undertake the transaction and take payment from the patron. The one-time green fees are fixed and there is no variable consideration.

Sales of merchandise, food and beverage

Golf course patrons regularly buy golf balls, clothing, paraphernalia, and gloves, or will enjoy food and beverage offered at the clubhouses. Patrons make orders at the counter. The price is fixed without variable consideration. The Company recognizes revenue when the merchandise or food and beverage are delivered, net of discounts, if any and control of the product has been passed to the customer. If the clothing or wearables have product defects, they are subject to exchange, but all sales are final and not subject to return. Product delivery is evidenced by a payment receipt record. Payments are settled via cash or credit card. The respective revenue is recognized at a point in time. There are no warranties, sales returns and refunds after the orders are delivered to the customers at the counter.

Ancillary revenue

Ancillary revenue represented the lease of its clubhouse for several hours for events held by associations or individuals such as golf tournaments and lease of golf club to individuals for one day playing golf in the Company’s golf course. The revenue was recognized upon services were rendered (i.e. on daily basis when the venue or golf club was used that day). Deposit was received in advance for booking of clubhouse and recognized as contract liabilities – deferred income upon receipt and recognized as revenue in the statements of income when service was rendered or no show after booking. Deposit received is non-refundable.

F-41

Operating Costs

Golf operating costs consist of costs associated with golf course upkeep expenses and are expensed as incurred.

Other General and Administrative Expense

Other General and administrative expense consists of audit fees for initial public offering, costs associated with corporate and administrative functions that support development and operations.

Income Tax

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty In income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of March 31, 2024 and December 31, 2023, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements, respectively.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded during the three months ended March 31, 2024 and 2023, respectively.

Earnings Per Share

The Company computes earnings per share, or EPS, in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the three months ended March 31, 2024 and 2023, there were no dilutive shares.

Segment Information

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has only one operating segment. All assets of the Company are located in Florida and all revenue is generated from Florida.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

F-42

Recently Issued Accounting Pronouncements

In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation.

ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. The Company does not expect the cessation of LIBOR to have a material impact on the financial position, results of operations, cash flows or disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited condensed consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 3 – Revision

The Company determined that previously issued consolidated financial statements for the year ended December 31, 2023 contained in the Company’s Confidential Draft Registration Statement No. 2 of Form S-1 filed on March 26, 2024 required the recognition of deferred tax liabilities on the accelerated depreciation of property and equipment in the consolidated financial statements. The revision is to properly reflect the tax position of the Company as of December 31, 2023. These revisions had increased the Company’s total liabilities as of December 31, 2023 by $48,156, and decreased the Company’s net income for the year ended December 31, 2023 by $27,292. There is no impact on the consolidated statements of cash flows for the year ended December 31, 2023.

The effects of these items in the Company’s previously issued consolidated balance sheets as of December 31, 2023 are summarized as follows:

	December 31, 2023
	Previously
	Reported	Revisions	Revised
Total non-current liabilities	$790,366	$48,156	$838,522
Total Liabilities	3,454,377	48,156	3,502,533
Total Stockholder’s Equity	1,294,792	(48,156)	1,246,636

The effects of these items in the Company’s previously issued consolidated statements of income and comprehensive income for the year ended December 31, 2023 are summarized as follows:

	Year ended December 31, 2023
	Previously
	Reported	Revisions	Revised
Net Income	$413,420	$(27,292)	$386,128
Comprehensive Income	413,420	(27,292)	386,128
Earnings per common share
Basic and diluted	0.08	(0.01)	0.07

F-43

Note 4 – Inventories, net

As of March 31, 2024 and December 31, 2023, the inventories of finished goods consisted of the following:

	March 31,	December 31,
	2024	2023
Merchandise goods	$30,747	$34,336
Food and beverage	25,954	21,368
Less: Impairment of obsolete goods	-	-
	$56,701	$55,704

Note 5 – Property and Equipment, net

As of March 31, 2024 and December 31, 2023, the property and equipment consisted of the following:

	March 31,	December 31,
	2024	2023
Land	$444,906	$444,906
Buildings and recreational facilities	2,255,605	2,242,904
Properties improvements	1,933,334	1,790,213
Furniture and equipment	176,387	128,888
	4,810,232	4,606,911
Less - accumulated depreciation	(1,601,997)	(1,551,990)
	$3,208,235	$3,054,921

Depreciation expenses for the three months ended March 31, 2024 and 2023, were $50,007 and $42,004, respectively.

Note 6 – Accounts Payables and Accrued Liabilities

As of March 31, 2024 and December 31, 2023, the accounts payable and accrued liabilities consisted of the following:

	March 31,	December 31,
	2024	2023
Accounts payable	$238,009	$329,655
Credit cards payables	44,447	49,019
Sales tax payable	42,091	20,050
Property tax payable	30,645	97,206
Payroll liabilities	6,223	-
	$361,415	$495,930

F-44

Note 7 – Bank and Other Borrowings

As of March 31, 2024 and December 31, 2023, the bank and other borrowings consisted of the following:

		Principal		Fixed Interest	March 31,	December 31,
Initiation date	Loan No.	Amount	Maturity date	Rate	2024	2023
May 13, 2020	#1	$500,000	April 13, 2050	3.75%	$486,406	$488,961
May 17, 2022	#2	$25,050	August 1,2025	5.50%	11,954	13,975
September 9, 2022	#3	$150,000	September 9, 2025	6.75%	78,829	91,202
August 1, 2023	#4	$87,199	July 1, 2031	6.50%	62,074	74,089
November 13, 2023	#5	$120,000	November 13, 2026	9.25%	108,246	117,088
Total loans payable					747,509	785,315
Current portion					(138,417)	(135,970)
Non-current portion					$609,092	$649,345

Notes:

(1)	Loan #1 is guaranteed by Cheung Chi Ping (“Mr. Cheung”), director of the Company, and Chrome I and secured by all intangible and tangible personal property of Mr. Cheung.
(2)	Loan #2 is secured by the land of the golf course of the Company.
(3)	Loan #3 is secured by the buildings of the golf clubs of the Company.
(4)	Loan #4 is secured by the golf course and repayable in eight years
(5)	Loan #5 is unsecured.

During the three months ended March 31, 2024 and 2023, the Company recognized interest expenses of $10,186 and $7,177, respectively.

Future minimum payments under bank and other borrowings at March 31, 2024 were as follows:

Year ending December 31,	Total
2024 (excluding the three months ended March 31, 2024)	$98,164
2025	128,162
2026	66,817
2027	12,423
2028	12,897
Thereafter	429,046
Total bank and other borrowings	$747,509

Note 8 – Leases

During the three months ended March 31, 2024 and 2023, the Company had six operating lease agreements for a period of 4 years to 5 years. The leases were for corporate office, golf carts and golf equipment.

The components of leases related expenses charged to statements of income were as follows:

	For the three months ended
	March 31,
	2024	2023
Operating lease cost	$57,716	$57,716

F-45

Supplemental cash flow information related to leases was as follows:

	For the three months ended
	March 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$57,716	$57,716
Weighted average discount rate	3.47%	3.37%
Weighted average remaining lease term (years)	1.77	2.61

Supplemental balance sheet information related to leases was as follows:

	March 31,	December 31,
	2024	2023
Operating lease right-of-use asset	$308,398	$363,296
Operating lease liabilities:
Current portion	197,264	222,275
Non-current portion	111,134	141,021
	$308,398	$363,296

Future minimum lease payments under operating leases as of March 31, 2024 were as follows:

Year ending December 31,
2024 (excluding three months ended March 31, 2024)	$173,148
2025	97,439
2026	47,482
Thereafter	-
$318,069
Less imputed interest	(9,671)
Operating lease liabilities	$308,398

Note 9 – Related Party Transactions

Or Relationships with related parties

Name	Relationship
Mr. Cheung Ching Ping	Shareholder of the Company
Mr. Cheung Chi Ping	Shareholder and Director of the Company
Mr. Cheung Yick Chung	Shareholder of the Company

Amounts due to related parties

Amounts due to related parties consists of the following:

		March 31,	December 31,
Name	Nature	2024	2023
Mr. Cheung Ching Ping	Interest-free listing expense loans (1)	$893,568	$520,964
Mr. Cheung Ching Ping	Interest-free shareholder’s loans (2)	387,369	472,272
Mr. Cheung Chi Ping	Interest-free shareholder’s loans (2)	309,996	377,817
Mr. Cheung Chi Ping	Director’s remuneration (3)	185,704	185,900
Mr. Cheung Yick Chung	Interest-free shareholder’s loans (2)	77,474	94,454
		$1,854,111	$1,651,407

F-46

Notes:

(1)	On September 7, 2023, Mr. Cheung Ching Ping, a shareholder of the Company, entered into a loan facility agreement with the Company that Mr. Cheung Ching Ping agreed to pay the listing expenses incurred for the initial public offering in Nasdaq on behalf of the Company before listing with a maximum principal amount of $1,000,000. Pursuant to the facility agreement, the loan is interest-free, unsecured and repayable on the earlier of the listing of our common stock on Nasdaq, or December 31, 2024. As of March 31, 2024 and December 31, 2023, amount of listing expenses paid by Mr. Cheung Ching Ping on behalf of the Company was $893,568 and $520,964.

(2)	On April 24, 2014, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung entered into two shareholders’ loan agreements with Chrome Field I, Inc. and Chrome Field II, Inc., wholly-owned subsidiaries of the Company, respectively. Pursuant to the shareholders’ loan agreements, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung agreed to grant shareholders’ loans at principal amounts of $1,307,619.69 and $1,447,739.16 to Chrome Field I, Inc. and Chrome Field II, Inc., respectively, in a proportion of 50%, 40% and 10%, respectively, in connection with the acquisition of Kissimmee Bay and Remington in 2014. Pursuant to the shareholders’ loan agreements, the loans are interest-free, unsecured and to repayable on demand. As of March 31, 2024, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $387,369, $309,996 and $77,474, respectively. As of December 31, 2023, amount of outstanding shareholders’ loans owned by the Company to Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung was $472,272, $377,817 and $94,454, respectively.

(3)	For the sake of compensating Mr. Cheung Chi Ping’s involvement in the daily operations and management of golf operations of the Company, director’s remuneration was granted by the Company every year based on the performance of the Company. For the three months ended March 31, 2024 and 2023, the Company charged $40,000 and $90,000, respectively, as director’s remuneration to Mr. Cheung Chi Ping and recognized under salaries and benefits on the statements of income. The balance is interest-free, unsecured and repayable on demand. As of March 31, 2024 and December 31, 2023, outstanding director’s remuneration was $185,704 and $185,900, respectively.

Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung signed an undertaking that no demand on repayment from the Company since December 31, 2022 and the balances will be fully settled upon listing of the Group.

Note 10 – Revenue

Revenues disaggregated by major revenue streams and timing of revenue recognition for the three months ended March 31, 2024 and 2023 are disclosed in the table below:

	Three months ended
	March 31,
	2024	2023
Over time:
Golf operations – annual subscription green fees	$74,223	$79,643

Point in time:
Golf operations – one-time green fees	1,146,658	1,367,959
Sales of food and beverage	245,261	270,880
Sales of merchandise	51,092	59,893
Ancillary revenue	36,401	40,466
	1,479,412	1,739,198

	$1,553,635	$1,818,841

F-47

Note 11 – Stockholders’ Equity

Preferred stock

The Company has authorized 50,000,000 shares of preferred stock with a par value of $0.001. 20,000,000 preferred shares have been designated or issued.

Series A Preferred Stock

The Company has designated 20,000,000 preferred shares, par value $0.001, as Series A Preferred Stock. Initially, holders of series A preferred stock would have 20 voting rights for each series A preferred stock on any matter which action of the stockholders of the corporation is sought. The series A preferred stock will vote together with the common stock. Common stock and series A preferred stock are not convertible into each other. Holders of series A preferred stock are not entitled to receive dividends. The series A preferred stock does not have liquidation preference over the Company’s common stock, and therefore ranks pari passu with the Common Stock in the event of liquidation.

On January 17, 2024, 5,000,000 shares of Series A Preferred Stock was issued to Ace Champion, 4,000,000 shares of Series A Preferred Stock was issued to Chrome Fields Asset Management LLC, wholly-owned by Mr. Cheung Chi Ping and 1,000,000 shares of Series A Preferred Stock was issued to Trendy View, at an aggregate cash consideration of $10,000. As a result, as of December 31, 2023 and 2022, 10,000,000 shares of Series A Preferred Stock are issued and outstanding. This has been retrospectively reflected in the unaudited condensed consolidated financial statements as discussed in Note 1

Common stock

The Company has authorized 450,000,000 shares of common stock with a par value of $0.001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the shareholders of the Company is sought.

The Company issued 5,440,000 shares of common stock for the exchange of 100 ordinary shares owned by the shareholder of our acquired subsidiary, Pine Ridge.

On January 17, 2024, the Company allotted 6,800,000 shares of common stock at par value $0.001 of the Company to Ace Champion Investments Limited (“Ace Champion”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Ching Ping, brother of Mr. Cheung Chi Ping; and the Company allotted 1,360,000 shares of common stock at par value $0.001 to Trendy View Assets Management (“Trendy View”), a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Cheung Yick Chung and Ms. Chan Lee, parents of Mr. Cheung Chi Ping. Total consideration for the subscription was $8,160. Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are collectively considered as Mr. Cheung’s family. After the allotment, Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung and Ms. Chan Lee are ultimately holding 50%, 40% and 10% of the common stock of the Company.

On June 11, 2024, the Board of Directors approved to effect a 1.25-for-1 reverse stock split for the issued common stocks, such that every holder of 1.25 shares of common stock of the Company shall receive 1 share of common stock resulting in the issued common stocks to be 10,880,000 which are being held by Ace Champion of 5,440,000 shares of common stock, Chrome Fields of 4,352,000 shares of common stock and Trendy View of 1,088,000 shares of common stock.

As a result, as of March 31, 2024 and December 31, 2023, 10,880,000 shares of common stock are issued and outstanding. All the above transactions have been retrospectively reflected in the unaudited condensed consolidated financial statements as discussed in Note 1.

Note 12 – Income Tax

The Company provides for income tax under ASC 740, “Income Taxes” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-48

The Company is incorporated in the State of Nevada and is not subject to tax on income or capital gains under current Nevada law. In addition, upon payments of dividends by these entities to their shareholders, no Nevada withholding tax will be imposed.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the new federal statutory rate of 21% and state of Florida tax rate of 5.5% to the income tax amount recorded for the three months ended March 31, 2024 and 2023 are as follows:

Taxation in the statements of income represents:

	Three months ended March 31
	2024	2023
Tax provision for the period:
Current	$-	$-
Deferred
● Federal statutory tax
- Deferred tax assets
- recognition of prior year NOLs	$-	$(217,364)
- utilization of NOLs brought forward	119,178	93,603
- utilization of NOLs recognized during the period for prior year NOLs	-	105,880
- Deferred tax liabilities
- recognition for the period	7,600	(1,272)
	126,778	(19,153)
● State of Florida tax
- Deferred tax assets
- recognition of prior year NOLs	-	(56,711)
- utilization of NOLs brought forward	31,143	24,476
- utilization of NOLs recognized during the period for prior year NOLs	-	27,840
- Deferred tax liabilities
- recognition for the period	2,061	(405)
	33,204	(4,800)

Total income tax expenses (benefits)	$159,982	$(23,953)

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of income to the federal statutory rate of 21% for the three months ended March 31, 2024 and 2023 is as follows:

	Three months ended March 31
	2024	2023

Federal statutory tax rate	21.0%	21.0%
Effect of state of Florida tax	6.8%	5.5%
Effect of state of Nevada tax	0.0%	0.0%
Effect of British Virgin Islands tax	0.0%	0.0%
Permanent difference	0.0%	0.1%
Effect of deferred tax assets for prior years NOLs recognized in the current year at Federal statutory tax rate	0.0%	(23.1)%
Effect of deferred tax assets for prior years NOLs recognized in the current year at state of Florida tax rate	0.0%	(6.0)%
Tax holiday*	4.9%	0.0%
Effective tax rate	32.7%	(2.5)%

* Tax holiday represented the audit fee expenses in relation to IPO incurred by the Company which is incorporated in the state of Nevada which is not subject to state income tax.

F-49

Significant components of the deferred tax assets and deferred tax liabilities are presented below:

	March 31, 2024	December 31, 2023
Deferred tax liabilities:
Accelerated depreciation
Federal statutory tax:
Beginning of the period/year	$40,173	$21,058
Recognized during the period/year	7,600	(1,272)
End of the period/year	47,773	19,786
State of Florida tax:
Beginning of the period/year	7,983	(194)
Recognized during the period/year	2,061	(405)
End of the period/year	10,044	(599)
Deferred tax liabilities	$57,817	$19,187

Deferred tax assets:
Net operating losses
Federal statutory tax:
Beginning of the period/year	$195,391	$68,914
Recognized during the period/year	-	217,364
Utilized during the period/year	(119,178)	(199,483)
End of the period/year	76,213	86,795

State of Florida tax:
Beginning of the period/year	$40,739	4,659
Recognized during the period/year		56,711
Utilized during the period/year	(31,143)	(52,316)
End of the period/year	9,596	9,054

Less: valuation allowance	-	-
Deferred tax assets, net	$85,809	$95,849

The Group evaluated the recoverable amounts of deferred tax assets to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized.

As of March 31, 2024, the Company had $323,805 of NOLs which can be carried forward indefinitely.

The NOLs carry forwards are subject to certain limitations due to the change in control of the Company pursuant to Internal Revenue Code Section 382.

Note 13 – Risk and Uncertainties

Credit Risk

The Company’s principal financial assets are cash and cash equivalents and accounts receivables. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. The Company has not experienced losses on their accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Management believes that the Company is not exposed to any significant credit risk with respect to its cash.

F-50

The Company mitigates its credit risk on receivables by actively managing and monitoring its receivables. The Company mitigates credit risk by evaluating the creditworthiness of customers prior to conducting business with them and monitoring its exposure for credit losses with existing customers. Since all accounts receivable as of March 31, 2024 and December 31, 2023 are aged within one year and collected all receivables subsequent to year end, minimum credit risk was noted for accounts receivable.

Vendor concentration risk

As of March 31, 2024 and December 31, 2023, the Company owed 74% and 85% of accounts payable to a key supplier, respectively.

For the three months ended March 31, 2024 and 2023, one vendor accounted for 28% and 25% of our total operating costs. No other vendor accounts for more than 10% of our total operating costs for the three months ended March 31, 2024 and 2023, respectively.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as its financial liabilities carry interest at fixed rates.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including through operations and financial support from our stockholders and financial institutions. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency, as well as servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters. Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Note 12 – Commitments and Contingencies

Lease Commitments

We entered into operating leases for corporate office, golf cars and golf equipment for terms of four to five years. Our commitments for minimum lease payment under these operating leases as of March 31, 2024 are listed in section “Note 8 — “Leases”.

Litigation

From time to time, we are involved in claims and legal proceedings that arise in the ordinary course of business. Based on currently available information, we do not believe that the ultimate outcome of any unresolved matters, individually and in the aggregate, is reasonably possible to have a material adverse effect on our financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties and our view of these matters may change in the future. We record a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We review the need for any such liabilities on a regular basis.

Note 14 – Subsequent Events

The Company evaluated all events and transactions that occurred after March 31, 2024 up through June 20, 2024, which is the date that these unaudited condensed consolidated financial statements are available to be issued, there were no other any material subsequent events that require disclosure in these unaudited condensed consolidated financial statements other than disclosed below.

On April 15, 2024, Chrome I and Mr. Cheung Ching Ping, Mr. Cheung Chi Ping and Mr. Cheung Yick Chung, the shareholders of the Company, entered into a shareholder agreement. Pursuant to which, the shareholders agreed to grant a shareholder loan with principal amount of $500,000 with Mr. Cheung Ching Ping providing $250,000 (50%), Mr. Cheung Chi Ping providing $200,000 (40%), and Mr. Cheung Yick Chung providing $50,000 (10%). These loans are interest free and is repayable on demand and is not secured for the purpose of repayment of a working capital loan borrowed from third parties.

Subsequently on April 19, 2024, the Company has early repaid a 3.75% annual interest-bearing borrowing with outstanding balance of $486,406 as of March 31, 2024 in full.

On June 11, 2024, the Board of Directors approved to effect a 1.25-for-1 reverse stock split for the issued common stocks, such that every holder of 1.25 shares of common stock of the Company shall receive 1 share of common stock resulting in the issued common stocks to be 10,880,000 which are being held by Ace Champion of 5,440,000 shares of common stock, Chrome Fields of 4,352,000 shares of common stock and Trendy View of 1,088,000 shares of common stock.

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Until [●], 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

3,000,000 Shares of Common stock being offered by the Company

750,000 Shares of Common Stock being offered by the Selling Stockholders

AUREUS GREENWAY HOLDINGS INC.

Prospectus dated [●], 2024

REVERE SECURITIES, LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the securities being registered hereby. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,480
Nasdaq Capital Market Listing Fee	$75,000
FINRA Filing Fee	$3,088
Legal Fees and Expenses	$570,000
Accounting Fees and Expenses	$420,628
Printing Expenses	$6,995
Transfer Agent and Registrar Expenses	$29,013
Underwriting Accountable Expenses	$305,000
Miscellaneous Expenses	$183,900
Total Expenses	$1,596,104

These expenses will be borne by us. Underwriting discounts and the non-accountable expense allowance will be borne by us in proportion to the numbers of shares of common stock sold in the offering.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

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Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since our inception, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in these issuances of securities.

Founding Transactions

●	Aureus Greenway Holdings Inc. was incorporated on December 22, 2023. In connection with the incorporation, on January 17, 2024, we issued (i) a total of 8,160,000 shares of common stock to Ace Champion Investments Limited (as to 6,800,000 shares of common stock), and Trendy View Assets Management (as to 1,360,000 shares of common stock), for total consideration of $8,160, (ii) a total of 10,000,000 shares of our Series A Preferred Stock to Ace Champion Investments Limited (as to 5,000,000 shares of Series A Preferred Stock), Trendy View Assets Management (as to 1,000,000 shares of Series A Preferred Stock), and Chrome Fields Asset Management LLC (as to 5,000,000 shares of Series A Preferred Stock), for total consideration of $10,000, and (iii) 5,440,000 shares of common stock to Chrome Fields Asset Management LLC, in exchange for the right to receive 100 ordinary shares, par value $1.00 of Pine Ridge Group Limited. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) and/or Regulation D and/or Regulation S thereof.

ITEM 16. EXHIBITS

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1*	Articles of Incorporation
3.2*	Certificate of Amendment to the Articles of Incorporation
3.3*	Certificate of Designation of Series A Preferred Stock
3.4*	Bylaws
5.1*	Opinion of Ortoli Rosenstadt LLP regarding the validity of the securities being registered
10.1*	Independent Director Offer Letter between the Company and Joshua Tay
10.2*	Independent Director Offer Letter between the Company and Tang Kay Hwa
10.3*	Independent Director Offer Letter between the Company and Jasmine Geffner
10.4*	Agreement between the Company and SSS Down to Earth, LLC, dated November 1, 2017, as supplemented
14.1*	Code of Ethics
14.2*	Insider Trading Policy
21.1*	List of Subsidiaries
23.1*	Consent of WWC, P.C.
23.2*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1)
23.3*	Consent of Frost & Sullivan
24.1*	Powers of Attorney (included in the signature page to this registration statement)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nominating Committee Charter
99.4*	Consent of Tang Kay Hwa
99.5*	Consent of Joshua Tay
99.6*	Consent of Xinyue Jasmine Geffner
99.7*	Executive Compensation Recovery Policy
107*	Filing Fee Table

*	Filed herewith
**	To be filed by amendment

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on July 3, 2024.

By:	/s/ ChiPing Cheung
ChiPing Cheung
Chief Executive Officer (Principal Executive Officer)

Power of Attorney

We, the undersigned directors and officers of the Registrant, hereby severally constitutes and appoints ChiPing Cheung or his/her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ ChiPing Cheung	Chief Executive Officer, President, and Director	July 3, 2024
ChiPing Cheung	(Principal Executive Officer)

/s/ Sam Wai Sing Lui	Chief Financial Officer	July 3, 2024
Sam Wai Sing Lui	(Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen ChiPing Cheung	Designated Director and Chairman of the Board of Directors	July 3, 2024
Stephen ChiPing Cheung

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